UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. )

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WASHINGTON TRUST BANCORP, INC.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Dear Fellow Shareholders:
On behalf of the Washington Trust Bancorp, Inc. Board of Directors, it is my pleasure to invite you to the 2022 Annual Meeting of Shareholders. As a result of the continued public health impact of the COVID-19 pandemic and to prioritize the health and well-being of meeting participants, this year’s Annual Meeting will be held in a virtual only format via live webcast. The accompanying Notice of Annual Meeting of Shareholders and Proxy Statement will serve as your guide to the business to be conducted at the meeting. A copy of these materials, as well as our Annual Report to Shareholders, is available online on our Investor Relations website at https://ir.washtrust.com/proxy.
As we look back over the past year, many thoughts come to mind. It was a year filled with progress, as well as new challenges, and I am inspired by how our team came together.
While 2020 was a story of resilience and perseverance for Washington Trust, 2021 showed how valuable employee dedication, commitment, and accessibility are to our customers and the communities where we work and live. In times of uncertainty and change, consistency and authenticity are paramount. We hold ourselves personally accountable every day, always striving to proceed in an ethical manner, foster an inclusive and sharing culture, and maintain a long term focus. While the pandemic continues to affect us all, we remain diligent and deliberate in our efforts to deliver outstanding service to our customers and shareholders, opting to play offense in the face of lingering economic and societal headwinds.
We continue to benefit from our prudent approach to growth and our diversified business model. Our corporation generated record earnings of $76.9 million, or $4.39 per diluted share, with significant contributions from all major business lines. Key highlights for the year include:
▪Returns on average equity and average assets for 2021 were 14.03% and 1.32%, respectively, compared to 13.51% and 1.22%, respectively, for the prior year.
▪Wealth management assets under administration amounted to an all-time high of $7.8 billion as of December 31, 2021. Wealth management revenues for 2021 reached a record high of $41.3 million.
▪Residential real estate loan originations reached a record high of $1.69 billion in 2021.
▪Total loans, excluding Paycheck Protection Program (“PPP”) loans, amounted to $4.2 billion as of December 31, 2021, up by $239 million, or 6%, from a year ago.
▪In-market deposits reached a record $4.5 billion on December 31, 2021, up by $678 million, or 18%, from a year ago.
▪Dividends declared in 2021 totaled $2.10 per share, an increase of 5 cents per share from 2020, representing our eleventh consecutive year with a dividend increase.
We continue to focus on technologies that strengthen our service model and allow us to connect seamlessly with our customers according to their personal preferences. We strive to offer digital solutions to address our customers’ evolving needs and enrich their everyday experience, while ensuring we continue to provide the trusted advice and personal service that is central to our mission and engrained in our cultural DNA.
We continue to prioritize the safety and security of our clients’ data and privacy by investing in people and systems, committing to vigilant board and management oversight, providing extensive employee training, and following current industry best practices. In addition, we offer sophisticated tools, educational seminars, and advice to help our personal and business customers protect themselves from fraud.
We recently released our inaugural Environmental, Social, and Governance report, which showcases the ongoing investments we’re making in our people, our communities, and the broader environment. For Washington Trust, social responsibility is something deeply ingrained in our culture. Whether it’s enhancing policies to bring more diversity to our employee base, supporting minority and women-owned businesses, or committing our time to help with environmental causes, we continuously strive to improve our role as a socially responsible and inclusive employer of choice.
I’m extremely proud of the team we have assembled and remain committed to fostering a supportive and inclusive work environment to help our employees achieve their professional goals. We understand that motivated and fulfilled employees are the key to building a successful organization. When our employees thrive, so do our customers, and this is the key for Washington Trust to continue its strong growth trajectory.
We look to the future with a renewed sense of optimism, determination, and confidence that our collaborative and supportive spirit will empower us to succeed in our mission to respect, support and assist one another. We remain committed to being the best for our employees, our customers, and our communities, while enhancing the value of our corporation for our shareholders. We thank you for your continued support.
Sincerely,
Edward O. Handy III
Chairman and Chief Executive Officer

Notice of Annual Meeting of Shareholders

Date and Time:    Tuesday, the 26th of April, 2022, at 11:00 a.m. ET

Location:    Due to the continued public health impact of the COVID-19 pandemic and to prioritize the health and well-being of meeting participants, the Washington Trust Bancorp, Inc. 2022 Annual Meeting of Shareholders (the “Annual Meeting”) will be held solely by remote communication via live webcast at www.virtualshareholdermeeting.com/WASH2022. To join the meeting, be sure to have the control number provided to you on the proxy card or Notice of Internet Availability of Proxy Materials. You will not be able to attend the Annual Meeting in person.

Agenda:	1.	The election of five directors, nominated by the Board of Directors and named in the Proxy Statement, each to serve for three-year terms and until their successors are duly elected and qualified;
	2.	The ratification of the selection of Crowe LLP to serve as the Corporation’s independent registered public accounting firm for the year ending December 31, 2022;
	3.	The approval of the Washington Trust Bancorp, Inc. 2022 Long Term Incentive Plan;
	4.	A non-binding advisory resolution to approve the compensation of the Corporation’s named executive officers; and
	5.	Such other business as may properly come before the meeting, or any postponement or adjournment thereof.

Record Date:    Shareholders of record at the close of business on March 1, 2022 will be entitled to notice of and to vote at the Annual Meeting.

Your vote is very important. Whether or not you plan to attend the Annual Meeting, please promptly submit your proxy by telephone, Internet or by signing and returning the proxy card by mail. Please refer to this Proxy Statement for additional information.

Important Notice Regarding the Availability of Proxy Materials
for the Annual Shareholder Meeting To Be Held on April 26, 2022
On or about March 15, 2022, we mailed a Notice of Internet Availability of Proxy Materials (the "Notice") to all shareholders of record as of March 1, 2022, containing instructions on how to access our Proxy Statement and Annual Report on Form 10-K and vote your shares. The Notice also contains instructions on how you can (i) receive a paper copy of the proxy materials, if you only received the Notice by mail, or (ii) elect to receive your proxy materials over the Internet.
By Order of the Board of Directors,
Kristen L. DiSanto
Corporate Secretary

March 15, 2022

Proxy Statement
The accompanying proxy is solicited by and on behalf of the Board of Directors of Washington Trust Bancorp, Inc. (the “Corporation” or “Washington Trust”) for use at the Annual Meeting of Shareholders to be held via live webcast on Tuesday, the 26th of April, 2022 at 11:00 a.m. ET, and any postponement or adjournment thereof.
As of March 1, 2022, the record date for determining shareholders entitled to notice of and to vote at the Annual Meeting, there were 17,331,382 shares of our common stock, $0.0625 par value, outstanding. Each share of common stock is entitled to one vote per share on all matters to be voted upon at the Annual Meeting, with all holders of common stock voting as one class.
On or about March 15, 2022, we mailed a Notice of Internet Availability of Proxy Materials (the "Notice") to all shareholders of record as of March 1, 2022. The Notice included instructions on how to access this Proxy Statement and our Annual Report on Form 10-K. You may access the proxy materials at
https://ir.washtrust.com/proxy. Printed copies may be obtained at no charge by contacting the Corporation by phone at (800) 475-2265 or by email at investor.relations@washtrust.com.

Vote Required and Board Recommendations

Proposal		Vote Required	Board of Directors Recommendation
1.	Elect the following nominees as director:	As required by Rhode Island law, a plurality of votes cast by holders of common stock entitled to vote at the Annual Meeting.	FOR ALL
Steven J. Crandall; Joseph P. Gencarella, CPA; Edward O. Handy III; Kathleen E. McKeough; and John T. Ruggieri
2.	Ratify the selection of Crowe LLP as the Corporation’s independent registered public accounting firm for the year ending December 31, 2022.	A majority vote of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting.	FOR
3.	The approval of the Washington Trust Bancorp, Inc. 2022 Long Term Incentive Plan.	A majority vote of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting.	FOR
4.	Approve, on a non-binding, advisory basis, the compensation of the Corporation’s named executive officers.	A majority vote of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting.	FOR
We know of no matters to be brought before the Annual Meeting other than those referred to in this Proxy Statement.  If any other matters not described in this Proxy Statement are properly presented at the meeting, any proxies received by us will be voted in the discretion of the proxy holder.

Quorum, Abstentions and Broker Non-votes
A majority of the outstanding shares of common stock entitled to vote, represented in person or by proxy, will constitute a quorum for the transaction of business at the Annual Meeting. Abstentions and broker non-votes will be counted for purposes of determining if a quorum is present. A broker non-vote occurs when a broker, bank or other nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power on that matter and has not received instructions from the beneficial owner. Broker non-votes will not affect the outcome of Proposals 1, 3 or 4, and will have the same effect as a vote “against” Proposal 2. Abstentions will not affect the outcome of Proposal 1 and will have the same effect as a vote “against” Proposal 2, 3 and 4.

Revocation of Proxies
The presence of a shareholder at the Annual Meeting will not automatically revoke a proxy previously delivered by that shareholder. A shareholder may revoke his or her proxy at any time before it is exercised by: (1) submitting another proxy bearing a later date, by mail, Internet or telephone, (2) by attending the Annual Meeting and voting at the Annual Meeting, or (3) by notifying the Corporation of the revocation in writing to the Corporate Secretary of the Corporation, 23 Broad Street, Westerly, RI 02891.  If not revoked, the proxy will be voted at the Annual Meeting in accordance with the instructions indicated by the shareholder or, if no instructions are indicated, all shares represented by valid proxies received pursuant to this solicitation (and not revoked before such shares are voted) will be voted “for” all of the nominees in Proposal 1 and “for” Proposals 2, 3 and 4.

Proposal 1: Election of Directors
Our Board of Directors is divided into three classes, with one class elected at each annual meeting. The Corporation’s Restated Articles of Incorporation, as amended (the “Articles of Incorporation”), require that the three classes be as nearly equal in number as possible.
Based on the recommendation of our Nominating and Corporate Governance Committee (the “Nominating Committee”), two new directors were appointed to the Board of Directors effective March 1, 2022. Joseph P. Gencarella, CPA was appointed to the class of directors with a term expiring at the 2022 Annual Meeting (the “2022 Class”) and Alimamy D. Jabbie, Jr. was appointed to the class of directors with a term expiring at the 2023 Annual Meeting (the “2023 Class”). These appointments were effected solely to keep the Board classes balanced and in accordance with the Corporation’s Amended and Restated Articles of Incorporation, as amended. There are presently 13 directors, divided into three classes.
The Corporation’s By-laws require any director who attains age 72 to resign from the Board of Directors as of the Annual Meeting of Shareholders following such director’s 72nd birthday. There is no exception or waiver process for this requirement. No member of the Board of Directors will retire at the 2022 Annual Meeting.
Five individuals will be elected to the Board of Directors, each to serve until the 2025 Annual Meeting of Shareholders and until his or her respective successor is elected and qualified. Based on the recommendation of the Nominating Committee, the Board of Directors has nominated Steven J. Crandall; Joseph P. Gencarella, CPA; Edward O. Handy III; Kathleen E. McKeough; and John T. Ruggieri for election at the Annual Meeting.  Each of the nominees for director is presently a director of the Corporation.  Each of the nominees has consented to being named as a nominee in this Proxy Statement and has agreed to serve as a director if elected at the Annual Meeting.  In the event that any nominee is unable to serve, the persons named in the proxy have discretion to vote for other persons if the Board of Directors designates such other persons.  The Board of Directors has no reason to believe that any of the nominees will be unavailable for election.
Recommendation:    The Board of Directors unanimously recommends that shareholders vote “FOR” each of the nominees in this proposal.

Corporate Governance
Corporate Governance Guidelines
The Board has adopted Corporate Governance Guidelines, which are available on our website at
https://ir.washtrust.com/govdocs.  The Corporate Governance Guidelines describe our corporate governance practices and address issues such as Board composition and responsibilities, Board leadership structure, the Board’s relationship with management and executive succession planning.

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Please note that the information contained on our website is not incorporated by reference in, or considered to be a part of, this Proxy Statement.

Board Leadership Structure
The Board believes that the Corporation’s Chief Executive Officer is best positioned to serve as Chairman because he is the director most familiar with the Corporation’s business and industry, and most capable of effectively identifying and executing strategy priorities.  The Corporation’s independent directors bring experience, oversight and expertise from outside of the Corporation, while the Chief Executive Officer brings Corporation-specific experience and expertise.  The Board recognizes its responsibility to hold management accountable for the execution of strategy once it is developed.  The Board believes the combined role of Chairman and Chief Executive Officer, together with an independent Lead Director having the duties described below, is in the best interest of shareholders because it fosters effective decision-making and strategy development while providing for independent oversight of management.

Independent Lead Director
The Corporation’s Corporate Governance Guidelines provide that the Chairperson of the Nominating Committee of the Board serves as Lead Director.  The Lead Director presides at all executive sessions of the independent directors, consults with the Chairman and Chief Executive Officer on Board and committee meeting agendas, and acts as a liaison between management and the non-management directors, including maintaining frequent contact with the Chairman and Chief Executive Officer.

Director Independence
The Corporation’s Board has determined that each of current directors John J. Bowen, Steven J. Crandall, Robert A. DiMuccio, CPA, Joseph P. Gencarella, CPA, Constance A. Howes, Esq., Alimamy D. Jabbie, Jr., Kathleen E. McKeough, Sandra Glaser Parrillo, John T. Ruggieri, Edwin J. Santos and Lisa M. Stanton is considered independent under the Nasdaq Listing Rules.
Any shareholder who wishes to make their concerns known to the independent directors may avail themselves of the procedures described under the heading “Communications With the Board of Directors” later in this Proxy Statement.

Executive Sessions
The Board believes that executive sessions consisting solely of independent directors are part of good governance practices.  The Board conducts executive sessions as deemed necessary from time to time and at least twice a year as required by the Nasdaq Listing Rules.

Director Nominations
The Corporation is committed to strong Board recruitment practices that align with the Corporation’s long term strategic needs. We seek to select directors who reflect a diverse set of skills, professional and personal backgrounds, perspectives and experiences.
The Nominating Committee is responsible for identifying, evaluating and recommending director candidates to the Board. We consider a variety of factors including diversity, independence, experience, existing and desired skill sets, and anticipated retirements to identify gaps and establish priorities for Board refreshment.
While we do not have a specific diversity policy, we are proud to have a diverse board. Board diversity continues to be a priority, and we seek representation across a range of attributes including gender, race, ethnicity, industry and professional experience.

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At a minimum, each nominee to become a Board member, whether proposed by a shareholder or any other party, must:
1.have the highest personal and professional integrity, demonstrate sound judgment, and effectively interact with other members of the Board to serve the long term interests of the Corporation and our shareholders;
2.have experience at a strategic or policy-making level in a business, government, not-for-profit or academic organization of high standing;
3.have a record of distinguished accomplishment in his or her field;
4.be well regarded in the community and have a long term reputation for the highest ethical and moral standards;
5.have sufficient time and availability to devote to the affairs of the Corporation, particularly in light of the number of boards on which the nominee may serve; and
6.to the extent such nominee serves or has previously served on other boards, have a demonstrated history of actively contributing at board meetings.
The Nominating Committee evaluates all such proposed nominees in the same manner, without regard to the source of the initial recommendation of such proposed nominee.  In seeking candidates to consider for nomination to fill a vacancy on the Corporation’s Board, the Nominating Committee may solicit recommendations from a variety of sources, including current directors, our Chief Executive Officer and other executive officers.  The Nominating Committee may also engage a search firm to assist in identifying or evaluating candidates.
The Nominating Committee will consider nominees recommended by shareholders.  Shareholders who wish to submit recommendations for candidates to the Nominating Committee must submit their recommendations in writing to the Corporate Secretary of the Corporation at 23 Broad Street, Westerly, RI 02891, who will forward all recommendations to the Nominating Committee.  For a shareholder recommendation to be considered by the Nominating Committee for election at the 2023 Annual Meeting of Shareholders, it must be submitted to the Corporation by November 15, 2022.  All shareholder recommendations for nominees must include the following information:
1.the name and address of record of the shareholder;
2.a representation that the shareholder is a record holder of our securities, or if the shareholder is not a record holder, evidence of ownership in accordance with Rule 14a-8(b)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act");
3.the name, age, business and residential address, educational background, current principal occupation or employment, and principal occupation or employment for the preceding five full fiscal years of the proposed nominee;
4.a description of the qualifications and background of the proposed nominee that addresses the minimum qualifications and other criteria for board membership approved by the Corporation’s Board;
5.a description of all arrangements or understandings between the shareholder and the proposed nominee;
6.the consent of the proposed nominee to (a) be named in the proxy statement relating to our 2023 Annual Meeting of Shareholders, and (b) serve as a director if elected at the 2023 Annual Meeting of Shareholders; and
7.any other information regarding the proposed nominee that is required to be included in a proxy statement filed pursuant to the rules of the Securities and Exchange Commission (“SEC”).
Shareholder nominations that are not submitted to the Nominating Committee for consideration may be made at an Annual Meeting of Shareholders in accordance with the procedures set forth in clause (e) of Article Eighth of our Articles of Incorporation.  Specifically, advanced written notice of any nominations must

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be received by the Corporate Secretary not less than 14 days nor more than 60 days prior to any meeting of shareholders called for the election of directors (provided that if fewer than 21 days’ notice of the meeting is given to shareholders, notice of the proposed nomination must be received by the Corporate Secretary not later than the close of the 10th day following the day on which notice of the meeting was mailed to shareholders). For this Annual Meeting, such proposals must be received by the Corporation not earlier than February 25, 2022 and not later than April 12, 2022. Proxies solicited by our Board of Directors will confer discretionary voting authority with respect to these proposals, subject to SEC rules and regulations governing the exercise of this authority.
To comply with the universal proxy rules (once effective), shareholders who intend to solicit proxies in support of director nominees other than the Corporation’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than February 25, 2023.

Shareholder Proposals
Any shareholder who wishes to submit a proposal for presentation to the 2023 Annual Meeting of Shareholders must submit the proposal to the Corporation, 23 Broad Street, Westerly, RI 02891, Attention: Corporate Secretary, not later than November 15, 2022 for inclusion, if appropriate, in our proxy statement and the form of proxy relating to the 2023 Annual Meeting of Shareholders.  Any proposal submitted after November 15, 2022 will be considered untimely.  Such a proposal must also comply with the requirements as to form and substance established by the SEC for such a proposal to be included in the proxy statement. For deadlines related to shareholder director nominations, see “Director Nominations” above.

The Board’s Role in Risk Oversight
The Board’s role in the Corporation’s risk oversight process includes receiving regular reports from members of senior management on areas of material risk to the Corporation, including operational, credit, interest rate, liquidity, fiduciary, legal, regulatory, compensation, strategic and reputational risks.  The full Board of the Corporation or of our subsidiary bank, The Washington Trust Company, of Westerly (the “Bank”) (or the appropriate Committee in the case of risks that are under the purview of a particular Committee) receives these reports from the appropriate “risk owner” within the Corporation’s management to enable it to understand and determine the adequacy of our risk identification, risk management and risk mitigation strategies.  When a Committee receives a report, the Chairman of the relevant Committee reports on the discussion to the full Board of the Corporation or the Bank at the next Board meeting.  This enables the Board and its Committees to coordinate the risk oversight role, particularly with respect to risk interrelationships.  As part of its charter, the Audit Committee is responsible for review and oversight of the Corporation’s Enterprise Risk Management Program.

Environmental, Social and Governance Report
Since our founding in 1800, Washington Trust has been guided by strong core values and operated in a manner which exemplifies good governance, ethics, and an overriding commitment to people. We recognize that much has changed over the past two centuries and understand our shareholders’ desire for additional transparency regarding environmental, social and governance (“ESG”) issues. We recently issued our first Environmental, Social and Governance Report, which addresses how we view, manage, and perform in specific areas such as corporate governance; employee engagement; diversity, inclusion and equity; data security and privacy; environmental responsibility; and community involvement and investment. This report can be found at https://ir.washtrust.com/govdocs.

Communications With the Board of Directors
Any shareholder desiring to send communications to the Corporation’s Board, or any individual director, may forward such communication to our Corporate Secretary at our offices at 23 Broad Street, Westerly, RI 02891.  The Corporate Secretary will collect all such communications and forward them to the Corporation’s Board and any such individual director.

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Board of Directors
The following is biographical information as of March 15, 2022 for each member of and nominee for the Board of Directors, including positions held, principal occupation and business experience for the past five years or more. The description includes the specific experience, qualifications, attributes and skills that, in the case of each nominee for director, led to the conclusion by the Board of Directors that such person should serve as a director of the Corporation; and in the case of each director who is not standing for election at the Annual Meeting, that the Board of Directors would expect to consider if it were making a conclusion currently as to whether such person should serve as a director. Additionally, we believe each has a reputation for honesty, integrity and adherence to high ethical standards, and has demonstrated business acumen and sound judgment, as well as a commitment to the Corporation and its shareholders. All current directors of the Corporation also serve on the board of directors of the Bank.

John J. Bowen
Age:	70	Director Since:	2011	Term in Office Expires:	2023
Business Experience: Mr. Bowen retired from Johnson & Wales University in 2018 and was elected Chancellor Emeritus. He served as Chancellor, President and Chief Executive Officer of the University from 2010 until his retirement, and as President and Chief Executive Officer from 2004 to 2010. He serves as a board member for Newport Restaurant Corporation, and has previously served as a director of a large regional bank. Mr. Bowen’s qualifications to serve on the Board of Directors include his experience leading a large, successful institution; experience on governing boards of nonprofit and for-profit corporations; and previous experience in the banking industry.

Steven J. Crandall
Age:	70	Director Since:	1983	Term in Office Expires:	2022
Business Experience: Mr. Crandall has served as Vice President of Ashaway Line & Twine Manufacturing Co., a manufacturer of sporting goods products and medical threads, for more than 40 years.  His experience and responsibilities include domestic and international sales and marketing, corporate finance and financial analysis, and human resources management.  Mr. Crandall’s qualifications to serve on the Board of Directors include his extensive experience in sales and marketing, as well as the management of a successful commercial and industrial business.

Robert A. DiMuccio, CPA
Age:	64	Director Since:	2010	Term in Office Expires:	2023
Business Experience: Mr. DiMuccio has served as President and Chief Executive Officer of Amica Mutual Insurance Company since 2005, also serving as Chairman since 2009. He joined Amica in 1991 as a Vice President and has served in various positions of progressive responsibility, including Chief Financial Officer and Treasurer.  Prior to joining Amica, he served as an Audit Partner with the public accounting firm of KPMG LLP, with public and non-public company audit experience, including banking and insurance companies. He is also a director and past Chair of the American Property Casualty Insurance Association and has earned the Chartered Property Casualty Underwriter (CPCU) designation. Mr. DiMuccio’s qualifications to serve on the Board of Directors include his extensive experience in the areas of audit, accounting and financial reporting, as well as his record of leadership in the financial services industry.

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Joseph P. Gencarella, CPA
Age:	59	Director Since:	2022	Term in Office Expires:	2022
Business Experience: Mr. Gencarella served as an Audit Partner with public accounting firm KPMG LLP before his retirement in 2021. He joined KPMG in 1985 and served in various positions of progressive responsibility throughout the years. He has extensive experience with public and non-public company audits, including banking and insurance companies; SEC and regulatory reporting; and internal controls and risk management. He served as a trustee for the Rhode Island Public Expenditure Council from 2012 to 2020 and was a member of Providence College President’s Council from 2013 to 2020. Mr. Gencarella’s qualifications to serve on the Board of Directors include his extensive experience in the areas of audit, accounting and financial reporting.

Edward O. Handy III
Age:	60	Director Since:	2016	Term in Office Expires:	2022
Business Experience: Mr. Handy assumed the role of Chairman and Chief Executive Officer of the Corporation and the Bank in 2018, after serving as President and Chief Operating Officer of the Corporation and the Bank since 2013. Prior to joining Washington Trust, he served as President of Citizens Bank in Rhode Island and Connecticut from 2009 to 2013; Executive Vice President, Head of Commercial Real Estate from 2007 to 2009; President / Chief Executive Officer of Charter One Bank of Ohio, an affiliate of Citizens Bank, from 2005 to 2008; and various positions of senior leadership at Citizens Bank and related companies, primarily in commercial real estate lending, from 1995 to 2005.  Prior to that, he held positions at Fleet National Bank with concentration in commercial lending and credit analysis. Mr. Handy’s qualifications to serve on the Board of Directors include his extensive banking and leadership experience, with particular emphasis on his extensive background in the area of commercial lending.

Constance A. Howes, Esq.
Age:	68	Director Since:	2018	Term in Office Expires:	2024
Business Experience: Ms. Howes served as President and CEO of Women & Infants Hospital of Rhode Island from October 2002 through October 2013. She served at Care New England Health System as EVP of Women’s Health from October 2013 through October 2015, and Women’s Health Advisor from November 2015 through July 2016.  Prior to working in healthcare, she practiced business law in Providence, RI.  She served as an Adjunct Professor at Roger Williams School of Law, teaching Health Law and Policy in 2017 and 2019, and was a Faculty Advisor for the Brown University Executive Master of Healthcare Leadership program from 2014 through 2020.  She previously served on the Board of Trustees of the American Hospital Association and as the Chair of the RI Governor’s Workforce Board.  She also served on the RI Board of Education, as well as on the boards of numerous community organizations. Ms. Howes’ qualifications to serve on the Board of Directors include her extensive legal expertise; her experience as an executive of several large healthcare organizations; and her experience on governing boards of various non-profit, industry and government entities.

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Alimamy D. “Junior” Jabbie, Jr.
Age:	38	Director Since:	2022	Term in Office Expires:	2023
Business Experience: Mr. Jabbie is the owner of Banneker Supply Chain Solutions, Inc., and has served as President and Chief Executive Officer since 2018. He joined Banneker in 2005 and has served in various positions of progressive responsibility, including Executive Manager of Business Development and Customer Relations and Executive Manager of Corporate Operations.  He serves on the board of several organizations including Delta Dental of Rhode Island, the Rhode Island Public Expenditure Council and the Northern Rhode Island Chamber of Commerce. He is also a member of the Federal Reserve Bank of Boston New England Advisory Council and the National Small Business Association’s Leadership Council. Mr. Jabbie’s qualifications to serve on the Board of Directors include his experience as the owner of successful business (including his acumen in management, operations, finance, business development, marketing and strategic planning), as well as his experience on governing boards of various for-profit, non-profit organizations and government entities.

Joseph J. MarcAurele
Age:	70	Director Since:	2009	Term in Office Expires:	2024
Business Experience: Mr. MarcAurele served as Chairman and Chief Executive Officer of the Corporation and the Bank from April 2010 until his retirement in 2018. He held the additional title of President of the Corporation and the Bank from 2010 to 2013. Prior to joining Washington Trust in 2009 as President and Chief Operating Officer of the Corporation and the Bank, he served as President of Citizens Bank from 2007 to 2009. He held positions of President and Chief Executive Officer of Citizens Bank entities in Rhode Island and Connecticut from 2001 to 2007, and held a series of positions of executive leadership at Citizens Bank from 1993 to 2001 in the areas of commercial lending, wealth management and private banking.  Prior to that, Mr. MarcAurele held positions at Fleet National Bank with concentration in commercial lending and credit analysis and also held the position of Senior Vice President, Director of Human Resources. Mr. MarcAurele’s qualifications to serve on the Board of Directors include his extensive experience in banking and financial services, experience in positions of executive leadership, and knowledge of the business community in our market area.

Kathleen E. McKeough
Age:	71	Director Since:	2003	Term in Office Expires:	2022
Business Experience: Ms. McKeough is retired and previously served as Senior Vice President, Human Resources, of GTECH Holdings Corporation, a lottery industry and financial transaction processing company, from 2000 to 2004. From 1991 to 1999, she served with the U.S. division of Allied Domecq, PLC, a manufacturer and franchiser for 6,500 franchised stores, in positions including Treasurer, Chief Financial Officer and Senior Vice President, Human Resources. Previously, she held positions in commercial lending and credit administration with Bank of Boston. Ms. McKeough’s qualifications to serve on the Board of Directors include her extensive experience in human resources matters, as well as her experience in finance and banking.

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Sandra Glaser Parrillo
Age:	65	Director Since:	2020	Term in Office Expires:	2023
Business Experience: Ms. Parrillo served as President and Chief Executive Officer of Providence Mutual Fire Insurance Company from 2000 until her retirement in February 2021. She joined the property-casualty mutual insurance company in 1977 as an underwriter and has served in various positions of progressive responsibility. She was awarded the designation of Chartered Property Casualty Underwriter (CPCU) and Certified Insurance Counselor. She is also a past director and Chair of the National Association of Mutual Insurance Companies and a director of the Rhode Island Public Expenditure Council. Her qualifications to serve on the Board of Directors include her extensive experience in leading a successful financial service company, as well as her experience on governing boards of nonprofit and for-profit corporations.

John T. Ruggieri
Age:	65	Director Since:	2019	Term in Office Expires:	2022
Business Experience: Mr. Ruggieri has served since 2005 as Senior Vice President and Chief Financial Officer for Gilbane Building Company, a global integrated construction and facility management services firm, and as Vice President and Chief Financial Officer for Gilbane, Inc., a global construction and real estate development firm.  Prior to joining the Gilbane companies, he served as Executive Vice President and Chief Financial Officer for Emissive Energy Corporation, a manufacturer of lighting electronics and equipment.  From 1980 through 2004, he worked for A.T. Cross Company, an international manufacturer of fine writing instruments, timepieces and personal accessories, holding various positions of increasing responsibility, ultimately being named Senior Vice President and Chief Financial Officer in 1997 and assuming the additional responsibility of President, Pen Computing Group in 2001.  Mr. Ruggieri is a former certified public accountant. His qualifications to serve on the Board of Directors include his expertise in audit, finance, accounting and taxation, as well his experience as an executive of several large companies and knowledge of real estate development, facilities management and construction matters.

Edwin J. Santos
Age:	62	Director Since:	2012	Term in Office Expires:	2024
Business Experience: Mr. Santos has had a distinguished career in banking, with experience in risk management, corporate governance, management advisory services, acquisitions, and reengineering efforts. He served for many years in various positions of significant responsibility with FleetBoston Financial Group, and more recently served as Group Executive Vice President and General Auditor for Citizens Financial Group prior to his retirement in 2009. Mr. Santos currently serves as a member of the board and chairperson of the audit committee of Flywire Corporation (Nasdaq symbol: FLYW). He is also a member of the boards of Providence Mutual Fire Insurance Company, Fidelity Institutional Asset Management, a Fidelity Investments company, and is a member of the Bryant University Board of Trustees. He is also Past Chairperson of the Board of Prospect CharterCARE, LLC and President of the Board of Trustees of Rocky Hill School. Mr. Santos’ professional competency, broad experience in the financial services industry and strong reputation in the Rhode Island community qualify him to serve on the Board of Directors.

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Lisa M. Stanton
Age:	58	Director Since:	2021	Term in Office Expires:	2024
Business Experience: Ms. Stanton has served on the Board of Directors of Red Violet, Inc. (Nasdaq symbol: RDVT), a data information company, since August 2021. She served on the board of Trulioo, an on-demand global identity verification company based in Vancouver, Canada, from January 2020 to June 2021. Additionally, she served as a member of the Venture Investments Board and as an Advisor to the IT Resilience and Strategy Committee of the Board of Directors of Nationwide Building Society, a financial institution in London, England from September 2016 through December 2019. She has more than 25 years of financial services, technology and data security experience, most recently serving as General Manager, Enterprise Strategy for American Express from December 2018 through her retirement in April 2020. From 2014 through 2016, she served as Chief Executive Officer for InAuth, a digital security platform deployed by financial institutions globally to protect their mobile and online banking capabilities. Following the acquisition of InAuth by American Express in 2016, she continued serving as InAuth’s President through 2018. She was the founder of the U.S. division of Monitise, a technology company that hosted a mobile banking and payments platform for banks and credit unions, where she served as Chief Executive Officer from 2007 to 2009, General Manager of the London-based Monitise Group from 2009 to 2013 and President, Americas from 2013 to 2014. She also served as a Senior Vice President for Citizens Financial Group from 1996 to 2007 and First New Hampshire Bank from 1991 to 1996, holding leadership roles in real estate; venture capital; retail distribution; digital, mobile and online channels; and card and payments products. She began her career as a commercial real estate broker, attaining the designation of Certified Commercial Investment Member (CCIM). Ms. Stanton’s qualifications to serve on the Board of Directors include extensive experience as a financial services executive and as a board member; deep expertise in risk management, data security, digital and technology matters; and her knowledge of commercial real estate matters.

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Board Composition, Qualifications and Diversity
We believe the Board is comprised of an effective mix of experience, skills and perspectives. The following charts and graphs highlight the current composition of our Board.

Age of Directors

<60
3
70+
4
63.1
Average
Age
6
60 to 69

Director Tenure

21+
years
1
<10
years
9.2
Average
Years of
Service
5
7
10 to 20
years

Experience and Skills

CEO / COO Experience
8
Leadership & Strategy
13
Public Company
7
Industry Experience
9
Credit / Loan Review
4
Accounting / Financial Reporting
4
Audit / Risk Management
6
Legal
2
Business Development / Sales / Marketing
6

Board Diversity Matrix (as of the date of this Proxy Statement)
Total Number of Directors	13
	Female	Male	Non-Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors	4	9	—	—
Part II: Demographic Background
African American or Black	—	1	—	—
Alaskan Native or Native American	—	—	—	—
Asian	—	—	—	—
Hispanic or Latinx	—	—	—	—
Native Hawaiian or Pacific Islander	—	—	—	—
White	4	7	—	—
Two or More Races or Ethnicities	—	1	—	—
LGBTQ+	—	—	—	—
Did Not Disclose Demographic Background	—	—	—	—

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Committee Membership and Meetings
Current Committee membership and the number of meetings of the full Board and each Committee held during 2021, are shown in the following table.

	Independent Director	Board	Audit Committee	Compensation and Human Resources Committee	Executive Committee	Nominating Committee
John J. Bowen	■	■		■
Steven J. Crandall	■	■	■
Robert A. DiMuccio, CPA	■	■	t+	■	■	■
Joseph P. Gencarella, CPA	■	■
Edward O. Handy III		¬			■
Constance A. Howes, Esq.	■	■		■	■	■
Alimamy D. Jabbie, Jr.	■	■
Joseph J. MarcAurele		■			■
Kathleen E. McKeough	■	µ		■	t	t
Sandra Glaser Parrillo	■	■	■
John T. Ruggieri	■	■	■+
Edwin J. Santos	■	■	■	t	■	■
Lisa M. Stanton	■	■	■
Number of Meetings in 2021		10	9	6	2	4
¬ = Chairperson of the Board µ = Lead Director t = Committee Chair ■ = Member + = Financial Expert

If elected at the Annual Meeting, Mr. Gencarella will join the Audit Committee as a financial expert. Additional committee membership changes will occur following the Annual Meeting, including, but not limited to, the appointment of Mr. Jabbie to the Audit Committee and Ms. Parrillo to the Compensation and Human Resources Committee (“Compensation Committee”).
During 2021, each member of the Corporation’s Board attended at least 75% of the aggregate number of meetings of the Corporation’s Board and the committees of the Corporation’s Board of which such person was a member.  While we do not have a formal policy related to Board member attendance at annual meetings of shareholders, directors are encouraged to attend each annual meeting to the extent reasonably practicable.  All directors attended the 2021 Annual Meeting of Shareholders.

Executive Committee
When the Corporation’s Board is not in session, the Executive Committee is entitled to exercise all the powers and duties of the Corporation’s Board, except for such business that by law only the full Board is authorized to perform.

Nominating Committee
The Nominating Committee has a written charter that is available on our website at https://ir.washtrust.com/govdocs.  The Nominating Committee’s responsibilities and authorities, which are discussed in detail in its charter, include, among other things:
▪Establishing procedures for identifying and evaluating nominees for the Board.
▪Establishing procedures to be followed by shareholders in submitting recommendations for director candidates to the Nominating Committee.
▪Evaluating and recommending to the Board qualified individuals to serve as Board and/or Committee members consistent with criteria set by the Board.

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▪Reviewing and assessing succession plans for the Chief Executive Officer position.
▪Developing and recommending to the Corporation’s Board a set of Corporate Governance Guidelines and recommending any changes to such Guidelines.
▪Overseeing the Corporation’s environmental, social and governance (“ESG”) policies and initiatives.
▪Overseeing the evaluation of the Corporation’s Board and management.
The Nominating Committee recommended that Steven J. Crandall; Joseph P. Gencarella, CPA; Edward O. Handy III; Kathleen E. McKeough; and John T. Ruggieri be nominated for election to serve as directors until the 2025 Annual Meeting of Shareholders and until their successors are duly elected and qualified.

Audit Committee
The Audit Committee has a written charter that is available on our website at https://ir.washtrust.com/govdocs.  The charter is reviewed annually and amended as appropriate to reflect the evolving role of the Audit Committee. The responsibilities of the Audit Committee include, among other things:
▪Overseeing and reviewing our financial statements, accounting practices and related internal controls, as well as audits of the financial statements of the Corporation and its subsidiaries.
▪Overseeing our relationship with our independent registered public accounting firm, including having the sole authority and responsibility for all decisions related to appointing, compensating, evaluating, retaining, assessing the independence of, and, when appropriate, replacing the Corporation’s independent registered public accounting firm.
▪Overseeing our internal audit function.
▪Reviewing and approving all audit plans, including scope and staffing.
▪Establishing procedures for the submission, receipt and treatment of complaints or concerns regarding accounting or auditing matters.
▪Overseeing and reviewing the Corporation’s Code of Ethics and Standards of Personal Conduct (the “Code of Ethics”) and any related investigations.
▪Overseeing and reviewing the Corporation and the Bank’s compliance program and risk management efforts, as well as our credit review program and related results, asset quality and the adequacy of our allowance for credit losses.
Management is responsible for the financial reporting process, including the Corporation's system of internal controls, and the preparation of the Corporation's consolidated financial statements in accordance with accounting principles generally accepted in the United States of America (“GAAP”). The Corporation's independent registered public accounting firm is responsible for performing an independent audit of the Corporation's consolidated financial statements and internal controls over financial reporting in accordance with the auditing standards of the Public Company Accounting Oversight Board (“PCAOB”) and to issue a report thereon. The Audit Committee's responsibility is to oversee and review these processes, and it relies on the expertise and knowledge of management, the internal auditor and the independent auditor in carrying out that role. The Audit Committee is not professionally engaged in the practice of accounting or auditing and does not provide any expert or other special assurance or professional opinion as to the sufficiency of internal and external audits, whether the Corporation's financial statements are complete and accurate and are in accordance with generally accepted accounting principles or on the effectiveness of the Corporation's system of internal controls.
In order to assure continuing auditor independence, the Audit Committee periodically considers whether there should be a regular rotation of the independent registered public accounting firm. Additionally, in conjunction with the mandated rotation of the audit firm’s lead engagement partner, the Audit Committee is directly involved in the selection of the new lead engagement partner.
The Board has determined that each member of the Audit Committee is an independent director under the Nasdaq Listing Rules and Rule 10A-3(b)(1) under the Exchange Act. In addition, the Board has determined

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that Messrs. DiMuccio and Ruggieri each qualify as an “audit committee financial expert” under the Exchange Act.
The Audit Committee’s report on our audited financial statements for the fiscal year ended December 31, 2021 appears under the heading “Audit Committee Report” later in this Proxy Statement.

Compensation Committee
The Compensation Committee has a written charter that is available on our website at https://ir.washtrust.com/govdocs.  Generally, the Compensation Committee is responsible for executive and director compensation decisions, and reports all actions to the members of the Corporation’s Board.  The Compensation Committee’s responsibilities and authorities, which are discussed in detail in its charter, include, among other things:
▪Establishing our compensation philosophy, and reviewing compensation practices to ensure alignment with that philosophy.
▪Establishing annual compensation for the Chief Executive Officer and all other executive officers including salary, incentive and equity compensation.
▪Establishing incentive plans for all employees, and approving awards under such plans to the Chief Executive Officer and all other executive officers.
▪Annually reviewing the Succession and Talent Development Plan.
▪Establishing director compensation.
▪Approving equity compensation awards and the terms of such awards to employees and directors.
▪Reviewing the impact of our compensation practices in relation to the Corporation’s risk management objectives.
▪Administering our retirement, benefit and equity compensation plans, programs and policies.
A schedule of meetings and preliminary agenda is approved by the Compensation Committee at the end of each year for the coming fiscal year.  The agenda for Compensation Committee meetings is determined by its Chairperson with the assistance of the Chief Human Resources Officer.  The Compensation Committee regularly invites the Chief Executive Officer and other members of the senior management team to attend meetings, although these individuals are not voting members nor are they present during executive session deliberations regarding their own compensation.  The Compensation Committee meets regularly in executive session without the presence of employee directors and management.
The Compensation Committee has authority under its charter to select, retain, terminate and approve the fees of advisers, counsel or other experts or consultants, as it deems appropriate.  The Compensation Committee has engaged Meridian Compensation Partners, LLC (“Meridian”), an independent compensation consulting firm, to assist in fulfillment of its duties.  Meridian was selected by the Compensation Committee after review of, among other things, the Compensation Committee’s needs, the qualifications of the firm’s personnel, the firm’s independence, the firm’s resources, past experience with the firm, and a good faith estimate of fees, and was not made pursuant to the recommendation of management.  Meridian advises the Compensation Committee with respect to compensation and benefit trends, best practices, market analysis, plan design and establishing targets for individual compensation awards.  The use of an independent compensation consultant provides additional assurance that our executive compensation programs are reasonable and consistent with our philosophy and objectives.  Meridian reports directly to the Compensation Committee, and meets with members at least annually in executive session without the presence of employee directors and management.  The Compensation Committee does not prohibit Meridian from providing services to management, but such engagement must be requested or approved by the Compensation Committee. The Compensation Committee has considered all relevant factors, including the six factors listed in Rule 10C-1(b)(4) of the Exchange Act and further included in the Compensation Committee’s charter, and determined that no conflict of interest exists with respect to Meridian.

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During 2021, Meridian received total remuneration of $58,210 for consulting services on behalf of the Compensation Committee related to compensation analysis and planning.  We did not engage Meridian for any services other than those related to executive and director compensation consulting on behalf of the Compensation Committee.
The Compensation Committee may delegate authority to fulfill certain administrative duties regarding the compensation and benefit programs to our management team.  The Compensation Committee solicits the input and recommendations of the Chief Executive Officer for compensation awards to other executives, including the named executive officers.  Such awards are further discussed in executive session, with decisions made by the Compensation Committee without the Chief Executive Officer’s involvement.

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Ownership of Certain Beneficial Owners and Management
The following table sets forth certain information as of March 1, 2022 regarding (i) the beneficial ownership interest in our common stock of the directors and certain executive officers of the Corporation and the Bank, (ii) the beneficial ownership interest of all directors and executive officers of the Corporation, as a group, and (iii) the security holdings of each person, including any group of persons, known by the Corporation to be the beneficial owner of five percent (5%) or more of our common stock outstanding.

	Common Stock	Exercisable Options (a)	Vested Restricted Stock Units (b)	Total (c)	Percentage Of Class
Nominees and Directors:
John J. Bowen	9,250	—	590	9,840	0.06%
Steven J. Crandall	17,983	—	590	18,573	0.11%
Robert A. DiMuccio, CPA	10,610	—	590	11,200	0.06%
Joseph P. Gencarella, CPA (d)	239	—	—	239	—%
Edward O. Handy III	21,237	—	—	21,237	0.12%
Constance A. Howes, Esq.	1,030	—	590	1,620	0.01%
Alimamy D. Jabbie, Jr.	—	—	—	—	—%
Joseph J. MarcAurele	43,764	—	590	44,354	0.26%
Kathleen E. McKeough	13,870	—	590	14,460	0.08%
Sandra Glaser Parrillo	—	—	—	—	—%
John T. Ruggieri	557	—	590	1,147	0.01%
Edwin J. Santos	2,640	—	590	3,230	0.02%
Lisa M. Stanton	103	—	—	103	—%
Certain Executive Officers:
Mark K.W. Gim	26,182	—	—	26,182	0.15%
Ronald S. Ohsberg	2,003	—	—	2,003	0.01%
Kathleen A. Ryan	2,765	3,800	—	6,565	0.04%
Mary E. Noons	9,156	1,800	—	10,956	0.06%
All directors, nominees and executive officers as a group (23 persons)	220,251	21,075	4,720	246,046	1.42%
Beneficial Owners:
BlackRock, Inc. (e) 55 East 52nd St., New York, NY 10055	1,540,201	—	—	1,540,201	8.87%
Franklin Mutual Advisers, LLC (f) 101 John F. Kennedy Pky., Short Hills, NJ 07078	950,007	—	—	950,007	5.47%
FMR LLC (g) 245 Summer Street, Boston, MA 02210	987,116	—	—	987,116	5.69%
The Vanguard Group (h) 100 Vanguard Blvd., Malvern, PA 19355	920,980	—	—	920,980	5.31%
(a)Stock options that are or will become exercisable within 60 days of March 1, 2022.
(b)Restricted stock units that are or will become vested within 60 days of March 1, 2022.
(c)Total does not include a performance share unit award for Messrs. Handy, Gim and Ohsberg and Mses. Ryan and Noons and certain other executive officers that is based on the Corporation’s relative performance during the measurement period, which ended December 31, 2021 and was further subject to a time-based vesting period, which ended on January 17, 2022.  Relative performance results were not available as of March 15, 2022, and therefore, the final awards have not been ascertained.  Information regarding these grants including the current performance assumption is presented under the heading “Outstanding Equity Awards at Fiscal Year End” later in this Proxy Statement.
(d)Held by MidwayFour, LLC, of which Mr. Gencarella is a member. Mr. Gencarella disclaims beneficial ownership of the shares held by MidwayFour, LLC except to the extent of his pecuniary interest therein.

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(e)Based on information set forth in a Schedule 13G/A filed with the SEC on February 1, 2022.
(f)Based on information set forth in a Schedule 13G/A filed with the SEC on February 2, 2022.
(g)Based on information set forth in a Schedule 13G filed with the SEC on February 9, 2022.
(h)Based on information set forth in a Schedule 13G/A filed with the SEC on February 10, 2022.

Executive Officers
The following is a list of all executive officers of the Corporation and the Bank with their titles, current ages and years of service, followed by certain biographical information.

Name	Title	Age	Years of Service
Edward O. Handy III	Chairman and Chief Executive Officer of the Corporation and the Bank	60	8
Mark K.W. Gim	President and Chief Operating Officer of the Corporation and the Bank	55	28
Ronald S. Ohsberg	Senior Executive Vice President, Chief Financial Officer and Treasurer of the Corporation and the Bank	57	4
Kristen L. DiSanto	Senior Executive Vice President, Chief Human Resources Officer and Corporate Secretary of the Corporation and the Bank	52	27
William K. Wray, Sr.	Senior Executive Vice President and Chief Risk Officer of the Bank	63	6
Dennis L. Algiere	Executive Vice President, Chief Compliance Officer & Director of Community Affairs of the Bank	61	26
Debra A. Gormley	Executive Vice President and Chief Retail Banking Officer of the Bank	66	11
James M. Hagerty	Executive Vice President and Chief Lending Officer of the Bank	64	9
Maria N. Janes, CPA	Executive Vice President, Chief Accounting Officer and Controller of the Corporation and the Bank	51	24
Mary E. Noons	Executive Vice President and Chief Retail Lending Officer of the Bank	60	29
Kathleen A. Ryan, Esq.	Executive Vice President and Chief Wealth Management Officer of the Bank	56	6
Biographical information for Mr. Handy is provided under the heading “Board of Directors” earlier in this Proxy Statement.
Mark K. W. Gim joined the Bank in 1993 and held various positions of increasing responsibility in financial planning and asset/liability management.  In 2000, he was promoted to Senior Vice President – Financial Planning and Asset/Liability Management of the Bank.  He was named Executive Vice President and Treasurer of the Corporation and the Bank in 2008, and had the added responsibility of oversight of the Retail Banking Division from 2011 through 2013. He was promoted to Executive Vice President, Wealth Management and Treasurer in 2013, and to Senior Executive Vice President, Wealth Management and Treasurer in 2015. In 2017, he was named Senior Executive Vice President, Wealth Management and Chief Strategy Officer. In 2018, Mr. Gim was promoted to President and Chief Operating Officer of the Corporation and the Bank.
Ronald S. Ohsberg, CPA joined the Bank in 2017 as Executive Vice President and Treasurer. In 2017, he was promoted to Senior Executive Vice President and Treasurer. He was promoted to Senior Executive

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Vice President, Chief Financial Officer and Treasurer in 2018. Prior to joining the Bank, he served as Executive Vice President, Finance for Linear Settlement Services from 2016 to 2017, where he was responsible for all finance and accounting matters for the company. He served as Executive Vice President, Corporate Controller and Chief Accounting Officer for Citizens Financial Group from 2009 to 2016, where he was responsible for financial operations and reporting.
Kristen L. DiSanto joined the Bank in 1994 and held positions of increasing responsibility within Human Resources.  She was promoted to Senior Vice President, Human Resources in 2009, and to Executive Vice President, Human Resources in 2012. She was promoted to Senior Executive Vice President, Chief Human Resources Officer and Assistant Secretary of the Corporation and the Bank in 2017. She was promoted to Senior Executive Vice President, Chief Human Resources Officer and Corporate Secretary of the Corporation and the Bank in 2018.
William K. Wray, Sr. joined the Bank in 2015 as Senior Vice President, Risk Management. He was promoted to Executive Vice President and Chief Risk Officer in September 2015 and to Senior Executive Vice President and Chief Risk Officer in 2017.  Prior to joining Washington Trust, he served as Chief Operating Officer for Blue Cross Blue Shield of Rhode Island from 2009 to 2015. From 1993 to 2008, he served in various executive leadership positions for Citizens Bank including Vice Chairman and Chief Information Officer, including responsibility for corporate risk and compliance programs.
Dennis L. Algiere joined the Bank in 1995 as Compliance Officer. He was promoted to Vice President, Compliance in 1996 and to Senior Vice President, Compliance and Community Affairs in 2001.  He was named Senior Vice President, Chief Compliance Officer and Director of Community Affairs in 2004, and promoted to Executive Vice President, Chief Compliance Officer and Director of Community Affairs in 2019.
Debra A. Gormley joined the Bank in 2011 as Senior Vice President, Retail Banking. She was promoted to Executive Vice President, Retail Banking in 2014, and appointed Executive Vice President and Chief Retail Banking Officer in 2018. Prior to joining Washington Trust, she served in various leadership positions for Citizens Bank, including as Retail Director with responsibility for management of a 54-branch network in Rhode Island.
James M. Hagerty joined the Bank in 2012 as Executive Vice President and Chief Lending Officer. From December 2001 until he joined Washington Trust, he served as Senior Vice President, Rhode Island Market Manager, for Citizens Bank, responsible for middle market and not-for-profit commercial lending.
Maria N. Janes, CPA joined the Bank in 1997 as Accounting Officer, and was named Assistant Controller later that year. She has served as Controller since 1998, and was named Assistant Vice President in 1998; Vice President in 1999; and Senior Vice President in 2010. In 2016, she was promoted to Executive Vice President and Controller, and designated as Principal Accounting Officer of the Corporation and the Bank. In 2020, she was appointed Executive Vice President, Chief Accounting Officer and Controller of the Corporation and the Bank.
Mary E. Noons joined the Bank in 1992 and has held positions of increasing responsibility in managing lending support, loan operations, secondary market, consumer lending, mortgage operations and mortgage origination. She was promoted to Senior Vice President in 2011. In 2016, she was promoted to Retail Lending division head, assuming responsibility for all mortgage and consumer lending activities. She was promoted to Executive Vice President in 2016, and appointed Executive Vice President and Chief Retail Lending Officer in 2018.
Kathleen A. Ryan, Esq. joined the Bank in 2015 as Senior Vice President, Client Services and Trust and Estate Services. In 2017, she was promoted to Executive Vice President, Wealth Management. In 2018, she was promoted to Executive Vice President and Chief Wealth Management Officer. Prior to joining the Bank, she was a partner at the law firm of Partridge Snow & Hahn LLP from 2001 to 2015, serving as Chair for the firm’s Trusts & Estates practice from 1999 to 2015.

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Compensation Risk Analysis
Annually, the Compensation Committee (the “Committee”) performs a complete review of the Corporation’s short term and long term incentive compensation plans to assess and ensure that arrangements do not encourage executives and/or other employees to take excessive risks.  The Committee Chair presents the results of this review to the Board.
As part of the review, the Committee analyzes governance practices, plan design, and policies and internal controls. The Committee identifies areas of material risk to the Corporation, including operational, credit, interest rate, liquidity, compliance, strategic and reputational risks.  Following the completion of a detailed analysis, the Committee concluded that all incentive plans appropriately balance risk and reward, and align employee interests with shareholders based on the following observations:
▪We structure our pay to consist of fixed (salary) and variable compensation (cash incentive and equity). We believe variable elements provide an appropriate percentage of overall compensation to motivate executives to focus on performance, while fixed elements provide an appropriate and fair compensation level that does not encourage executives to take unnecessary or excessive risks.
▪Our compensation program balances short term and long term performance, and does not place inappropriate focus on achieving short term results at the risk of long term, sustained performance.
▪Most incentive plans (including plans covering executive officers) include a threshold, target and maximum award.  By establishing a maximum, we ensure that the compensation mix remains within acceptable ranges and limit excessive payments under any one element.
▪All incentive plan designs are reviewed and approved by the Committee annually.
▪Performance targets for the Annual Performance Plan, which covers most executives, are established annually by the Board.  We have internal controls over the measurement and calculation of the performance metrics, which are designed to prevent manipulation of results by any employee, including the executives. Additionally, the Board monitors the corporate performance metrics each month.
▪The Committee has the discretion to modify any plan payment downwards, allowing for consideration of the circumstances surrounding corporate and/or individual performance.
▪The Corporation has an Incentive Compensation Clawback and Forfeiture Policy that applies to the Corporation’s executive officers. In the event the Corporation is required to restate previously reported financial statements due to material noncompliance with any financial reporting requirements, executive officers are required to reimburse the Corporation for any cash or equity award that would not have been earned based on restated financial results. Among other things, this policy is intended to discourage executives from manipulating performance results that would assure a payment.
▪The Incentive Compensation Clawback and Forfeiture Policy also provides that, in the event of an executive’s misconduct, the Committee may require the executive to (a) reimburse the Corporation for any cash or equity award in an amount determined by the Committee; and (b) forfeit any outstanding cash or equity awards in whole or in part.
▪There are appropriate internal controls and oversight of the approval and processing of payments.
▪There are robust internal controls and segregation of duties throughout the Corporation, including areas responsible for making credit and investment decisions, as well as financial reporting.
▪The Corporation has a strong risk management and corporate governance framework to identify, measure, monitor and control current and emerging material risks. We have appointed a Chief Risk Officer to assist the Board and executive leadership in managing our overall risk program. Additionally, various committees of management and the Boards of the Corporation and the Bank may be responsible for evaluating and managing the risks associated with credit granting, interest rate and liquidity, investment portfolio management, fiduciary services and technology.

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▪Equity compensation consists of performance share units, restricted stock units, and stock options, which vest over a minimum of three years. These grants encourage a long term perspective on overall corporate performance, which ultimately influences share price appreciation.  Equity compensation helps to motivate long term performance, balancing the cash incentives in place to motivate short term performance.
▪Annually, the Committee reviews our 25 top paid employees, regardless of position, providing added context and oversight to overall compensation throughout the Corporation.

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Compensation Discussion and Analysis
The Committee has responsibility for establishing, implementing and continually monitoring adherence with our compensation philosophy. The Committee ensures that the total compensation paid to senior executives is fair, reasonable, competitive, performance-based and aligned with shareholder interests.

Executive Summary
Washington Trust had another year of exceptional performance in 2021, highlighted by record earnings and growth along key business lines. We continue to be a high performing regional bank with a unique, competitive business model that features revenue diversity, a proven growth strategy, a lower risk profile and solid capital position, while delivering consistent shareholder returns. We continue to gain market share, attract new clients, and build existing relationships by focusing on service excellence and offering superior retail, business and wealth management products. Furthermore, we believe the Corporation is well positioned for 2022 and beyond. Key performance highlights and resulting compensation actions include:

How Did We Perform In 2021?
Wealth Management	Mortgage Banking	Lending	Retail Banking
At year end, assets under administration stood at a record $7.8 billion. Wealth management revenues reached a record high of $41.3 million for 2021, an increase of 16.4% over 2020.	Total origination volume was a record $1.69 billion, a modest increase over 2020, which was itself a record year.	Total loans (commercial, residential and consumer) excluding PPP loans amounted to $4.2 billion at year end, up 6% from the prior year end.	Deposits totaled $5.0 billion at year end. This included a record $4.5 billion of in-market deposits, which grew by nearly 18% during the year.

Corporate Results
Continued Earnings Strength	Strong Relative Performance	Excellent Asset Quality	Delivered Long Term Shareholder Value
We generated $76.9 million in net income, or $4.39 per diluted share. Return on equity (ROE) was 14.03% and return on assets (ROA) was 1.32%.	ROE, ROA, dividend yield, total non-interest income as a percentage of total revenue and net charge offs as a percentage of average loans exceeded the 72nd percentile of industry peers(a).	Asset quality indicators remained strong as nonperforming assets were 0.24% of total assets at year end.	We increased our dividend in 2021 by 5 cents, or 2.4%, over the prior year, which resulted in a dividend yield of 3.7% as of December 31, 2021.

How Did We Pay Our Executives?
Reasonable merit increases	Bonus payments aligned with performance	Performance-based equity grants to all executive officers
The Committee approved modest base salary increases for 2021 and 2022 in line with market trends.
Based on strong corporate and individual performance results, plan formulas resulted in above target payments under the Annual Performance Plan, the Wealth Management Business Building Incentive Plan and the Retail Lending Growth Incentive Plan.
All executive officers received a grant of performance share units, which will be earned based on relative performance over a three year period.
(a) Industry peer group includes all publicly-traded banks and thrifts located in New England and the Mid-Atlantic (excluding institutions in Puerto Rico) with assets of $2.5 billion to $10.0 billion (Source: S&P Global Market Intelligence, for NASDAQ, NYSE and NYSE American listed companies reporting as of March 1, 2022).

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The actions and the Committee’s decision-making process are further explained in the narrative following this summary. We believe these actions underscore that our compensation programs are built on a foundation of compensation best practices and sound governance practices, which we believe our shareholders demand, including:

What We Do
✓	Ensure pay for performance alignment.
✓ Allocate a significant portion of total compensation to performance-based pay.
✓ Grant 100% of long term equity compensation as performance-based awards for the CEO and all other named executive officers, except Ms. Noons.
✓ Incentive metrics incorporate absolute and relative performance metrics.
✓ Review pay-performance alignment (i.e., realized and realizable pay).
✓	Engage an independent compensation consultant who reports directly to the Compensation Committee.
✓	Benchmark our practices annually to ensure executive compensation remains consistent with the market.
✓	Subject short term and long term incentive payments to caps.
✓	Perform an annual compensation risk assessment.
✓	Maintain share ownership guidelines.
✓	Require that change in control agreements contain double-trigger rather than single-trigger provisions.
✓	Subject cash and equity incentive awards to an Incentive Compensation Clawback and Forfeiture Policy.
What We Don’t Do
✗	We don’t maintain employment contracts.
✗	We don’t provide excise tax gross-ups on change in control payments.
✗	We don’t provide excessive perquisites.
✗	We don’t allow repricing of underwater options without shareholder approval.
✗	We don’t provide current payment of dividends or dividend equivalents on unearned long term incentives.
✗	We don’t allow executive officers to engage in hedging.

Executive Compensation Philosophy and Objectives
Our success is highly dependent on hiring, developing and retaining qualified people who are motivated to perform for the benefit of our shareholders, customers and community.  The Committee believes that an effective executive compensation program should be designed to reward the achievement of specific annual, long term and strategic goals, and align executive interests with shareholders, with the ultimate objective of enhancing shareholder value.  The goal of our compensation program is to compensate senior leadership in a manner that encourages superior corporate performance, defined as at or above the top third of our peers.
Our compensation program places emphasis on:
▪attracting and retaining the best talent in the financial services industry;
▪providing compensation for key executives that is competitive with similarly-sized financial institutions;
▪linking pay to performance;

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▪motivating executives to achieve the goals set in our strategic plan;
▪returning a fair value to shareholders; and
▪ensuring that compensation supports sound risk management practices.
To these ends, the Committee believes that compensation packages provided to executives, including the named executive officers listed in this Proxy Statement, should include both cash and stock-based compensation that reward short term and long term performance as measured against established goals, both on an absolute and relative basis.

Factors Considered in Determining Pay Programs and Making Pay Decisions
The Committee is responsible for all executive compensation decisions and reports all actions to the Corporation’s Board. The following chart outlines the primary factors considered in determining executive compensation:

Determining Pay for the Chief Executive Officer		Determining Pay for Other Named Executive Officers
-	Compensation consultant’s analysis	-	Compensation consultant’s analysis
-	Market benchmarks	-	Market benchmarks
-	Corporate performance	-	Corporate and business unit performance
-	Internal and external economic conditions	-	Internal and external economic conditions
-	Tally sheets and wealth accumulation analyses	-	Tally sheets and wealth accumulation analyses
-	Compensation relative to other executives	-	Compensation relative to other executives
-	Assessment of the Chief Executive Officer’s performance by the independent directors of the Corporation’s Board	-	Chief Executive Officer’s assessment of the executive’s performance and compensation recommendations

Benchmarking Compensation
Prior to the beginning of the fiscal year, the Committee consulted with Meridian to assess the competitiveness and effectiveness of our executive compensation program.  The compensation consultant provided an analysis of base salary, short term incentive, long term incentive and total compensation practices of comparable companies in the banking industry.  The compensation consultant considered individual compensation elements, as well as the total compensation package, and assessed the relationship of pay to performance.
In performing this analysis, Meridian used a peer group of banking institutions, which was reviewed and approved by the Committee.  The peer group included institutions of generally similar asset size, regional location, and to the extent possible, organizations with a wealth management business line since this represents a significant part of our business model.  At the time of peer group selection, the Corporation was positioned approximately at the median of the peer group in terms of total assets, with asset size ranging from $2.5 billion to $10.0 billion (approximately one-half to two times the size of the Corporation). All banks were based in the Northeast and Mid-Atlantic region.  The peer group used in the report presented for consideration of 2021 compensation decisions consisted of the following financial institutions:

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Arrow Financial Corporation	Bar Harbor Bankshares	Boston Private Financial Holdings, Inc.
Bridge Bancorp, Inc.	Brookline Bancorp, Inc.	Bryn Mawr Bank Corporation
Cambridge Bancorp	Camden National Corporation	CNB Financial Corporation
Enterprise Bancorp, Inc.	Financial Institutions, Inc.	First Commonwealth Financial Corporation
The First of Long Island Corporation	Independent Bank Corp.	Lakeland Bancorp, Inc.
Meridian Bancorp, Inc.	NBT Bancorp Inc.	OceanFirst Financial Corp.
Peapack-Gladstone Financial Corporation	S & T Bancorp, Inc.	Sandy Spring Bancorp, Inc.
Tompkins Financial Corporation	TrustCo Bank Corp NY	Univest Financial Corporation

A peer group analysis is limited to those positions for which compensation information is disclosed publicly. Therefore, the compensation consultant also relied on published compensation surveys to supplement peer group information, including the McLagan Regional & Community Banking Survey.  Similar asset and regional scope comparisons were used for the benchmarking analysis.

Setting Pay and Mix
We target total compensation at the 50th percentile of market pay, with opportunities for upward or downward adjustment based on actual corporate performance on an absolute and relative basis. Each executive has a target total compensation opportunity that consists of base salary, short term cash incentive and long term equity compensation elements. We believe that our target compensation mix (outlined below) allows our compensation to vary appropriately based on corporate and individual performance in a manner that is aligned with shareholder interests and represents sound risk management principles.
Because a substantial portion of compensation is based on short term and long term corporate, divisional and individual performance results, total compensation, as well as the percentage of compensation delivered under each element, will vary annually. We believe that our most senior executives should have a significant portion of pay provided through at-risk performance-based compensation elements.

Tally Sheets and Wealth Accumulation Analyses
Annually, the Committee reviews a presentation of total compensation, or “tally sheet,” for each executive officer. This detailed analysis of actual and potential compensation includes:
▪a summary of total compensation for the current and previous fiscal year, including actual allocation to each compensation element;

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▪incentive opportunity and related performance levels needed to achieve threshold, target and maximum payouts;
▪the value of perquisites, if applicable;
▪potential value of unvested equity grants at various levels of stock performance;
▪overall total compensation ranking within the Corporation; and
▪potential post-employment payments.
The Committee uses the tally sheets to evaluate each executive officer’s total compensation, as well as the impact of the Corporation’s performance on compensation. We believe this analysis is an integral part of our evaluation of the executive compensation program.

The Role of Shareholder Say-on-Pay Votes
The Corporation provides its shareholders with the opportunity to cast an annual non-binding advisory vote to approve the compensation of the named executive officers (the “say-on-pay proposal”). At the Annual Meeting of Shareholders held on April 27, 2021, 97% of the votes cast on the say-on-pay proposal were voted in favor of the proposal. We believe this affirms shareholders’ support of our approach to executive compensation, and did not significantly change the approach in 2021. The Committee will continue to consider the outcome of annual say-on-pay votes when making future compensation decisions for the named executive officers.

Base Salary
Our base salaries consider market pay levels and reflect individual roles, performance, experience and leadership contribution.  Generally, base salaries are targeted at the 50th percentile of our peer group. After consideration of individual-based factors and market data, the Committee approved base salaries for the named executive officers as outlined below.

	2020 Salary	2021 Salary	2022 Salary
Handy	$630,000	$670,000	$710,000
Gim	$365,000	$385,000	$405,000
Ohsberg	$315,000	$333,000	$351,000
Ryan	$304,000	$315,000	$326,000
Noons	$275,000	$295,000	$310,500

Short Term Cash Incentive Compensation
The Committee believes that cash incentives are instrumental in motivating and rewarding executives for achievement of annual corporate and division goals.  All of our named executive officers participate in our Annual Performance Plan. In addition, Ms. Ryan participates in our Wealth Management Business Building Incentive Plan, which rewards achievement of growth targets for the wealth management business unit, and Ms. Noons participates in our Retail Lending Growth Incentive Plan, which rewards achievement of targets for the retail lending business unit.
Plan terms, including the target bonus levels and relationship of payouts to achievement of financial metrics, were established by the Committee in consultation with the independent compensation consultant.  Annually, the Committee reviews the plans to ensure that they are designed in a manner that continues to motivate employees to achieve our strategic goals.

Cash Incentive Opportunities Under Annual Performance Plan
The Annual Performance Plan provides the opportunity to earn cash awards based on achievements relative to predefined corporate financial goals and individual performance. The plan has a maximum

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payout of 150% of target under both the corporate and individual performance components. The target incentive opportunity is a percentage of base salary earnings, and varies by role and level of responsibility as outlined in the following table.

	Target Incentive Opportunity	Allocation
		Corporate Performance	Individual Performance
Handy	50%	70%	30%
Gim	40%	70%	30%
Ohsberg	35%	60%	40%
Ryan	30%	60%	40%
Noons	30%	60%	40%

Regardless of the actual award determined by the plan parameters, the Committee has the discretion to modify any award downwards. Plan payments are subject to recoupment as described under the heading “Compensation Discussion and Analysis - Incentive Compensation Clawback and Forfeiture Policy” later in this Proxy Statement.

Performance Measures
Corporate performance is based on three financial metrics - net income, fully diluted earnings per share (EPS), and ROE, with each metric receiving equal weighting.  We believe these measures are an appropriate reflection of our annual performance, profitability and contribution to shareholders.
At the beginning of each year, the Board establishes performance targets based on our strategic objectives.  At the end of each year, the actual performance for each of the financial metrics is measured separately against its target. Corporate performance exceeding a threshold of 80% of the performance target will result in progressively increasing payment levels, ranging from 50% to 150% of the target award as outlined below.

Corporate Performance Results	Award Level (as a % of Target)
<80.0%	0.0%
80.0% to 82.4%	50.0%
82.5% to 87.4%	62.5%
87.5% to 92.4%	75.0%
92.5% to 97.4%	87.5%
97.5% to 102.4%	100.0%
102.5% to 107.4%	112.5%
107.5% to 112.4%	125.0%
112.5% to 117.4%	137.5%
117.5% +	150.0%

Corporate performance is determined based on GAAP Net Income, EPS and ROE results, consistent with publicly released results. The Compensation Committee has the discretion to further modify goals or results (i) in the event of, or in anticipation of, any unusual or extraordinary corporate item, transaction, event or development; (ii) in recognition of, or in anticipation of, any other unusual or nonrecurring events affecting the Corporation or the financial statements of the Corporation; or (iii) in response to, or in anticipation of, changes in applicable laws, regulations, accounting principles, or business conditions. This would include, but is not limited to, one‐time acquisition‐related expenses and impact of stock repurchases, if applicable, to the extent such impact was not a factor in setting the original goals.
Individual performance awards range from 0% to 150% of the target, based on an assessment of executive performance against expectations established at the beginning of each year. Individual performance for the Chief Executive Officer is determined with consideration of matters such as leadership of the senior

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management team, community involvement and presence, market expansion and enhancement, strategic planning and implementation, corporate governance, investor relations, talent acquisition and development, diversity, inclusion and equity efforts, risk management and ability to focus the Corporation on the long term interests of our shareholders.  For the other named executive officers, individual performance is determined with consideration of matters such as leadership, strategic planning, and achievement of business unit operational and/or production goals. The Committee relies upon the assessment of the performance of the Chief Executive Officer by the independent directors of the Corporation’s Board, and considers the Chief Executive Officer’s assessment of the performance of all other senior executives.

2021 Awards
Corporate performance targets and GAAP results for 2021 are outlined in the following table. This performance resulted in a payout of 150.0% for the corporate performance component.

Metric	2021 Performance Targets	2021 GAAP Results	Award Level
Net Income	$54,027,000	$76,870,000	150.0%
EPS	$3.10	$4.39	150.0%
ROE	9.85%	14.03%	150.0%
Final Corporate Performance Award			150.0%

Individual performance was assessed based on the criteria described earlier.  The Committee noted the following regarding the individual performance of the named executive officers:
▪Mr. Handy received a 148.0% award under the individual performance component in recognition of his exceptional efforts in leading the Corporation. This is evidenced by record 2021 earnings, strong profitability results and solid peer group performance, as well as record mortgage origination volume, record wealth management assets under administration and record levels of in-market deposits. In making this award determination, the Committee recognized Mr. Handy’s efforts in providing leadership during a year of unprecedented challenges, continued disruption and uncertainty; continued guidance for strategic initiatives; strengthening and expanding the corporate brand; driving organic growth while effectively managing risk; leadership in ESG matters, including a strategic focus on diversity, inclusion and equity; acquiring key talent in order to position the Corporation for future success; and strong contribution to our investor relations efforts.
▪Mr. Gim received a 137.4% award under the individual performance component due to strong job performance, as well as his contributions to the Corporation’s overall success. The Committee recognized the strong performance of the business lines under his leadership, including most notably, the wealth management business unit, which reached an all-time high of $7.8 billion in assets under administration and generated revenues of $41.3 million; the retail lending business unit which achieved a record $1.69 billion in mortgage origination volume and generated mortgage banking revenues of $28.6 million; and the retail banking business unit which contributed to a record $4.5 billion in in-market deposits and successfully navigated significant staffing challenges due to the pandemic and labor shortages. Additionally, the Committee recognized Mr. Gim’s significant contributions to the planning and execution of strategic initiatives, as well as his strong contribution to our investor relations efforts.
▪Mr. Ohsberg received a 107.8% award under the individual performance component due to solid job performance, as well as his contributions to the Corporation’s overall success. This includes, most notably, strategic analysis regarding key financial aspects of our business, leadership in executing strategic initiatives, guidance regarding capital management strategies, and his strong contribution to our investor relations efforts.
▪Ms. Ryan received a 105.9% award under the individual performance component due to solid job performance, as well as her contributions to the Corporation’s overall success. This includes her strategic efforts to increase the profitability of the wealth management division through strong

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business development activities, maximizing capabilities, optimizing systems, streamlining processes and leveraging internal talent. Ms. Ryan successfully led an initiative to rebrand and restructure the wealth management division in an effort to align priorities and streamline business functions. Under her leadership, Washington Trust reached a record $7.8 billion in assets under administration at December 31, 2021.
▪Ms. Noons received a 107.3% award under the individual performance component due to strong job performance, as well as her contributions to the Corporation’s overall success. Under her leadership, residential real estate loan originations totaled an all-time high of $1.69 billion and the division generated $28.6 million in mortgage banking revenues in 2021. The division had strong loan sales activity in the secondary market.
Annual Performance Plan awards for the named executive officers are outlined in the following table:

	Corporate Performance Component Award (150.0%)	Individual Performance Component Award (0-150%)	Total Plan Payment	Overall Percentage of Plan Target
Handy	$351,426	$148,574	$500,000	149.4%
Gim	$161,571	$63,429	$225,000	146.2%
Ohsberg	$104,808	$50,192	$155,000	133.1%
Ryan	$85,004	$39,996	$125,000	132.3%
Noons	$79,568	$37,932	$117,500	132.9%

Wealth Management Business Building Incentive Plan
Ms. Ryan is eligible for an additional incentive payment based upon the performance of the wealth management division.  This incentive is intended to drive growth in the wealth management business line, which is an important contributor to our net income.  Plan performance is measured in terms of division pre-tax earnings, revenues, and net new assets under management (new accounts and solicited additions/upgrades less lost business, excluding routine flows and market appreciation/depreciation).  The target payment is $90,000 ($30,000 for each metric), with a range of 0% to 150% based upon actual performance.  The plan payment is determined by assessing achievement of each metric individually against its target.  Performance exceeding a threshold of 70% of the performance target will result in progressively increasing payment levels, ranging from 25% to 150% of the target award.  Regardless of the actual award determined by the plan parameters, the Committee has the discretion to modify any award downwards. Plan payments are subject to recoupment as described under the heading “Compensation Discussion and Analysis - Incentive Compensation Clawback and Forfeiture Policy” later in this Proxy Statement.
In 2021, plan targets were:  (i) division pre-tax earnings of $8,366,600; (ii) division revenues of $39,000,500; and (iii) net new assets under management of $65,000,000.  During 2021, the wealth management division met 175.6% of the pre-tax earnings goal, 108.4% of the revenue goal, and 785.7% of the net new assets under management goal.  This performance resulted in a total bonus payment of $127,500 to Ms. Ryan under this plan, which is equal to 141.7% of the plan target.

Retail Lending Growth Incentive Plan
Ms. Noons is eligible for an additional incentive payment based upon the performance of the retail lending business unit, which is an important source of noninterest income, as well as a key contributor to interest-earning assets and related net interest income.
Plan performance is measured in terms of the Corporation’s (a) total residential real estate loan origination volume (“origination metric”); (b) net realized gains on loan sales (“sales revenue metric”); and (c) non-accrual loans as a percentage of loan portfolio balances based on one-family to four-family dwellings (“asset quality metric”). For the origination metric and sales revenue metric, performance is assessed against annual goals set by the Committee. Asset quality metric performance is assessed by comparing the Corporation’s average performance for the prior completed 20 quarters to the average of the industry

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comparator group median over the same period. With respect to the 2021 payment, the industry comparator group was defined as all publicly-traded banks and thrifts located in New England and the Mid-Atlantic (excluding institutions in Puerto Rico) with assets of $2.5 billion to $10.0 billion (based on information published by S&P Global Market Intelligence).
The target payment is $50,000, with a payout range of 0% to 150%. Performance is determined by assessing achievement of each metric individually against its target, with all metrics weighted equally. With respect to the origination metric and sales revenue metric, performance exceeding a threshold of 70% of the performance target will result in progressively increasing payment levels, ranging from 25% to 200%. With respect to the asset quality metric, the payout range is 0% to 100%. Performance for the three metrics is averaged, and further subject to a maximum award of 150% of target. Regardless of the actual award determined by the plan parameters, the Committee has the discretion to modify any award downwards. To focus performance on both goal achievement and the long term success of the division, the plan payment will be allocated approximately 50% in equity (restricted stock units, further subject to time-based vesting) and 50% in cash. Plan payments are subject to recoupment as described under the heading “Compensation Discussion and Analysis - Incentive Compensation Clawback and Forfeiture Policy” later in this Proxy Statement.
In 2021, plan targets were (i) an origination metric of $1,150,000,000; (ii) a sales revenue metric of $26,751,000; and (iii) an asset quality metric that is no greater than 49 basis points more than the Industry comparator group median. During 2021, the business unit achieved 146.9% of the origination metric goal (which resulted in a 200.0% payout for that metric) and 126.2% of the sales revenue metric goal (which resulted in a 200.0% payout for that metric), and Washington Trust’s asset quality metric was 21 basis points higher than the industry comparator group average (which resulted in a 100% payout for that metric). Although the payout levels for the three metrics averaged 166.67%, the plan is subject to an overall maximum payout of 150.0% of the target of $50,000, or $75,000. On January 24, 2022, Ms. Noons received a grant of 632 restricted stock units, which had a grant date fair value of $37,484 and received the remainder of the bonus payable under this plan, $37,516, in cash. Plan payments are described under the heading “Summary Compensation Table” later in this Proxy Statement.

Long Term Equity Incentive Compensation (Performance-Based Equity)
The granting of stock-based incentives is viewed as a desirable long term incentive compensation strategy because it closely links the interests of management with shareholders; provides an opportunity for increased executive stock ownership; aids in executive retention; and rewards executives for focusing on long term stock value.  In determining the form of equity to be granted, the Committee considers many factors, including the ability to drive corporate performance; retention and stock ownership; tax and accounting treatment; and impact on dilution.

Performance Share Unit Awards in 2021
We are committed to providing compensation that reinforces a strong link between pay and performance for our executive leadership team. Our equity compensation program is designed to achieve this objective. Therefore, all of our named executive officers received a performance-based long term equity incentive grant in 2021. The awards of performance share units were designed to position total compensation at the 50th percentile with opportunities for upward and downward adjustment based on actual corporate performance compared to an industry comparator group, providing true pay for performance through the leveraging of equity awards.
Selecting and defining the performance measurements for the award was a critical decision for the Committee. Measures needed to reflect our strategic plan and growth strategy, as well as shareholder expectations.  In addition, measures had to be within the control and influence of the grantees so that there is a true correlation between actual contribution and reward.  After reviewing a number of performance metrics, the Committee decided to base performance on relative core return on equity (“Relative Core ROE”) and relative core earnings per share growth (“Relative Core EPS Growth”), with the two metrics having equal weighting. Provisions related to the 2021 awards are outlined below.

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▪Range of potential awards: 0% to 200% of the target award.
▪Performance measurement period: January 1, 2021 through December 31, 2023.
▪Performance criteria: Relative Core ROE and Relative Core EPS Growth performance. Core measurements are defined by S&P Global Market Intelligence as GAAP results adjusted to use net income after taxes and before extraordinary items, less net income attributable to non-controlling interest, gain on the sale of held to maturity and available for sale securities, amortization of intangibles, goodwill and nonrecurring items. S&P Global Market Intelligence uses a consistent tax rate in all tax adjusted metrics.
▪Industry comparator group: All publicly-traded banks and thrifts located in New England and the Mid-Atlantic (excluding institutions in Puerto Rico) with assets of $2.5 billion to $10.0 billion (based on information published by S&P Global Market Intelligence).
▪Dividend equivalents: Dividends will be paid retroactively in cash only on earned shares once the award is earned and the earned shares are actually issued.
2021 performance share unit awards to the named executive officers are summarized in the following table:

	Range of Payouts (# of Shares)
	Minimum	Threshold	Target	Maximum
Relative Performance (a)	0-25th percentile	25th percentile	50th percentile	100th percentile
Handy	—	4,360	8,720	17,440
Gim	—	2,090	4,180	8,360
Ohsberg	—	1,625	3,250	6,500
Ryan	—	1,415	2,830	5,660
Noons	—	1,415	2,830	5,660
(a)The Corporation must achieve threshold performance at the 25th percentile for each metric to qualify for an award based on that metric. Payouts range from 50% to 200% of the target award based on a straight line interpolation for performance from the 25th percentile to the 100th percentile.
______________________

Except as outlined in the next sentence, each award is subject to forfeiture in the event of the executive’s termination of employment prior to the three-year anniversary of the grant. Each award is subject to acceleration in the event of a change in control, death, retirement or disability prior to the three-year anniversary of the grant, with the number of earned shares based on the Corporation’s performance during a shortened performance period. This shortened performance period will include any completed calendar year and year-to-date performance through the last completed calendar quarter preceding the acceleration event, with partial years weighted accordingly. In the event of retirement or disability, the earned shares will be further adjusted for the number of completed months within the 36-month vesting period. The grant is subject to recoupment as described under the heading “Compensation Discussion and Analysis - Incentive Compensation Clawback and Forfeiture Policy” later in this Proxy Statement.

2018 Performance Share Unit Awards that Became Earned in 2021
In 2018, Messrs. Handy, Gim and Ohsberg and Mses. Ryan and Noons were granted performance share units with an opportunity to earn from 0% to 200% of the target award based on the Corporation’s Relative Core EPS Growth and Relative Core ROE performance during the measurement period of January 1, 2018 through December 31, 2020. These grants were structured in the same manner described earlier, except that the industry comparator group was based on all publicly-traded banks and thrifts located in New England and the Mid-Atlantic (excluding institutions in Puerto Rico) with assets of $2.0 billion to $9.0 billion. On March 29, 2021, the Committee certified the following performance results:

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	Percentile Ranking
Metric	Calendar Year 2018	Calendar Year 2019	Calendar Year 2020	Weighted Average
Core Return on Equity	98.7%	97.9%	93.9%	96.8%
Core EPS Growth	72.2%	27.0%	55.7%	51.6%
Final Performance Relative to Industry Comparator Group				74.2%

Based on this performance, the executives earned 148.4% of the target award, plus dividends payable on earned shares from the grant date through the issuance date. The final earned awards are outlined in the following table.

	Range of Payouts (# of Shares)				Final Award Earned
	Minimum	Threshold	Target	Maximum	Shares	Dividends
Handy	—	3,150	6,300	12,600	9,349	$54,318
Gim	—	1,550	3,100	6,200	4,600	$26,726
Ohsberg	—	1,200	2,400	4,800	3,562	$20,695
Ryan	—	1,088	2,175	4,350	3,228	$18,755
Noons	—	825	1,650	3,300	2,449	$14,229

Subsequent Committee Actions in 2022
In early 2022, the Committee granted performance share units to the named executive officers. The awards were structured in the same manner as the performance share unit awards made in 2021, except that the industry comparator group was based on all publicly-traded banks and thrifts located in New England and the Mid-Atlantic (excluding institutions in Puerto Rico) with assets of $2.5 billion to $12.0 billion. Each executive has the opportunity to earn from 0% to 200% of the target award depending on the Corporation’s performance during the measurement period, which is January 1, 2022 through December 31, 2024. The awards are outlined in the following table:

	Range of Payouts (# of Shares)
	Minimum	Threshold	Target	Maximum
Relative Performance	0-25th percentile	25th percentile	50th percentile	100th percentile
Handy	—	3,595	7,190	14,380
Gim	—	1,710	3,420	6,840
Ohsberg	—	1,335	2,670	5,340
Ryan	—	1,155	2,310	4,620
Noons	—	1,155	2,310	4,620

Compensation-Related Policies and Practices
Stock Ownership and Equity Retention Guidelines
The Committee believes that stock ownership aligns financial interests with shareholders and focuses executives and directors on long term company performance.  We have established stock ownership guidelines for executives and directors as outlined below.  Until ownership targets are achieved, equity grant retention guidelines apply.

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	Stock Ownership Requirement	Equity Grant Retention Guideline
Chief Executive Officer	2 times base salary	50% of all vested equity grants (a)
All Other Named Executive Officers	1 times base salary	50% of all vested equity grants (a)
Non-employee Directors	5 times retainer (b)	100% of all vested equity grants
(a)Net of any shares withheld to satisfy the tax liability or fund the purchase price of such grant.
(b)Expected within five years of joining the Board.
_______________________

As of December 31, 2021, Mr. Gim and Ms. Noons have met the applicable ownership target. Ms. Ryan and Messrs. Handy and Ohsberg are adhering to the retention guidelines. Directors Bowen, Crandall, DiMuccio, MarcAurele, McKeough and Santos have met the applicable ownership target. Directors Gencarella, Howes, Jabbie, Parrillo, Ruggieri and Stanton are adhering to the retention guidelines.

Anti-Hedging Policy
To ensure alignment of the interests of our shareholders with all of our directors, officers, employees and consultants, including our named executive officers, the Corporation’s Insider Trading Policy prohibits directors, executive officers and certain other employees from engaging in hedging transactions with respect to the Corporation’s securities. Further, pledging of the Corporation’s securities is permitted on a case by case basis with the approval of the Audit Committee; currently no named executive officer has pledged any stock.

Incentive Compensation Clawback and Forfeiture Policy
In order to further align management’s interests with the interests of shareholders and support good governance practices, all cash incentive awards and performance share unit awards made prior to March 2020 to the named executive officers included a recoupment or “clawback” provision. In the event that the Corporation is required to prepare an accounting restatement due to the material noncompliance with any financial reporting requirement under the Federal securities laws, the executive will be required to reimburse the Corporation for any amount that would not have been earned based on the restated financial results.
In March 2020, the Corporation expanded its recoupment policy through the adoption of the Incentive Compensation Clawback and Forfeiture Policy, which applies to all future cash incentive payments and equity compensation grants after that date. The policy provides that:
▪In the event (a) the Corporation is required to restate previously reported financial statements due to material noncompliance with any financial reporting requirements or (b) it is discovered that an award was based on materially inaccurate performance results (whether or not the executive was responsible for the inaccuracy), executive officers are required to reimburse the Corporation for any cash or equity award that would not have been earned based on the financial results contained in the restatement or corrected or adjusted performance results.
▪In the event of (a) the executive’s misconduct; (b) the gross or willful failure of the executive to take action with respect to any act(s) of misconduct by an employee in his or her business unit; or (c) the executive directs any other person to take any act(s) of misconduct, the Compensation Committee may require the executive to reimburse the Corporation for any cash or equity award made within the three-year period preceding the triggering event, in an amount determined by the Committee and/or forfeit any outstanding cash or equity grants in whole or in part.
Under the policy, misconduct is defined as the occurrence of any one or more of the following events:
▪a willful act of dishonesty by the executive with respect to any material matter involving the Corporation or any of its subsidiaries or affiliates;
▪a gross or willful violation of the Corporation’s policies and/or the Code of Ethics;

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▪actions that have caused or might reasonably be expected to cause significant reputational or other harm to the Corporation;
▪the commission by the executive or indictment of the executive for (i) a felony or (ii) any misdemeanor involving moral turpitude, deceit, dishonesty or fraud (“indictment,” for these purposes, means an indictment, probable cause hearing or any other procedure pursuant to which an initial determination of probable or reasonable cause with respect to such offense is made); or
▪the gross or willful failure by the executive to substantially perform his or her duties with the Corporation (after being provided written notice of the scope and nature of the failure, with the opportunity for the executive to remedy such failure).
The Compensation Committee has the sole authority regarding all determinations for the application and operation of the policy.

Deductibility of Executive Compensation
Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), generally places a $1 million limit on the amount of compensation a company can deduct in any one year for certain executive officers and certain other individuals. While the Committee considers tax deductibility as one factor in determining executive compensation, the Committee also looks at other factors in making its decisions, as noted above, and retains the flexibility to award compensation that it determines to be consistent with the goals of our executive compensation program even if the awards are not deductible by us for tax purposes. The exemption from Section 162(m)'s deduction limit for performance-based compensation has been repealed, effective for taxable years beginning after December 31, 2017, such that compensation paid to our named executive officers in excess of $1 million will not be deductible unless it qualifies for the limited transition relief applicable to certain arrangements in place as of November 2, 2017.
No assurance can be given that compensation intended to satisfy the requirements for exemption from Section 162(m) in fact will. The Committee believes that shareholder interests are best served if its discretion and flexibility in awarding compensation is not restricted, even though some compensation awards may result in non-deductible compensation expenses.

Retirement and Other Benefits
Pension Plan
The Bank maintains a tax-qualified defined benefit Pension Plan. Plan entry was closed for all new hires and rehires after September 30, 2007, and all benefit accruals will be frozen on December 31, 2023. Mr. Gim and Ms. Noons continued to accrue benefits under the Pension Plan in 2021. Messrs. Handy and Ohsberg and Ms. Ryan were hired after September 30, 2007, and therefore, are not eligible to participate in the Pension Plan.
Pension benefits are available at normal retirement age (typically age 65), with reduced benefits available as early as age 55 with ten years of service. The annual pension benefit for an employee retiring at normal retirement age is the sum of (1) 1.2% of average annual pension compensation plus (2) 0.65% of average annual pension compensation in excess of the Social Security covered compensation level, multiplied by the number of years of service limited to 35 years. Pension compensation consists of base salary plus payments pursuant to the Annual Performance Plan and other cash-based payments, subject to IRS qualified plan limits ($290,000 in 2021). In 2021, the Social Security covered compensation level was $94,560 for a participant retiring at age 65.

Supplemental Pension Plan
The Bank also offers a Supplemental Pension Plan, which provides for payments of certain amounts that would have been received under the Pension Plan in the absence of IRS limits. Benefits payable under the Supplemental Pension Plan are an unfunded obligation of the Bank. Mr. Gim and Ms. Noons continued to accrue benefits under the Supplemental Pension Plan in 2021.

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401(k) Plan
The Bank maintains a 401(k) Plan that covers substantially all employees, and is an essential part of the retirement package needed to attract and retain employees.  The Plan provides for deferral of up to the lesser of 75% of plan compensation or the annual dollar limit prescribed by the Code.
The Bank matches 100% of the first 1% and 50% of the next 4% of each participant’s salary deferrals up to a maximum match of 3% of plan compensation.  Additionally, certain eligible employees who are hired or rehired after September 30, 2007, and therefore, excluded from participation in the Pension Plan, including Messrs. Handy and Ohsberg and Ms. Ryan, are eligible for a non-elective employer contribution of 4% of plan compensation. Participants become vested in employer contributions after two years of service.

Nonqualified Deferred Compensation Plan
We provide a Nonqualified Deferred Compensation Plan that permits key employees, including the named executive officers, to defer salary and bonus with the opportunity for supplemental retirement and tax benefits.  The plan also provides for credits of certain amounts that would have been contributed by the Bank under the 401(k) Plan, but for the deferral under the Nonqualified Deferred Compensation Plan and IRS limitations on annual compensation under qualified plans.  Further, Mr. Handy receives an additional employer contribution of 5% of salary annually. Participants become vested in employer contributions after two years of service.
Deferrals are credited with earnings/losses based upon the participant’s selection of investment measurement options (described further under the heading “Nonqualified Deferred Compensation Plan” later in this Proxy Statement). Because all investment measurement options are publicly-traded mutual funds, we do not consider any of the earnings credited under the Nonqualified Deferred Compensation Plan to be “above market”.  Benefits payable under this plan are an unfunded obligation of the Bank.

Welfare Benefits
In order to attract and retain employees, we provide certain welfare benefit plans to our employees, which include medical and dental insurance benefits.  The named executive officers participate in the medical and dental insurance plans under the same terms as our other full-time employees.  All full-time employees, including the named executive officers, are offered cash-in-lieu of medical coverage that would otherwise have been provided.
We provide two times salary in life and accidental death and dismemberment insurance to our full-time employees, including the named executive officers, through a combination of group insurance contracts and split dollar arrangements under bank-owned life insurance policies.  The life insurance benefit provided to the named executive officers does not exceed the benefit offered to other full-time employees.
We also provide disability insurance to our full-time employees, including the named executive officers, which provides up to 60% of base salary income replacement after six months of qualified disability.  In order to obtain a competitive group rate, the group disability policy limited covered base salary to $319,080 in 2021.  This group plan limit did not fully cover the base salary of certain named executive officers.  To provide a benefit commensurate with the benefits provided to other full-time employees, we reimburse Mr. Handy for a pro-rata share of his personal disability insurance policy.

Perquisites and Other Benefits
We provide named executive officers with perquisites and other benefits that the Committee believes are reasonable and consistent with our overall compensation program.  Perquisites include transportation benefits and club memberships, as appropriate for business purposes.  Annually, the Committee reviews the perquisites and other benefits provided to named executive officers.  In addition, on an annual basis, the Compensation Committee Chairperson reviews the expense reports of the named executive officers to ensure that all reimbursements are reasonable and appropriate.  On January 16, 2022, this review was completed with respect to 2021 expense reimbursements and no exceptions were noted.

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Change in Control Agreements
The Committee believes that change in control agreements (“CIC Agreements”) promote stability and continuity of senior leadership, as well as eliminate, or at least reduce, the reluctance of management to pursue potential change in control transactions that may be in the best interests of shareholders. Therefore, we have entered into CIC Agreements with all of the named executive officers.
Upon a termination event (as defined in the CIC Agreements) in connection with a change in control, the named executive officers would be eligible for (a) a severance payment equal to a multiple of the sum of base salary in effect at the time of termination plus the average bonus paid within the three-year period prior to the change in control; and (b) benefit continuation for a period of additional months of medical and dental insurance coverage.  The terms for each executive are set forth in the following table.

	Multiple of Base and Bonus	Length of Benefit Continuation
Handy	3	36 months
Gim, Ohsberg, Ryan and Noons	2	24 months

Payments and benefits otherwise provided to the executive in connection with a change in control will be reduced so that no portion would be subject to the excise tax imposed by Section 4999 of the Code, if such reduction would result in a greater amount of payments and benefits on a net after-tax basis.
Payments under the CIC Agreements would be triggered if:
▪in the event of a change in control (as defined in the CIC Agreements) of the Corporation or the Bank, (a) the Corporation or the Bank terminates the executive for reasons other than for Cause (as defined in the CIC Agreements) or death or disability of the executive within 12 months after such change in control; or (b) within 12 months of a change in control, the executive resigns for Good Reason (as defined in the CIC Agreements), which includes a substantial adverse change in the nature or scope of the executive’s responsibilities and duties, a material reduction in the executive’s salary, relocation, or a failure of the Corporation or the Bank to obtain an effective agreement from any successor to assume the CIC Agreements; or
▪the executive is terminated by the Corporation or the Bank for any reason other than Cause, death or disability during the period of time after the Corporation and/or the Bank enters into a definitive agreement to consummate a transaction involving a change in control and before the transaction is consummated so long as a change in control actually occurs.
The CIC Agreements require the executive to provide a general release of claims to receive payment under the agreement and provide an opportunity for the Corporation to remedy a “Good Reason” triggering event. Further, should a six-month delay in payments be required by Section 409A(a)(2)(B)(i) of the Code, we have agreed, upon the executive’s termination of employment, to make an irrevocable contribution to a grantor trust on behalf of the executive in the amount of the severance, plus interest at the short term applicable federal rate.

Compensation Committee Report
The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis beginning on page 21 of this Proxy Statement with management.  Based on that review and discussion, the Compensation Committee recommended to the Corporation’s Board that the Compensation Discussion and Analysis be included in this Proxy Statement.
The foregoing report has been furnished by the members of the Compensation Committee:

Edwin J. Santos (Chairperson)	John J. Bowen	Robert A. DiMuccio, CPA
Constance A. Howes, Esq.	Kathleen E. McKeough

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Executive Compensation
Summary Compensation Table
The following table shows, for the fiscal years ended December 31, 2021, December 31, 2020 and December 31, 2019, the compensation of the person who served as Chief Executive Officer of the Corporation (the “CEO”), Chief Financial Officer of the Corporation (the “CFO”), and each of the three most highly compensated executive officers of the Corporation and/or the Bank, serving at the end of the last completed fiscal year, other than the CEO and CFO, whose total compensation exceeded $100,000 in each year. Compensation for Ms. Noons is presented only for fiscal year ended December 31, 2021, the only year in the last three fiscal years in which she was a named executive officer.

SUMMARY COMPENSATION TABLE
Name and Principal Position	Year	Salary ($) (a)	Bonus ($)	Stock Awards ($) (b)		Non-Equity Incentive Plan Compensation ($) (a) (c) (d)	Change in Pension Value & Nonqualified Deferred Compensation Earnings ($) (e)	All Other Compensation ($) (f)	Total ($)
Edward O. Handy III	2021	669,385	—	563,399	(g)	500,000	—	109,323	1,842,107
Chairman and Chief Executive Officer of the Corporation and Bank	2020	629,769	—	529,383	(h)	385,000	—	102,561	1,646,713
	2019	599,904	—	532,930	(i)	320,000	—	99,359	1,552,193
Mark K.W. Gim	2021	384,692	—	270,070	(g)	225,000	227,401	23,704	1,130,867
President and Chief Operating Officer of the Corporation and Bank	2020	364,892	—	255,829	(h)	175,000	643,102	23,194	1,462,017
	2019	350,958	—	266,465	(i)	155,000	629,860	22,776	1,425,059
Ronald S. Ohsberg, CPA	2021	332,723	—	209,983	(g)	155,000	—	23,653	721,359
Senior Executive Vice President, Chief Financial Officer and Treasurer of the Corporation and Bank	2020	314,908	—	198,818	(h)	130,000	—	22,442	666,168
	2019	302,965	—	207,250	(i)	105,000	—	21,607	636,822
Kathleen A. Ryan	2021	314,831	—	182,846	(g)	252,500	—	33,265	783,442
Executive Vice President and Chief Wealth Management Officer of the Bank	2020	303,931	—	176,781	(h)	171,250	—	32,764	684,726
	2019	294,960	—	185,045	(i)	123,750	—	32,126	635,881
Mary E. Noons	2021	294,692	—	255,404	(j)	155,016	330,227	8,932	1,044,271
Executive Vice President and Chief Retail Lending Officer of the Bank

(a)The following table outlines deferrals of salary and bonus under the Nonqualified Deferred Compensation Plan (the “Nonqualified Plan”):

Named Executive Officer	Salary Deferrals ($)			Bonus and Non-Equity Incentive Plan Compensation Deferrals ($) (1)
	2021	2020	2019	2021	2020	2019
Handy	200,815	94,466	59,990	375,000	96,250	96,000
Gim	30,000	25,000	20,000	—	—	—
Ohsberg	33,272	31,491	30,297	15,500	13,000	10,500
Ryan	—	—	—	63,125	—	—
Noons	23,575	—	—	10,000	—	—
(1)Payments were accrued in the year indicated and paid in the succeeding fiscal year.

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(b)Amount listed reflects the aggregate grant date fair value computed in accordance with the Financial Accounting Standards Board (“FASB”) ASC Topic 718 in the year indicated. For 2021, assumptions related to the financial reporting of stock awards are presented in Note 18 to the Consolidated Financial Statements presented in our Annual Report on Form 10-K for the fiscal year ended December 31, 2021 (the “2021 Form 10-K”).
(c)Except as noted, amounts were accrued in the year indicated and paid in the succeeding fiscal year.  Thus, the 2021 bonus was paid in fiscal 2022; 2020 bonus was paid in fiscal 2021; and 2019 bonus was paid in fiscal 2020.
(d)Amount listed reflects payments under the Annual Performance Plan, Wealth Management Business Building Incentive Plan and the portion paid in cash under the Retail Lending Growth Incentive Plan (“RLGIP”) as outlined earlier in this Proxy Statement.
(e)Amount reflects aggregate change in the value of accumulated benefits under the Pension Plan and Supplemental Pension Plan between December 31 of the year indicated and December 31 of the prior year. The amount represents the increase due to an additional year of service; increases in average annual compensation; increases or decreases due to the passage of time; and increases or decreases due to changes in assumptions. Assumptions for 2021 are described in footnotes to the Pension Benefits table included later in this Proxy Statement. Amounts are based upon the earliest retirement age at which the individual can receive unreduced benefits, which is age 65. The present value calculation for the Pension Plan reflects a 50% probability that the pension is paid as a lump sum and a 50% probability that it is paid as a life annuity. The present value calculation for the Supplemental Pension Plan assumes payment as a life annuity.
(f)The following table shows the components of this column for 2021:

Named Executive Officer	Life and Disability Insurance ($)		Cash in Lieu of Benefits ($)	Employer Contributions		Country Club Membership ($)	Auto and Parking Allowance ($)	Value of Non-cash Items ($)	Total ($)
				401(k) Plan ($)	Nonqualified Plan ($)
Handy	7,952	(1)	—	20,300	60,026	8,915	12,130	—	109,323
Gim	91		—	8,700	2,841	3,542	8,530	—	23,704
Ohsberg	362		—	20,300	2,991	—	—	—	23,653
Ryan	362		1,500	20,300	1,738	7,000	2,365	—	33,265
Noons	91		—	8,134	707	—	—	—	8,932
(1)Amount includes a disability insurance premium of $7,861. All other amounts reflect life insurance premiums.
(g)Reflects the fair value of a performance share unit award based on a grant date probable outcome assumption of performance at the 70th percentile; the maximum value of this award assuming performance at the highest level for Messrs. Handy, Gim and Ohsberg and Ms. Ryan is $804,856; $385,814; $299,975; and $261,209, respectively.
(h)Reflects the fair value of a performance share unit award based on a grant date probable outcome assumption of performance at the 70th percentile; the maximum value of this award assuming performance at the highest level for Messrs. Handy, Gim and Ohsberg and Ms. Ryan is $756,262; $365,470; $284,026; and $252,544, respectively.
(i)Reflects the fair value of a performance share unit award based on the grant date probable outcome assumption of performance at the 70th percentile; the maximum value of this award assuming performance at the highest level for Messrs. Handy, Gim and Ohsberg and Ms. Ryan is $761,328; $380,664; $296,072; and $264,350, respectively.
(j)The following table shows the components of this column for 2021:

Performance Share Unit Award (1)	Restricted Stock Unit Award (2)	Restricted Stock Unit Award Under RGLIP (3)
$182,846	$35,074	$37,484
(1)Reflects the fair value of a performance share unit award based on the grant date probably outcome assumption of performance at the 70th percentile; the maximum value of this award assuming performance at the highest level is $261,209.
(2)Represents a grant in January 2021, made prior to the inception of the RLGIP. Such grant was intended to recognize outstanding divisional performance during 2020.
(3)Represents a plan-based award earned under the RLGIP in January 2022, based upon achievement of plan targets in 2021. Such grant is subject to additional time-based vesting.

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Grants of Plan-Based Awards
The following table contains information concerning grants of plan-based awards under our cash and equity incentive plans to the named executive officers during the year ended December 31, 2021.

GRANTS OF PLAN-BASED AWARDS
		Estimated Future Payouts Under Non-Equity Incentive Plan Awards				Estimated Future Payouts Under Equity Incentive Plan Awards				All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)		Threshold (#)	Target (#)	Maximum (#)
Handy	03/15/21	167,346	334,692	502,038	(a)
	01/25/21					4,360	8,720	17,440	(b)	—	—	—	563,399	(c)
Gim	03/15/21	76,939	153,877	230,816	(a)
	01/25/21					2,090	4,180	8,360	(b)	—	—	—	270,070	(c)
Ohsberg	03/15/21	58,227	116,453	174,680	(a)
	01/25/21					1,625	3,250	6,500	(b)	—	—	—	209,983	(c)
Ryan	03/15/21	47,225	94,449	141,674	(a)
	03/15/21	22,500	90,000	135,000	(d)
	01/25/21					1,415	2,830	5,660	(b)	—	—	—	182,846	(c)
Noons	03/15/21	44,204	88,408	132,612	(a)
	03/15/21	12,500	50,000	75,000	(e)
	01/25/21									760 (f)	—	—	35,074
	01/25/21					1,415	2,830	5,660	(b)	—	—	—	182,846	(c)
(a)Reflects the 2021 threshold, target and maximum award available under the Annual Performance Plan.  Awards under the Annual Performance Plan are based upon achievement of both corporate and individual goals.  Threshold awards assume corporate performance at 80% of plan (resulting in a 50% payout on the corporate performance component) and individual performance at 50%.  This plan is described under the heading “Compensation Discussion and Analysis - Short Term Cash Incentive Compensation” earlier in this Proxy Statement.  Actual awards are reflected in the Summary Compensation Table.  The grant date represents the date that the terms were approved by the Committee.
(b)Reflects the threshold, target and maximum number of shares available under the performance share unit award granted on January 25, 2021. This grant is described under the heading “Compensation Discussion and Analysis - Long Term Equity Compensation (Performance-Based Equity)” earlier in this Proxy Statement.
(c)For purposes of this table, we have assumed that relative performance will be at the 70th percentile, resulting in a 140% award.  The actual number of shares that will be earned will depend on the Corporation’s relative performance during the performance measurement period and, therefore, actual amounts may be different.
(d)Reflects the 2021 threshold, target and maximum award available under the Wealth Management Business Building Incentive Plan.  This plan is described under the heading “Compensation Discussion and Analysis - Short Term Cash Incentive Compensation” earlier in this Proxy Statement.  The actual award is reflected in the Summary Compensation Table.  The grant date represents the date the terms were approved by the Compensation Committee.
(e)Reflects the 2021 threshold, target and maximum award available under the RLGIP.  This plan is described under the heading “Compensation Discussion and Analysis - Short Term Cash Incentive Compensation” earlier in this Proxy Statement.  The actual award is reflected in the Summary Compensation Table, and was paid approximately 50% in cash and 50% in the form of restricted stock units which are subject to an additional time-based vesting period of three years.  The grant date represents the date the terms were approved by the Compensation Committee.
(f)Reflects a restricted stock unit grant on January 25, 2021. This grant will become fully vested upon the earliest of January 25, 2024, the executive's death, or change in control of the Corporation. The grant will be vested on a pro-rated basis upon the executive's retirement. This grant included dividend equivalent rights.

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Outstanding Equity Awards at Fiscal Year-End
The following table sets forth information with respect to the named executive officers concerning unexercised stock option awards and unvested stock awards as of December 31, 2021.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END
Name	Option Awards					Stock Awards
	Number of Securities Underlying Unexercised Options (#)		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($) (a)	Equity Incentive Plan Awards:
									Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (a)
	Exercisable	Unexercisable
Handy						8,640	(b)	487,037
									22,100	(c)	1,245,777
									17,440	(d)	983,093
									5,540	(e)	312,290
Gim						4,320	(b)	243,518
									10,680	(c)	602,032
									8,360	(d)	471,253
									2,780	(e)	156,709
Ohsberg						3,360	(b)	189,403
						2,000	(f)	112,740
									8,300	(c)	467,871
									6,500	(d)	366,405
Ryan	2,000			$40.25	10/18/2026
	1,800			$58.05	10/17/2027
						3,000	(b)	169,110
									7,380	(c)	416,011
									5,660	(d)	319,054
Noons	1,800			$39.55	10/13/2025
						2,400	(b)	135,288
									7,380	(c)	416,011
									5,660	(d)	319,054
						760	(g)	42,841
(a)Based upon December 31, 2021 fair market value of $56.37.
(b)Amount represents a performance share unit award that was based on the Corporation’s relative performance during the performance measurement period beginning January 1, 2019 and ending December 31, 2021, and was further subject to a time-based vesting period, which ended on January 17, 2022. For purposes of this table, we have estimated that the Corporation’s relative performance will be at a percentile ranking of 60.0, resulting in 120.0% of the target award being earned. Final performance results will be ascertained in early 2022, and may be different than the amount listed in this table.
(c)For purposes of this table, we have included the maximum number of shares that can be earned.  The actual number of shares that will be earned under this award depends on the Corporation’s relative performance during the performance measurement period beginning on January 1, 2020 and ending December 31, 2022. We estimate relative performance at the percentile ranking of 70.0 resulting in a 140.0% award.  Actual results may be different.
(d)For purposes of this table, we have included the maximum number of shares that can be earned. The actual number of shares that will be earned under this award depends on the Corporation’s relative performance during the performance measurement period beginning on January 1, 2021 and ending December 31, 2023. We estimate relative performance at the percentile ranking of 70.0, resulting in a 140.0% award.  Actual results may be different.
(e)For purposes of this table, we have included the maximum number of shares that can be earned. The actual number of shares that will be earned under this award depends on the Corporation’s relative performance during the performance measurement period beginning on January 1, 2018 and ending December 31, 2022. We estimate relative performance at the percentile ranking of 70.0, resulting in a 140.0% award.  Actual results may be different.

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(f)This restricted stock unit award will become fully vested on June 1, 2022.
(g)This restricted stock unit award will become fully vested on January 24, 2024.
______________________

Option Exercises and Stock Vested
The following table sets forth information with respect to the named executive officers concerning the exercise of stock options and stock awards that vested during the year ended December 31, 2021.

OPTION EXERCISES AND STOCK VESTED
	Option Awards		Stock Awards
Named Executive Officer	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)		Value Realized on Vesting ($)
Handy	—	—	9,349	(a)	540,372	(b)
Gim	—	—	4,600	(a)	265,880	(b)
Ohsberg	—	—	3,562	(a)	205,884	(b)
Ryan	—	—	3,228	(a)	186,578	(b)
Noons	—	—	2,449	(a)	141,552	(b)
(a)Amounts shown represent the final settlement of a performance share unit award granted on January 18, 2018. This award and related performance results are discussed under the heading “Compensation Discussion and Analysis - Long Term Equity Incentive Compensation (Performance-Based Equity)” earlier in this Proxy Statement. Taking into consideration shares withheld for payment of applicable taxes, Messrs. Handy, Gim and Ohsberg and Mses. Ryan and Noons acquired a net amount of 5,111; 2,515; 1,947; 1,765; and 1,339 shares, respectively.
(b)Amount represents the value of shares earned and related dividends on the date performance results were certified by the Committee.
______________________

Pension Benefits
The following table sets forth information with respect to the pension benefits of the named executive officers. Information about the Pension Plan and Supplemental Pension Plan can be found under the heading “Compensation Discussion and Analysis - Retirement and Other Benefits” earlier in this Proxy Statement. Messrs. Handy and Ohsberg and Ms. Ryan are not eligible to participate in these retirement plans, and therefore, are excluded from the table.

PENSION BENEFITS
Named Executive Officer	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($) (a)	Payments During Last Fiscal Year ($)
Gim	Pension Plan	28.3	1,437,980	—
	Supplemental Pension Plan	28.3	1,558,482	—
Noons	Pension Plan	29.5	1,798,072	—
	Supplemental Pension Plan	29.5	627,887	—
(a)Present value of accumulated benefits under the Pension Plan and Supplemental Pension Plan as of December 31, 2021, determined using mortality assumptions after benefit commencement based on the PRI-2012 Mortality Table and projected forward using Scale MP-2020 (generational) with no mortality assumption prior to benefit commencement and other assumptions consistent with those presented in Note 17 to the Consolidated Financial Statements presented in the 2021 Form 10-K, except that retirement age for Mr. Gim and Ms. Noons is based upon age 65, the earliest retirement age at which they can receive unreduced benefits.  Present value is expressed as a lump-sum; however, the Supplemental Pension Plan does not provide for payment of benefits in a lump-sum, but rather payment only in the form of an annuity with monthly benefit payments.  The present value calculation for the Pension Plan reflects a 50% probability that the pension is paid as a lump sum and a 50% probability that it is paid as a life annuity. The present value calculation for the Supplemental Pension Plan assumes payment as a life annuity.

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Nonqualified Deferred Compensation Plan
We provide executives with the opportunity to defer up to 100% of regular base salary earnings (but not below the level sufficient to cover any required withholding taxes and any elected benefit plan deductions) and annual bonus earnings into the Nonqualified Deferred Compensation Plan.  This plan also provides certain employer contributions, as described earlier in this Proxy Statement.
The following table outlines employee and employer contributions to the Nonqualified Deferred Compensation Plan, earnings on plan balances during the year and the aggregate amount of all plan obligations as of December 31, 2021.

NONQUALIFIED DEFERRED COMPENSATION
Named Executive Officer	Executive Contributions in Last FY ($) (a)	Registrant Contributions in Last FY ($) (b)	Aggregate Earnings in Last FY ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($) (c)
Handy	297,065	60,026	252,968	—	2,181,294
Gim	30,000	2,841	122,243	—	788,787
Ohsberg	46,272	2,991	1,545	—	227,190
Ryan	—	1,738	408	—	5,654
Noons	33,575	707	62,641	—	403,160
(a)Reflects deferrals of salary and bonus payments that were accrued under the Nonqualified Deferred Compensation Plan during 2021.  Salary amounts are disclosed in the Summary Compensation Table under the year 2021.  Bonus amounts are disclosed in the Summary Compensation Table under the year 2020 except for Ms. Noons who was not a named executive officer in 2020.
(b)Represents credits for amounts that would have been contributed by the Bank under the 401(k) Plan, but for certain IRS limitations, as described earlier in this Proxy Statement.  Mr. Handy’s credit also includes a contribution of 5% of his salary, or $33,469, which is described earlier in this Proxy Statement.  This amount is disclosed in the Summary Compensation Table, under All Other Compensation in 2021.
(c)Includes employee and employer contributions that have been reflected in the Summary Compensation Table in this Proxy Statement and previous proxy statements as outlined in the table below. Aggregate balance may also include amounts contributed when the executive was not a named executive officer; such amounts were not reported in previous proxy statements.

Named Executive Officer	2021 ($)	Previous Years ($)	Total Reported ($)
Handy	357,091	936,663	1,293,754
Gim	32,841	159,176	192,017
Ohsberg	49,263	125,571	174,834
Ryan	1,738	3,044	4,782
Noons	34,282	—	34,282

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Contributions are credited with earnings/losses based upon the executive’s selection of publicly-traded mutual funds.  Investment elections can be changed at any time. The following table summarizes the annual rate of return for the year ended December 31, 2021, for the investment options.

Fidelity® Blue Chip Growth Fund - Class K6	23.05%	Vanguard Mid-Cap Index Fund Admiral Shares	24.51%
JP Morgan Equity Income Fund - Class R5 (a)	25.29%	Fidelity® Treasury Money Market Fund	0.01%
Vanguard 500 Index Fund Admiral Class	28.66%	Fidelity Freedom® Income Fund	3.11%
MFS Mid Cap Growth Fund Class R6	14.17%	Fidelity Freedom® 2005 Fund	3.92%
MFS Mid Cap Value Fund Class R6	31.00%	Fidelity Freedom® 2010 Fund	5.60%
Carillon Eagle Small Cap Growth Fund Class R6	1.82%	Fidelity Freedom® 2015 Fund	7.26%
JPMorgan Small Cap Value Fund Class R6	33.00%	Fidelity Freedom® 2020 Fund	8.91%
Vanguard Small-Cap Index Fund Admiral Shares	17.73%	Fidelity Freedom® 2025 Fund	10.03%
Harding Loevner Institutional Emerging Mkts Portfolio	(3.40)%	Fidelity Freedom® 2030 Fund	11.46%
Lazard International Strategic Equity Portfolio Inst. Shares	5.99%	Fidelity Freedom® 2035 Fund	14.35%
Vanguard FTSE All-World ex-US Index Fund Admiral Shares	8.12%	Fidelity Freedom® 2040 Fund	16.48%
C&S Institutional Realty Shares	42.47%	Fidelity Freedom® 2045 Fund	16.45%
Loomis Sayles Core Plus Bond Fund Class N	(1.34)%	Fidelity Freedom® 2050 Fund	16.50%
PIMCO Low Duration Fund Class Institutional Class	(0.69)%	Fidelity Freedom® 2055 Fund	16.48%
Vanguard Inflation-Protected Securities Fund Admiral Shares	5.68%	Fidelity Freedom® 2060 Fund	16.52%
Vanguard Total Bond Market Index Fund Admiral Shares	(1.67)%	Fidelity Freedom® 2065 Fund	16.49%
John Hancock Funds Disciplined Value Fund Class R6 (b)	30.24%
(a) Fund was available for selection as an investment benchmark from February 24, 2021 through December 31, 2021.
(b) Fund was available for selection as an investment benchmark from January 1, 2021 through February 23, 2021.
_______________________

Upon election to defer income, the individual must also elect distribution timing and form of payment.  In-service distributions may be in a lump sum payable in a specific year or in four annual installments commencing in the year a named student reaches age 18.  Accounts may also be distributed commencing in the year following retirement in a lump sum or annual installments over five or ten years.  Retirement is defined as separation from employment after age 65 or after age 55 with 10 or more years of service for executives, and for directors as termination of directorship after age 55.  Employer contributions are always payable in a lump sum in the year following separation. In the event of pre-retirement separation, accounts become payable in a lump sum in the following year, regardless of distribution election.
The Nonqualified Deferred Compensation Plan was restated to comply with Section 409A of the Code effective January 1, 2008.  The rules under Section 409A of the Code generally apply to amounts deferred after December 31, 2004 and related earnings (“post-409A accounts”).  Amounts deferred prior to January 1, 2005 and related earnings (“grandfathered balances”) are subject to the rules applicable prior to the effective date of Section 409A.  Participants may change distribution timing and form of grandfathered balances, provided a full calendar year passes between the year in which the change was requested and the new distribution date.  Distribution elections on post-409A accounts may only be changed if (a) the new election is made at least 12 months before the first scheduled payment; (b) the distribution or first installment is delayed at least five years from the originally scheduled payment date; and (c) the new election is not effective until at least 12 months have elapsed.  Participants can receive an early distribution of grandfathered balances, less a withdrawal penalty equal to 10% of the participant’s total grandfathered balance.  In the event of an unforeseeable emergency, executives and directors may receive a distribution from grandfathered balances and/or post-409A accounts, to the extent necessary to meet the emergency and resulting income tax and penalties, subject to certain limitations outlined in the plan.

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Potential Post-Employment Payments
The named executive officers are entitled to certain compensation in the event of termination of such executive’s employment.  This section discusses these potential post-employment payments, assuming separation from employment on December 31, 2021.

Severance Pay and Benefit Continuation
We do not have an employment contract with any named executive officer.  Therefore, no severance benefit is payable and there is no continuation of benefit coverage in the event of a named executive officer’s voluntary or involuntary termination, retirement, disability, or death except as legally required at no cost to the Corporation.  Severance and Corporation-paid benefit continuation are available in the event of a change in control as discussed in the Potential Post-Employment Payments table presented later in this section.

Retirement Benefits Payable
We consider retirement as separation from service after age 65 or after age 55 with ten years of service. Mr. Gim and Ms. Noons are the only named executive officers who were eligible to retire as of December 31, 2021.
As noted earlier, Mr. Gim and Ms. Noons are eligible to participate in the Pension Plan and Supplemental Pension Plan (collectively, the “Defined Benefit Retirement Plans”). Retirement benefits are not enhanced in the event of the executive’s voluntary or involuntary termination, retirement, disability or death, nor a change of control of the Corporation. The following table outlines the annual benefits available under the Defined Benefit Retirement Plans, assuming separation from service on December 31, 2021 under various termination scenarios:

		Annual Benefit Payable under Defined Benefit Retirement Plans(a)
Named Executive Officer	Retirement Plan	Voluntary or Involuntary Termination ($) (a)	Retirement ($) (b)	Death Benefit Payable to Surviving Spouse ($) (c)	Change in Control ($) (d)
Gim	Pension Plan	124,545	65,386	31,918	124,545
	Supplemental Pension Plan	130,126	68,316	33,349	130,126
Noons	Pension Plan	132,223	91,816	—	132,223
	Supplemental Pension Plan	44,231	30,714	—	44,231
(a)Amount reflects the annual benefit payable at age 65 in the normal form, which is a life annuity under the Defined Benefit Retirement Plans. The executive is eligible to take the qualified Pension Plan benefit as a lump sum or to commence a reduced benefit at termination. The Supplemental Pension Plan does not provide for payment of benefits in a lump-sum, but rather payment only in the form of an annuity with monthly benefit payments.
(b)Amount reflects the annual benefit payable immediately upon retirement at December 31, 2021 as a life annuity under the Defined Benefit Retirement Plans. The executive is also eligible to take the qualified Pension Plan benefit as a lump sum.
(c)Amount reflects annual pre-retirement death benefit equal to 50% of the qualified 50% joint and survivor annuity, payable to the executive’s surviving spouse as a life annuity commencing December 31, 2021.
(d)Assumes change in control and immediate termination event as described under the heading “Compensation Discussion and Analysis - Change in Control Agreements” earlier in this Proxy Statement.
_______________________

Messrs. Handy and Ohsberg and Ms. Ryan are not eligible to participate in the Defined Benefit Retirement Plans.

Vested Equity Awards
Vested stock option grants, if applicable, are outlined in the Outstanding Equity Awards at Fiscal Year End table earlier in this Proxy Statement.  A named executive officer may exercise vested stock options at any

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time through their separation from employment date.  The right to exercise vested stock options is forfeited following separation from employment for all reasons other than retirement and death.
In the event of the death of the named executive officer, the right to exercise vested stock option grants would transfer to the named executive officer’s estate and would expire on the three-year anniversary of the date of death.  In the event of retirement, the named executive officer would have the right to exercise vested nonqualified stock options for three years following retirement and vested incentive stock options for 90 days following retirement.  Notwithstanding the foregoing, all stock options will expire no later than ten years from the date of grant. As noted earlier, Mr. Gim and Ms. Noons are the only named executive officers who were eligible to retire as of December 31, 2021.
Information regarding the effect on unvested equity grants in a separation from employment is discussed in the Potential Post-Employment Payments table and accompanying footnotes presented later in this section.

Nonqualified Deferred Compensation Plan
Obligations under the Nonqualified Deferred Compensation Plan generally would become payable in a lump sum in the January following the separation from employment, subject to the six-month delay imposed under Section 409A of the Code.  The aggregate balance of the obligations under this plan can be found in the Nonqualified Deferred Compensation table earlier in this Proxy Statement.  Plan balances represent accrued liabilities for amounts earned and are not enhanced for any voluntary or involuntary termination.

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The following table presents potential post-employment payments assuming separation from service on December 31, 2021, under various termination scenarios.

POTENTIAL POST-EMPLOYMENT PAYMENTS
Named Executive Officer	Type of Payment	Involuntary or Voluntary Termination ($)	Retirement ($) (a)	Death ($)	Permanent Disability ($)	Change in Control ($) (b)
Handy	Severance (c)	—	—	—	—	2,896,156
	Intrinsic Value of Accelerated Equity (d)(e)	—	—	2,439,498	1,484,729	2,439,498
	Value of Increased Retirement Benefits	—	—	—	—	—
	Health Benefits (f)	—	—	—	—	41,154
	Cutback (g)	—	—	—	—	—
	Total	—	—	2,439,498	1,484,729	5,376,808
Gim	Severance (c)	—	—	—	—	1,119,700
	Intrinsic Value of Accelerated Equity (d)(e)	—	729,020	1,189,788	729,020	1,189,788
	Value of Increased Retirement Benefits	—	—	—	—	—
	Health Benefits (f)	—	—	—	—	19,800
	Cutback (g)	—	—	—	—	(446,162)
	Total	—	729,020	1,189,788	729,020	1,883,126
Ohsberg	Severance (c)	—	—	—	—	852,667
	Intrinsic Value of Accelerated Equity (d)(e)	—	—	940,468	490,627	940,468
	Value of Increased Retirement Benefits	—	—	—	—	—
	Health Benefits (f)	—	—	—	—	26,368
	Cutback (g)	—	—	—	—	—
	Total	—	—	940,468	490,627	1,819,503
Ryan	Severance (c)	—	—	—	—	856,333
	Intrinsic Value of Accelerated Equity (d)(e)	—	—	731,864	435,523	731,864
	Value of Increased Retirement Benefits	—	—	—	—	—
	Health Benefits (f)	—	—	—	—	—
	Cutback (g)	—	—	—	—	—
	Total	—	—	731,864	435,523	1,588,197
Noons	Severance (c)	—	—	—	—	781,333
	Intrinsic Value of Accelerated Equity (d)(e)	—	412,094	737,193	399,016	737,193
	Value of Increased Retirement Benefits	—	—	—	—	—
	Health Benefits (f)	—	—	—	—	9,672
	Cutback (g)	—	—	—	—	(382,978)
	Total	—	412,094	737,193	399,016	1,145,220
(a)We define retirement as separation from service after age 65 or after age 55 with ten years of service.  Mr. Gim and Ms. Noons were the only executives listed above who were eligible to retire on December 31, 2021.
(b)Assumes change in control and immediate termination event as described under the heading “Compensation Discussion and Analysis - Change in Control Agreements” earlier in this Proxy Statement.
(c)Severance payments are based on a multiple of salary and bonus as of December 31, 2021. Multiples are described under the heading “Compensation Discussion and Analysis - Change in Control Agreements” earlier in this Proxy Statement.  Bonus-related severance is based on the average of bonuses paid (including awards under the Annual Performance Plan, Wealth Management Business Building Incentive Plan, Retail Lending Growth Incentive Plan and discretionary bonuses, as applicable) during the three calendar years prior to 2021.
(d)Reflects the value of accelerated equity based upon market closing price of $56.37 on December 31, 2021, as well as the value of dividend equivalents that would become payable under performance share unit award grants.  Unvested equity grants are outlined in the Outstanding Equity Awards at Fiscal Year End table earlier in this Proxy Statement.  All unvested awards would be forfeited upon voluntary or involuntary termination, and would become fully vested upon a change in control or death.  All performance share unit awards would be vested on a pro-rated basis upon permanent disability.

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(e)For purposes of this table, we have assumed that the Corporation’s relative performance during the performance measurement period for all 2018 awards was at a percentile ranking of 70.0, resulting in a 140.0% award; for all 2019 awards was at a percentile ranking of 60.0, resulting in a 120.0% award; for all 2020 awards was at a percentile ranking of 70.0, resulting in a 140.0% award; and for all 2021 awards was at a percentile ranking of 70.0, resulting in a 140.0% award, all which were our performance assumptions as of December 31, 2021.  Actual results may be different.
(f)Reflects the value of medical and/or dental insurance benefits based on actual 2022 premiums, increased by 8% for years 2 and 3, as applicable.
(g)Reflects a cutback of amounts that exceed the limits imposed by Section 280G of the Code as described under the heading “Compensation Discussion and Analysis - Change in Control Agreements” earlier in this Proxy Statement.
_______________________

Chief Executive Officer Pay Ratio
As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K, the following presents information regarding the relationship of the annual total compensation of our median employee and the annual total compensation of Mr. Handy.
As of December 24, 2021, we employed 634 individuals, all of whom were located in the United States. This population consisted of full-time, part-time, and temporary employees. We did not retain or engage any independent contractors or similar workers during 2021.
To identify the “median employee” from our employee population as of December 24, 2021, we compared the amount of salary, wages and fringe benefits of all of our employees as reflected in box 1 of Form W-2 for 2021. Since all of our employees are located in the United States, as is Mr. Handy, we did not make any cost-of-living adjustments in identifying the “median employee.”
Once we identified our median employee, we combined all elements of such employee’s compensation for 2021 in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K, resulting in annual total compensation of $75,524. Mr. Handy’s annual total compensation, as reported in the Summary Compensation Table included elsewhere in this Proxy Statement, was $1,842,107. Based on this information, for 2021 the ratio of the annual total compensation of Mr. Handy, to the annual total compensation of our median employee was 24.39 to 1.
The pay ratio reported above is a reasonable estimate calculated in a manner consistent with SEC rules based on our internal records and the methodology described above. The SEC rules for identifying the median employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their employee populations and compensation practices. Therefore, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies have different employee populations and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.

Director Compensation
Our director compensation philosophy is to provide competitive, fair and reasonable compensation to non-employee directors in order to attract the expertise and leadership necessary to provide strong corporate governance and maximize long term shareholder value. Further, we believe director compensation should be aligned with the long term interests of shareholders by creating and encouraging stock ownership.
The Compensation Committee, with the assistance of the compensation consultant, reviews director compensation annually to ensure that it is appropriate, competitive and effective. This process focuses on pay elements; compensation levels and mix; board and committee expertise, structure and roles; and best practices of comparable companies in our industry.

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Cash Compensation Paid to Board Members
Board service has evolved in recent years due to technological advances, ever-increasing expectations for responsiveness, and increasing corporate governance requirements. All directors receive a retainer fee for board service, as well as a retainer fee for each committee on which the director serves. Directors do not receive additional remuneration for meeting attendance. We believe that the retainer-only approach better reflects the ‘on call’ nature of board service.
The following chart outlines current non-employee director cash compensation based on role.

	Retainer ($)
	Chair	Member
Board Service:
Corporation’s Board	—	30,000
Bank’s Board	—	—
Additional Compensation for Lead Director	—	5,000
Committee Service:
Executive Committee (a)	—	—
Nominating Committee	9,000	4,000
Audit Committee	25,000	12,000
Compensation Committee	12,000	6,000
Trust Committee (of the Bank)	10,000	6,000
Finance Committee (of the Bank) (b)	—	16,000
(a)The chairpersons of our five committees serve as the Executive Committee and receive no additional retainer for Executive Committee service.
(b)The Finance Committee Chair is an employee director and therefore, receives no additional compensation for Board service.
______________________

Equity Compensation
In order to align Board interests with shareholders, non-employee directors typically receive an annual equity grant with a target value equal to the annual Board retainer. All director equity grants vest at the earliest of (i) the three-year anniversary of the grant; (ii) change in control of the Corporation; (iii) the death of the director; or (iv) retirement from the Corporation’s Board as defined in the grant.
On April 27, 2021, the Compensation Committee granted 580 restricted stock units to each non-employee director who continued to serve as our director after the 2021 Annual Meeting of Shareholders. This grant included dividend equivalent rights.

Retirement Plans
Directors are not eligible to participate in any defined benefit plan maintained by the Corporation or the Bank. Directors are eligible to defer 100% of compensation into the Nonqualified Deferred Compensation Plan. Directors are not eligible for Corporation contributions. Provisions regarding types of accounts, investment measurements, form and timing of payments, and distributions that apply to employees also apply to directors. Retirement for directors is defined in the Nonqualified Deferred Compensation Plan as termination of directorship after attainment of age 55.

Welfare Benefit Plans
Directors are not eligible for medical, dental, life or disability insurance at our expense. Directors may obtain coverage under the Bank’s group medical and dental insurance plans at their own expense.

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Director Compensation Table
Employee directors receive no additional compensation for Board service.  Compensation received by an employee director as an employee of the Corporation and/or the Bank is shown in the Summary Compensation Table earlier in this Proxy Statement. The following table summarizes compensation paid to non-employee directors for the fiscal year ended December 31, 2021.

DIRECTOR COMPENSATION TABLE
Name		Retainer Earned or Paid in Cash ($) (a)	Stock Awards ($) (b)	Total ($) (c)
John J. Bowen		42,000	30,027	72,027
Steven J. Crandall		48,000	30,027	78,027
Robert A. DiMuccio, CPA		60,667	30,027	90,694
Joseph P. Gencarella, CPA	(d)	—	—	—
Constance A. Howes, Esq.		62,667	30,027	92,694
Katherine W. Hoxsie, CPA	(e)	21,666	—	21,666
Alimamy D. Jabbie, Jr.	(d)	—	—	—
Joseph J. MarcAurele		56,000	30,027	86,027
Kathleen E. McKeough		66,000	30,027	96,027
Sandra Glaser Parrillo		42,000	30,027	72,027
John T. Ruggieri		58,000	30,027	88,027
Edwin J. Santos		64,000	30,027	94,027
Lisa M. Stanton	(f)	28,000	30,027	58,027
(a)Total reflects Board and Committee retainers earned.  During 2021, Director Parrillo deferred $42,000 into the Nonqualified Deferred Compensation Plan.
(b)Amount listed reflects the aggregate grant date fair value computed in accordance with FASB ASC Topic 718 for restricted stock unit awards granted on April 27, 2021.  Assumptions related to the financial reporting of restricted stock units are presented in Note 18 to the Consolidated Financial Statements presented in the 2021 Form 10-K. As of December 31, 2021, Directors Bowen, Crandall, DiMuccio, Howes, MarcAurele, McKeough, Ruggieri and Santos had 2,030 unvested restricted stock units; Director Parrillo had 1,440 unvested restricted stock units; and Director Stanton had 580 unvested restricted stock units.
(c)There are no Option Awards, Non-Equity Incentive Plan Compensation, Change in Pension Value, Nonqualified Deferred Compensation Earnings or All Other Compensation required to be disclosed in this table.
(d)Messrs. Gencarella and Jabbie joined the Corporation’s Board on March 1, 2022, and therefore, did not receive any director compensation in 2021.
(e)Ms. Hoxsie retired from the Corporation’s Board on April 27, 2021.
(f)Ms. Stanton joined the Corporation’s Board on April 27, 2021.

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Compensation Committee Interlocks and Insider Participation
The directors who served on the Compensation Committee during the year ended December 31, 2021 were Santos (Chairperson), Bowen, DiMuccio, Howes, and McKeough.  We are not aware of any Compensation Committee interlocks or relationships involving our executive officers or members of the Corporation’s Board requiring disclosure in this Proxy Statement.

Audit Committee Report
The Audit Committee has the responsibility to, among other things, oversee and review the preparation of the Corporation's consolidated financial statements and the Corporation’s system of internal controls. The Audit Committee has the sole authority for the appointment, compensation (and negotiations thereof), retention and oversight of the Corporation's independent registered public accounting firm (the “independent auditor”) retained to audit the Corporation’s financial statements and system of internal controls.
In accordance with the authorities and responsibilities outlined in its charter, the Audit Committee appointed Crowe LLP as the Corporation’s independent auditor for the fiscal year ended December 31, 2021. Crowe LLP is responsible for expressing opinions that (1) our consolidated financial statements present fairly, in all material respects, the financial position, results of operations and cash flows in conformity with generally accepted accounting principles and (2) we maintained, in all material respects, effective internal control over financial reporting as of December 31, 2021.
In this context, the Audit Committee has:
▪reviewed and discussed the Corporation's audited financial statements with management and Crowe LLP;
▪reviewed and discussed the effectiveness of the Corporation's internal controls over financial reporting with management, the internal auditor and Crowe LLP;
▪discussed with Crowe LLP the matters required to be discussed by Auditing Standard 1301;
▪received the written disclosures and the letter from Crowe LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding Crowe LLP’s communications with the Audit Committee concerning independence, and has discussed with Crowe LLP the independent auditor’s independence; and
▪considered whether the provision of non-audit services by Crowe LLP is compatible with maintaining its independence.
Based on the review and discussions above, the Audit Committee recommended to the Corporation’s Board that the audited financial statements be included in the Corporation’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021 for filing with the SEC.
In addition, the Audit Committee also assessed the performance of Crowe LLP as independent auditor during 2021. A variety of indicators of audit quality relating to Crowe LLP were reviewed including:
▪the quality and candor of its communications with the Audit Committee and with management;
▪how effectively it maintained its independence and employed independent judgment, objectivity and professional skepticism;
▪the quality of insight demonstrated in its review of the Corporation's assessment of internal control over financial reporting and remediation of control deficiencies;
▪available external data about quality and performance, including reports by the PCAOB and the firm’s response to those reports;
▪the firm’s experience with other public companies and community banks;

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▪the qualifications, strengths and performance of the lead audit engagement partner and the audit team;
▪the appropriateness of its fees, taking into account the Corporation's size and complexity and the resources necessary to perform the audit; and
▪its tenure as the Corporation's independent auditor and knowledge of the Corporation's operations, accounting policies and practices, and internal control over financial reporting.
As a result of our evaluation, the Audit Committee concluded that the continued retention of Crowe LLP as the Corporation's independent registered public accounting firm for the year ending December 31, 2022 is in the best interests of the Corporation and its shareholders.
The foregoing report has been furnished by the members of the Audit Committee:

Robert A. DiMuccio, CPA (Chairperson)	Steven J. Crandall
Sandra Glaser Parrillo	John T. Ruggieri
Edwin J. Santos	Lisa M. Stanton
The foregoing report shall not be deemed to be “soliciting material” or to be “filed” with the SEC and should not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or under the Exchange Act, except to the extent that this information is specifically incorporated by reference, and shall not otherwise be deemed filed under such acts.

Independent Registered Public Accounting Firm
The following table presents fees incurred for professional services rendered by the independent registered public accounting firm for the years ended December 31, 2021 and December 31, 2020:

	2021	2020
Audit fees (a)	$566,800	$557,500
Audit-related fees (b)	41,600	32,000
Tax fees	—	—
All other fees	—	—
Total fees incurred	$608,400	$589,500
(a)Annual audit of consolidated and subsidiary financial statements including Sarbanes-Oxley attestation, reviews of quarterly financial statements and other services in connection with statutory and regulatory filings.
(b)Reflects fees for services that reasonably relate to the performance of the audit, including certain attestation and agreed upon procedures required by the Department of Housing and Urban Development.
_______________________

The Audit Committee has adopted a policy whereby engagement of the independent registered public accounting firm for audit services and for non-audit services shall be pre-approved by the Audit Committee, subject to the de minimus exception described in Section 10A(i)(1)(B) of the Exchange Act for non-audit services.  The Audit Committee pre-approved all services provided by Crowe LLP during the years ended December 31, 2020 and December 31, 2021.
The Audit Committee has considered whether the provision of the services identified under the headings “Audit-related fees,” “Tax fees” and “All other fees” is compatible with maintaining Crowe LLP’s independence and has determined that provision of such services is consistent with maintaining the principal auditor’s independence.

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Indebtedness and Other Transactions
The Bank has had transactions in the ordinary course of business, including borrowings, with certain of our directors and executive officers and their associates, all of which were made on substantially the same terms, including interest rates (except that executive officers and all other employees are permitted a modest interest rate benefit on first mortgages secured by a primary residence and other consumer loans) and collateral, as those prevailing at the time for comparable transactions with other persons, and did not involve more than the normal risk of collectability or present other unfavorable features when granted.  Similar transactions may be expected to take place in the ordinary course of business in the future.  Extensions of credit outstanding at December 31, 2021 to all directors, executive officers and their related interests amounted to $1,137,292 in the aggregate.  Any such transaction presently in effect with any director or executive officer is current as of this date, and is in compliance with Regulation O.

Policies and Procedures for Related Party Transactions
We conduct annual procedures, including the use of an electronic questionnaire, to (i) identify parties related to directors and executive officers and (ii) document the existence and terms of any related party transactions.  As indicated previously, the approval of loan transactions involving directors, executive officers and their related interest is governed by the provisions of Regulation O.  All other transactions involving directors and executive officers are reviewed annually by the Corporation’s Board.  The purpose of the review is to determine that such transactions are conducted on terms not materially less favorable than what would be usual and customary in transactions between unrelated persons and, in the case of transactions involving directors, to determine whether such transactions affect the independence of a director in accordance with the relevant rules and standards issued by the SEC and Nasdaq.  We do not maintain a formal written policy concerning the aforementioned procedures.  Our Code of Ethics provides guidance on business relations between the Corporation and our directors, officers and employees.

Section 16(a) Reports
Section 16(a) of the Exchange Act requires our officers and directors, and persons who own more than 10% of a registered class of our equity securities (collectively, “Insiders”) to file reports of ownership and changes in ownership with the SEC.  Insiders are required by SEC regulations to furnish us with copies of all Section 16(a) reports they file. Based solely upon a review of the copies of such reports furnished to us with respect to 2021, and on written representations from certain reporting persons, we believe that, during 2021, all Section 16(a) filing requirements applicable to our Insiders were met.

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Proposal 2:	Ratification of Selection of Independent Registered Public Accounting Firm
The ratification of the Audit Committee’s decision to retain Crowe LLP to serve as our independent registered public accounting firm to audit the Corporation’s consolidated financial statements for the current fiscal year ending December 31, 2022 will be submitted to our shareholders at the Annual Meeting.  Factors considered in the Audit Committee’s decision can be found in the Audit Committee Report earlier in this Proxy Statement.
Representatives of Crowe LLP will be present at the Annual Meeting, will have the opportunity to make a statement if they so desire and will be available to answer appropriate questions.  Action by shareholders is not required by law in the appointment of the independent registered public accounting firm, but their appointment is submitted by the Audit Committee in order to give our shareholders a voice in the designation of our independent registered public accounting firm.  If the appointment is not ratified by the affirmative vote of holders of a majority of the shares of common stock represented in person or by proxy at the Annual Meeting and entitled to vote thereon (provided that a quorum is present), the Audit Committee will reconsider its choice of Crowe LLP, but may still retain the firm. Even if the selection is ratified, the Audit Committee, in its discretion, may change the appointment at any time during the year if it determines that such a change would be in the best interests of the Corporation and shareholders.

Recommendation:    The Board of Directors unanimously recommends that shareholders vote “FOR” this proposal.

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Proposal 3:	Approval of the Washington Trust Bancorp, Inc. 2022 Long Term Incentive Plan
Our Board of Directors believes that stock-based incentive awards can play an important role in the success of the Corporation by encouraging and enabling the employees, officers, non-employee directors and consultants of the Corporation and its subsidiaries upon whose judgment, initiative and efforts the Corporation largely depends for the successful conduct of its business to acquire a proprietary interest in the Corporation. The Board of Directors believes that providing such persons with a direct stake in the Corporation assures a closer identification of the interests of such individuals with those of the Corporation and its shareholders, thereby stimulating their efforts on the Corporation’s behalf and strengthening their desire to remain with the Corporation.
On February 18, 2022, the Board of Directors adopted, subject to shareholder approval, the Washington Trust Bancorp. Inc. 2022 Long Term Incentive Plan (the “Plan”). The Plan is designed to enhance the flexibility to grant equity awards to our officers, employees, non-employee directors and consultants and to ensure that we can continue to grant equity awards to eligible recipients at levels determined to be appropriate by the Board of Directors and/or the Compensation Committee. A copy of the Plan is attached as Exhibit A to this proxy statement and is incorporated herein by reference.
As of December 31, 2021, there were the following awards outstanding under our equity compensation plans: (a) stock options to acquire 322,140 shares of common stock, with a weighted average exercise price of $45.95 and a weighted average remaining term of 7.17 years; (b) 66,285 unvested full value awards with time-based vesting; and (c) 119,100 unvested full value awards with performance-based vesting assuming performance at target (the current performance assumption would result in an award of 159,572 shares; the maximum number of shares that could be awarded is 238,200). Other than the foregoing, no awards were outstanding under our equity compensation plans as of December 31, 2021. As of December 31, 2021, there were 601,928 shares of common stock available for awards under the 2013 Stock Option and Incentive Plan (the “2013 Plan”). The Corporation will grant no more than 65,000 shares prior to the 2022 Annual Meeting. On February 18, 2022, the Corporation’s Board voted that no further awards would be granted under the 2013 Plan following shareholder approval of the Plan.

Summary of Material Features of the Plan
The material features of the Plan are:
•The maximum number of shares of common stock to be issued under the Plan is 600,000;
•The award of stock options (both incentive and non-qualified options), stock appreciation rights, restricted stock, restricted stock units, unrestricted stock, cash-based awards, and dividend equivalent rights is permitted;
•Shares that are withheld by the Corporation or tendered by a grantee (by either actual delivery or attestation) (i) to pay the exercise price of a stock option granted under the Plan or the 2013 Plan or (ii) to satisfy tax withholding obligations associated with a stock option or stock appreciation right granted under the Plan or the 2013 Plan, shall not become available again for grant under the Plan. Any shares of common stock that are purchased by the Corporation on the open market with the proceeds from the exercise of a stock option granted under the Plan or the 2013 Plan shall not become available for grant under the Plan;
•Stock options and stock appreciation rights will not be repriced in any manner without shareholder approval;
•The value of all awards awarded under the Plan and all other cash compensation paid by us to any non-employee director in any calendar year may not exceed $400,000;
•A minimum vesting period of one year is required for all equity awards, other than a limited number of excepted awards under the Plan;

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•Any dividends and dividend equivalent rights payable with respect to any equity award are subject to the same vesting provisions as the underlying award;
•Any material amendment to the Plan is subject to approval by our shareholders; and
•The term of the Plan will expire on the tenth anniversary of the date that shareholders approve the Plan.
Based solely on the closing price of our common stock as reported by Nasdaq on February 18, 2022 and the maximum number of shares that would have been available for awards as of such date under the Plan, the maximum aggregate market value of the common stock that could potentially be issued under the Plan is $33,576,000.
Shares of common stock underlying any awards under the Plan and the 2013 Plan that are forfeited, canceled or otherwise terminated (other than by exercise) shall be added back to the shares available for issuance under the Plan. Shares of common stock shall not be deemed to have been issued pursuant to the Plan with respect to any portion of an award under the Plan or 2013 Plan that is settled in cash, other than in the case of a stock option or stock appreciation right, in which case shares of common stock having a fair market value equal to the cash delivered shall be deemed issued pursuant to the Plan. Upon the exercise of a stock appreciation right under the Plan or the 2013 Plan, the gross number of shares for which the stock appreciation right is exercised shall be deemed issued under the Plan. In the event that withholding tax liabilities arise in connection with an award (other than a stock option or stock appreciation right) under this Plan or the 2013 Plan are satisfied by the tendering of shares of common stock or by the withholding of common shares by the Corporation, the shares of common stock tendered or withheld shall be added to the shares available for grant under the Plan on a one-for-one basis.

Reasons for Adopting the Plan
The Plan is critical to our ongoing effort to build shareholder value. Equity incentive awards are an important component of our executive and non-executive employees’ compensation. Our Compensation Committee and the Board of Directors believe that we must continue to offer a competitive equity compensation program in order to attract, retain and motivate the talented and qualified employees necessary for our continued growth and success.
We manage our long term shareholder dilution by limiting the number of equity incentive awards granted annually. The Compensation Committee carefully monitors our annual net burn rate, total dilution and equity expense in order to maximize shareholder value by granting only the number of equity incentive awards that it believes are necessary and appropriate to attract, reward and retain our employees. Our compensation philosophy reflects broad-based eligibility for equity incentive awards for high performing employees. By doing so, we link the interests of those employees with those of our shareholders and motivate our employees to act as owners of the business.

Burn Rate
The following table sets forth information regarding historical awards granted and earned for the 2019 through 2021 period, and the corresponding burn rate, which is defined as the number of shares subject to equity-based awards granted in a year divided by the weighted average number of shares of common stock outstanding for that year, for each of the last three fiscal years:

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Share Element	2019	2020	2021
Stock Options Granted	61,800	81,530	53,700
Full-Value Awards Granted	89,121	121,154	92,271
Adjusted Full-Value Awards Granted (a)	178,242	242,308	184,542
Total Awards Granted (b)	240,042	323,838	238,242
Weighted average common shares outstanding during the fiscal year	17,331,000	17,282,000	17,310,000
Annual Burn Rate	1.39%	1.87%	1.38%
Three-Year Average Burn Rate (c)			1.55%
(a)In accordance with corporate governance policy updates published by Institutional Shareholder Services (“ISS”), Adjusted Full-Value Awards Granted represents the total Time- and Performance-Based (at maximum) Full-Value Awards Granted, subject to a multiplier based on our recent historic stock price volatility. Based on our recent historical stock price volatility and ISS metrics, we have utilized a full-value award multiplier of 2.0 for purposes of calculating the 2019 through 2021 three-year average burn rate.
(b)Total Awards Granted represents the sum of Stock Options Granted and Adjusted Full-Value Awards Granted.
(c)As illustrated in the table above, our three-year average burn rate for the 2019 through 2021 period was 1.55%, which is below the ISS industry category burn rate threshold of 2.0%.
_______________________
Our Compensation Committee determined the size of reserved pool under the Plan based on projected equity awards to anticipated new hires, projected annual equity awards to existing employees and an assessment of the magnitude of increase that our institutional investors and the firms that advise them would likely find acceptable. We anticipate that if our request to increase the share reserve is approved by our shareholders, it will be sufficient to provide equity incentives to attract, retain, and motivate employees for the next 3.6 years.

Summary of the Plan
The following description of certain features of the Plan is intended to be a summary only. The summary is qualified in its entirety by the full text of the Plan, which is attached hereto as Exhibit A.
Administration. The Plan will be administered by the Compensation Committee. The Compensation Committee has full power to select, from among the individuals eligible for awards, the individuals to whom awards will be granted, to make any combination of awards to participants, and to determine the specific terms and conditions of each award, subject to the provisions of the Plan. The Compensation Committee may delegate to a committee consisting of one or more officers of the Corporation (including the Chief Executive Officer of the Corporation) the authority to grant awards to employees who are not subject to the reporting and other provisions of Section 16 of the Exchange Act, subject to certain limitations and guidelines.
Eligibility; Plan Limits. All full-time and part-time officers, employees, non-employee directors and consultants are eligible to participate in the Plan, subject to the discretion of the administrator. As of February 18, 2022, approximately 747 individuals would have been eligible to participate in the Plan had it been effective on such date, which includes 11 executive officers, 632 employees who are not executive officers, 12 non-employee directors and 92 consultants. There are certain limits on the number of awards that may be granted under the Plan. For example, no more than 600,000 shares of common stock may be granted in the form of incentive stock options.
Director Compensation Limit. The Plan provides that the value of all awards awarded under the Plan and all other cash compensation paid by the Corporation to any non-employee director in any calendar year shall not exceed $400,000.
Minimum Vesting Period. The vesting period for each Award granted under the Plan (other than cash-based Awards) must be at least equal to the minimum vesting period of one year, provided the following awards

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shall not be subject to such minimum vesting period: any (i) substitute awards granted in connection with awards that are assumed, converted or substituted pursuant to a merger, acquisition or similar transaction entered into by the Corporation or any of its affiliates, (ii) shares delivered in lieu of fully vested cash awards, (iii) awards to non-employee directors that vest on earlier of the first anniversary of the date of grant and the next annual meeting of shareholders that is at least 50 weeks after the immediately preceding year’s annual meeting, and (iv) any additional awards the Compensation Committee may grant, up to a maximum of five percent (5%) of the available share reserve authorized for issuance under the Plan.
Stock Options. The Plan permits the granting of (1) options to purchase common stock intended to qualify as incentive stock options under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), and (2) options that do not so qualify. Options granted under the Plan will be non-qualified options if they fail to qualify as incentive options or exceed the annual limit on incentive stock options. Incentive stock options may only be granted to employees of the Corporation and its subsidiaries. Non-qualified options may be granted to any persons eligible to receive incentive options and to non-employee directors and consultants. The option exercise price of each option will be determined by the Compensation Committee. Except in the case of options (i) granted pursuant to a transaction described in, and in a manner consistent with, Section 424(a) of the Code, (ii) granted to individuals who are not subject to U.S. income tax on the date of grant or (iii) that are compliant with Section 409A of the Code, the exercise price of an option may not be less than 100% of the fair market value of the common stock on the date of grant. Fair market value for this purpose will be determined by reference to the price of the shares of common stock on Nasdaq. The exercise price of an option may not be reduced after the date of the option grant without shareholder approval, other than to appropriately reflect changes in our capital structure.
The term of each option will be fixed by the Compensation Committee and may not exceed ten years from the date of grant. The Compensation Committee will determine at what time or times each option may be exercised. Options may be made exercisable in installments and the exercisability of options may be accelerated by the Compensation Committee. In general, unless otherwise permitted by the Compensation Committee, no option granted under the Plan is transferable by the optionee other than by will or by the laws of descent and distribution or pursuant to a domestic relations order, and options may be exercised during the optionee’s lifetime only by the optionee, or by the optionee’s legal representative or guardian in the case of the optionee’s incapacity.
Upon exercise of options, the option exercise price must be paid in full either in cash, by certified or bank check or other instrument acceptable to the Compensation Committee or by delivery (or attestation to the ownership) of shares of common stock that are beneficially owned by the optionee and that are not subject to risk of forfeiture. Subject to applicable law, the exercise price may also be delivered to the Corporation by a broker pursuant to irrevocable instructions to the broker from the optionee. In addition, non-qualified options may be exercised using a net exercise feature which reduces the number of shares issued to the optionee by the number of shares with a fair market value equal to the exercise price.
To qualify as incentive options, options must meet additional federal tax requirements, including a $100,000 limit on the value of shares subject to incentive options that first become exercisable by a participant in any one calendar year.
Stock Appreciation Rights. The Compensation Committee may award stock appreciation rights subject to such conditions and restrictions as the Compensation Committee may determine. Stock appreciation rights entitle the recipient to shares of common stock or cash equal to the value of the appreciation in the stock price over the exercise price. The exercise price may not be less than the fair market value of the common stock on the date of grant. The term of a stock appreciation right may not exceed ten years.
Restricted Stock. The Compensation Committee may award shares of common stock to participants subject to such conditions and restrictions as the Compensation Committee may determine. These conditions and restrictions may include the achievement of certain performance goals and/or continued employment with us through a specified restricted period. During the vesting period, restricted stock awards may be credited with dividend equivalent rights (but dividend equivalents payable with respect to restricted stock awards shall not be paid unless and until such restricted stock awards vest).

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Restricted Stock Units. The Compensation Committee may award restricted stock units to participants. Restricted stock units are ultimately payable in the form of shares of common stock or cash subject to such conditions and restrictions as the Compensation Committee may determine. These conditions and restrictions may include the achievement of certain performance goals and/or continued employment with the Corporation through a specified vesting period. In the Compensation Committee’s sole discretion, it may permit a participant to make an advance election to receive a portion of his or her future cash compensation otherwise due in the form of a restricted stock unit award, subject to the participant’s compliance with the procedures established by the Compensation Committee and requirements of Section 409A of the Code. During the vesting or deferral period, dividend equivalent rights may be credited but may not be paid until such awards become vested or settled.
Unrestricted Stock Awards. The Compensation Committee may also grant shares of common stock that are free from any restrictions under the Plan. Unrestricted stock may be granted to any participant in recognition of past services or other valid consideration and may be issued in lieu of cash compensation due to such participant.
Dividend Equivalent Rights. The Compensation Committee may grant dividend equivalent rights to participants, which entitle the recipient to receive credits for dividends that would be paid if the recipient had held specified shares of common stock. Dividend equivalent rights granted as a component of another award (other than a stock option or stock appreciation right) may be paid only if the related award becomes vested. Dividend equivalent rights may be settled in cash, shares of common stock or a combination thereof, in a single installment or installments, as specified in the award.
Cash-Based Awards. The Compensation Committee may grant cash bonuses under the Plan to participants. The cash bonuses may be subject to the achievement of certain performance goals.
Change of Control Provisions. In the event of a “sale event,” as defined in the Plan, awards under the Plan may be assumed, continued or substituted. In the event that awards are not assumed, continued or substituted, except as otherwise provided by the Compensation Committee in the award agreement, upon the effective time of the sale event, all awards with time-based conditions will become vested and exercisable upon the sale event, and awards with conditions and restrictions relating to the attainment of performance goals will become earned and vested and the performance-based criteria will be deemed achieved or fulfilled at the greater of (i) the actual performance achieved, or (ii) the target level of performance applicable to the award, but prorated based on the elapsed proportion of the performance period as of the sale event. In addition, the Corporation may make or provide for payment, in cash or in kind, to participants holding options and stock appreciation rights equal to the difference between the per share cash consideration and the exercise price of the options or stock appreciation rights (provided that, in the case of an option or stock appreciation right with an exercise price equal to or greater than the per share cash consideration, such option or stock appreciation right shall be cancelled for no consideration). The Compensation Committee shall also have the option to make or provide for a payment, in cash or in kind, to grantees holding other awards in an amount equal to the per share cash consideration multiplied by the number of vested shares under such awards. All awards will terminate in connection with a sale event unless they are assumed by the successor entity.
Adjustments for Stock Dividends, Stock Splits, Etc. The Plan requires the Compensation Committee to make appropriate adjustments to the number of shares of common stock that are subject to the Plan, to certain limits in the Plan, and to any outstanding awards to reflect stock dividends, stock splits, extraordinary cash dividends and similar events.
Tax Withholding. Participants in the Plan are responsible for the payment of any federal, state or local taxes that the Corporation is required by law to withhold upon the exercise of options or stock appreciation rights or vesting of other awards. The Compensation Committee may require that tax withholding obligations satisfied by withholding shares of common stock to be issued pursuant to exercise or vesting. The Compensation Committee may also require the Corporation’s tax withholding obligation to be satisfied, in whole or in part, by an arrangement whereby a certain number of shares issued pursuant to any award are immediately sold and proceeds from such sale are remitted to the Corporation in an amount that would satisfy the withholding amount due.

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Amendments and Termination. The Board of Directors may at any time amend or discontinue the Plan and the Compensation Committee may at any time amend or cancel any outstanding award for the purpose of satisfying changes in the law or for any other lawful purpose. However, no such action may adversely affect any rights under any outstanding award without the holder’s consent. To the extent required under the rules of Nasdaq, any amendments that materially change the terms of the Plan will be subject to approval by our shareholders. Amendments shall also be subject to approval by our shareholders if and to the extent determined by the Compensation Committee to be required by the Code to preserve the qualified status of incentive options.
Effective Date of Plan. The Plan was approved by our Board of Directors on February 18, 2022. Awards of incentive options may be granted under the Plan until April 26, 2032. No other awards may be granted under the Plan after the date that is ten years from the date of shareholder approval.

New Plan Benefits
The future awards, if any, that will be made to eligible persons under the Plan are subject to the discretion of the Compensation Committee, and, therefore, we cannot currently determine the benefits or number of shares subject to awards that may be granted in the future to our officers, employees or non-employee directors under the Plan. Therefore, a New Plan Benefits Table is not provided.

Tax Aspects Under the Code
The following is a summary of the principal federal income tax consequences of certain transactions under the Plan. It does not describe all federal tax consequences under the Plan, nor does it describe state or local tax consequences.
Incentive Options. No taxable income is generally realized by the optionee upon the grant or exercise of an incentive option. If shares of common stock issued to an optionee pursuant to the exercise of an incentive option are sold or transferred after two years from the date of grant and after one year from the date of exercise, then (i) upon sale of such shares, any amount realized in excess of the option exercise price (the amount paid for the shares) will be taxed to the optionee as a long term capital gain, and any loss sustained will be a long term capital loss, and (ii) the Corporation will not be entitled to any deduction for federal income tax purposes. The exercise of an incentive option will give rise to an item of tax preference that may result in alternative minimum tax liability for the optionee.
If shares of common stock acquired upon the exercise of an incentive option are disposed of prior to the expiration of the two-year and one-year holding periods described above (a “disqualifying disposition”), generally (i) the optionee will realize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of the shares of common stock at exercise (or, if less, the amount realized on a sale of such shares of common stock) over the option price thereof, and (ii) we will be entitled to deduct such amount. Special rules will apply where all or a portion of the exercise price of the incentive option is paid by tendering shares of common stock.
If an incentive option is exercised at a time when it no longer qualifies for the tax treatment described above, the option is treated as a non-qualified option. Generally, an incentive option will not be eligible for the tax treatment described above if it is exercised more than three months following termination of employment (or one year in the case of termination of employment by reason of disability). In the case of termination of employment by reason of death, the three-month rule does not apply.
Non-Qualified Options. No income is realized by the optionee at the time a non-qualified option is granted. Generally (i) at exercise, ordinary income is realized by the optionee in an amount equal to the difference between the option exercise price and the fair market value of the shares of common stock on the date of exercise, and we receive a tax deduction for the same amount, and (ii) at disposition, appreciation or depreciation after the date of exercise is treated as either short term or long term capital gain or loss depending on how long the shares of common stock have been held. Special rules will apply where all or a portion of the exercise price of the non-qualified option is paid by tendering shares of common stock. Upon exercise, the optionee will also be subject to Social Security taxes on the excess of the fair market value over the exercise price of the option.

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Other Awards. The Corporation generally will be entitled to a tax deduction in connection with other awards under the Plan in an amount equal to the ordinary income realized by the participant at the time the participant recognizes such income. Participants typically are subject to income tax and recognize such tax at the time that an award is exercised, vests or becomes non-forfeitable, unless the award provides for a further deferral.
Parachute Payments. The vesting of any portion of an award that is accelerated due to the occurrence of a change in control (such as a sale event) may cause a portion of the payments with respect to such accelerated awards to be treated as “parachute payments” as defined in the Code. Any such parachute payments may be non-deductible to the Corporation, in whole or in part, and may subject the recipient to a non-deductible 20% federal excise tax on all or a portion of such payment (in addition to other taxes ordinarily payable).
Limitation on Deductions. Under Section 162(m) of the Code, the Corporation’s deduction for awards under the Plan may be limited to the extent that any “covered employee” (as defined in Section 162(m) of the Code) receives compensation in excess of $1 million a year.

Equity Compensation Plan Information
The following table provides information as of December 31, 2021 regarding shares of common stock of the Corporation that may be issued under our equity compensation plans, consisting of our 2003 Stock Option and Incentive Plan (the “2003 Plan”) and the 2013 Plan.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (1)	Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities referenced in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders (2)	885,437 (3)	$45.95 (4)	601,928	(5)(6)
Equity compensation plans not approved by security holders	—	N/A	N/A
Total	885,437	$45.95	601,928
(1)Does not include any shares already reflected in the Corporation’s outstanding shares.
(2)Consists of the 2003 Plan and the 2013 Plan. Under the 2013 Plan, the grant of any full value award (an award other than an option or a stock appreciation award) shall be deemed, for the purposes of determining the number of shares of stock available for issuance, as an award of 1.85 shares of stock for each such share subject to the award.
(3)For performance share awards, amounts included represent the maximum amount of performance shares that could be issued under existing awards. The actual shares issued may differ based on the attainment of performance goals.
(4)Reflects the weighted average exercise price of outstanding stock options granted under the 2003 Plan and 2013 Plan. Other award types do not have an exercise price and therefore, are not included.
(5)Consists of the 2013 Plan only, as there are no securities available for future grants under the 2003 Plan.
(6)On February 18, 2022, the Corporation’s Board voted that no further awards would be granted under 2013 Plan following shareholder approval of the 2022 Long Term Incentive Plan.

Recommendation:    The Board of Directors unanimously recommends that shareholders vote “FOR” this proposal.

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Proposal 4:	Non-binding Advisory Resolution on the Compensation of the Corporation’s Named Executive Officers
As required by Section 14A of the Exchange Act, our Board of Directors is submitting for shareholder approval, on a non-binding advisory basis, the compensation paid to our named executive officers as described in this Proxy Statement pursuant to Item 402 of Regulation S-K.
The resolution that is the subject of this proposal is a non-binding advisory resolution.  Accordingly, the resolution will not have any binding legal effect regardless of whether or not it is approved and may not be construed as overruling a decision by Washington Trust or the Board of Directors or to create or imply any change to the fiduciary duties of the Board.  Furthermore, because this non-binding advisory resolution primarily relates to compensation of our named executive officers that has already been paid or contractually committed, there is generally no opportunity for us to revisit those decisions.  However, the Compensation Committee intends to take the results of the vote on this proposal into account in its future decisions regarding the compensation of our named executive officers.
Our compensation program is designed to deliver shareholder value by attracting, motivating and retaining our named executive officers, who are critical to our success, by offering a combination of base salary, as well as annual and long term incentives that are closely aligned to the annual and long term performance objectives of the Corporation.  Please see “Compensation Discussion and Analysis” beginning on page 21 for additional information about our executive compensation programs.
We believe that the effectiveness of our compensation programs is demonstrated by the accomplishments of management over the last fiscal year. Despite continued challenges and disruption due to the COVID-19 pandemic, the strength and stability of our core business model enabled us to generate strong growth and revenues from our key business lines, while maintaining strong asset quality and solid capital ratios. In 2021, the Corporation reported the highest earnings in our 221 year history and increased our dividend to shareholders for the eleventh consecutive year.
We are committed to providing a strong pay for performance link, and as such, we allocate a significant portion of total compensation to performance-based elements. We believe that our compensation structure, which includes absolute and relative performance-based compensation elements, as well as the promotion of meaningful stock ownership through holding requirements and equity grant retention guidelines, promote sound management practices.
The Board of Directors values the opportunity to receive input from our shareholders on important matters such as the compensation of the Corporation’s executive officers. We appreciate our shareholders’ past support and approval of compensation programs. Our longstanding compensation principles of supporting the business strategy, paying for performance, providing competitive compensation and aligning with shareholder interests remain unchanged.  For these reasons, the Board recommends that shareholders vote in favor of the following resolution:
RESOLVED, that the compensation of Washington Trust’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, the compensation tables and narrative discussion, be approved.
Recommendation:    The Board of Directors unanimously recommends that shareholders vote “FOR” this proposal.

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Other Information
Other Business
Management knows of no matters to be brought before the Annual Meeting other than those referred to in this Proxy Statement, but if any other business should properly come before the meeting, the persons named in the proxy intend to vote in accordance with their best judgment.

Expense of Solicitation of Proxies
The cost of solicitation of proxies, including the cost of reimbursing brokerage houses and other custodians, nominees or fiduciaries for forwarding proxies and Proxy Statements to their principals, will be borne by the Corporation. Solicitation may be made in person or by telephone or telegraph by officers or regular employees of the Corporation, who will not receive additional compensation, therefore.  In addition, we have retained Morrow Sodali LLC, 470 West Avenue, Stamford, CT 06902, to assist in the solicitation of proxies for a fee of $8,000 plus customary expenses.
REGARDLESS OF THE NUMBER OF SHARES YOU OWN,
YOUR VOTE IS IMPORTANT TO THE CORPORATION.

PLEASE COMPLETE, DATE AND SIGN AND PROMPTLY RETURN THE ENCLOSED PROXY CARD TODAY.  YOU MAY ALSO VOTE YOUR SHARES THROUGH THE INTERNET OR BY TELEPHONE.

Submitted by order of the Board of Directors,
Kristen L. DiSanto
Corporate Secretary

March 15, 2022

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EXHIBIT A

WASHINGTON TRUST BANCORP, INC.
2022 LONG TERM INCENTIVE PLAN

SECTION 1: GENERAL PURPOSE OF THE PLAN; DEFINITIONS
The name of the plan is the Washington Trust Bancorp, Inc. 2022 Long Term Incentive Plan (the “Plan”). The purpose of the Plan is to encourage and enable the officers, employees, Non-Employee Directors and other key persons (including Consultants) of Washington Trust Bancorp, Inc. (the “Corporation”) and its Affiliates upon whose judgment, initiative and efforts the Corporation largely depends for the successful conduct of its business to acquire a proprietary interest in the Corporation. It is anticipated that providing such persons with a direct stake in the Corporation’s welfare will assure a closer identification of their interests with those of the Corporation and its shareholders, thereby stimulating their efforts on the Corporation’s behalf and strengthening their desire to remain with the Corporation.
The following terms shall be defined as set forth below:
“Act” means the Securities Act of 1933, as amended, and the rules and regulations thereunder.
“Administrator” is defined in Section 2(a).
“Affiliate” means, at the time of determination, any “parent” or “subsidiary” of the Corporation as such terms are defined in Rule 405 of the Act. The Board will have the authority to determine the time or times at which “parent” or “subsidiary” status is determined within the foregoing definition.
“Award” or “Awards,” except where referring to a particular category of grant under the Plan, shall include Incentive Stock Options, Non-Qualified Stock Options, Stock Appreciation Rights, Restricted Stock Units, Restricted Stock Awards, Unrestricted Stock Awards, Cash-Based Awards, and Dividend Equivalent Rights.
“Award Certificate” means a written or electronic document setting forth the terms and provisions applicable to an Award granted under the Plan. Each Award Certificate is subject to the terms and conditions of the Plan.
“Board” means the Board of Directors of the Corporation.
“Cash-Based Award” means an Award entitling the grantee to receive a cash-denominated payment.
“Code” means the Internal Revenue Code of 1986, as amended, and any successor Code, and related rules, regulations and interpretations.
“Committee” means the Compensation and Human Resources Committee of the Board or such other committee of not less than three members of the Board appointed by the Board to administer the Plan, provided that members of such Committee must be “Non-Employee Directors” within the meaning of Rule 16b-3(b) promulgated under the Exchange Act.
“Consultant” means a consultant or adviser who provides bona fide services to the Corporation or an Affiliate as an independent contractor and who qualifies as a consultant or advisor under Instruction A.1.(a)(1) of Form S-8 under the Act.
“Dividend Equivalent Right” means an Award entitling the grantee to receive credits based on cash dividends that would have been paid on the shares of Stock specified in the Dividend Equivalent Right (or other Award to which it relates) if such shares had been issued to and held by the grantee.
“Effective Date” means the date on which the Plan becomes effective as set forth in Section 19.
“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

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“Fair Market Value” of the Stock on any given date means the fair market value of the Stock determined in good faith by the Administrator; provided, however, that if the Stock is listed on the National Association of Securities Dealers Automated Quotation System (“Nasdaq”), Nasdaq Global Market, The New York Stock Exchange or another national securities exchange or traded on any established market, the determination shall be made by reference to market quotations. If there are no market quotations for such date, the determination shall be made by reference to the last date preceding such date for which there are market quotations.
“Incentive Stock Option” means any Stock Option designated and qualified as an “incentive stock option” as defined in Section 422 of the Code.
“Minimum Vesting Period” means the one-year period following the date of grant of an Award.
“Incumbent Board” means individuals who, as of the Effective Date, constitute the Board.
“Non-Employee Director” means a member of the Board who is not also an employee of the Corporation or any Subsidiary.
“Non-Qualified Stock Option” means any Stock Option that is not an Incentive Stock Option.
“Option” or “Stock Option” means any option to purchase shares of Stock granted pursuant to Section 5.
“Outstanding Corporation Common Stock” means the then outstanding shares of common stock of the Corporation.
“Restricted Shares” means the shares of Stock underlying a Restricted Stock Award that remain subject to a risk of forfeiture or the Corporation’s right of repurchase.
“Restricted Stock Award” means an Award of Restricted Shares subject to such restrictions and conditions as the Administrator may determine at the time of grant.
“Restricted Stock Units” means an Award of stock units subject to such restrictions and conditions as the Administrator may determine at the time of grant.
“Sale Event” means (i) consummation by the Corporation of (A) a reorganization, merger or consolidation, in each case, with respect to which all or substantially all of the individuals and entities who were the beneficial owners of the Outstanding Corporation Common Stock immediately prior to such reorganization, merger or consolidation do not, following such reorganization, merger or consolidation, beneficially own, directly or indirectly, more than 40 percent of the then outstanding shares of common stock of the corporation resulting from such a reorganization, merger or consolidation; (B) a reorganization, merger or consolidation, in each case, (1) with respect to which all or substantially all of the individuals and entities who were the beneficial owners of the Outstanding Corporation Common Stock immediately prior to such reorganization, merger or consolidation, following such reorganization, merger or consolidation, beneficially own, directly or indirectly, more than 40 percent but less than 50 percent of the then outstanding shares of common stock of the corporation resulting from such a reorganization, merger or consolidation, (2) at least a majority of the directors then constituting the Incumbent Board do not approve the transaction and do not designate the transaction as not constituting a Sale Event, and (3) following the transaction members of the then Incumbent Board do not continue to comprise at least a majority of the Board; or (C) the sale or other disposition of all or substantially all of the assets of the Corporation, excluding a sale or other disposition of assets to a subsidiary of the Corporation; (ii) the acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act, of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20 percent or more of the Outstanding Corporation Common Stock; provided, however, that any acquisition by the Corporation or its subsidiaries, or any employee benefit plan (or related trust) of the Corporation or its subsidiaries of 20 percent or more of Outstanding Corporation Common Stock shall not constitute a Sale Event; and provided, further, that any acquisition by a corporation with respect to which, following such acquisition, more than 50 percent of the then outstanding shares of common stock of such corporation, is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners of the Outstanding Corporation Common Stock immediately prior to such acquisition in substantially the same proportion as their ownership, immediately prior to such acquisition, of the Outstanding Corporation

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Common Stock, shall not constitute a Sale Event; (iii) individuals who constitute the Incumbent Board cease for any reason to constitute at least a majority of the Board, provided that any individual becoming a director subsequent to the Effective Date whose election, or nomination for election by the Corporation’s shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office is in connection with either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Board; or (iv) consummation by The Washington Trust Company, of Westerly, the wholly-owned subsidiary of the Corporation, of a reorganization, merger or consolidation, in each case, with respect to which, following such reorganization, merger or consolidation, the Corporation does not beneficially own, directly or indirectly, more than 50 percent of the then outstanding shares of common stock of the corporation or bank resulting from such a reorganization, merger or consolidation. The decision as to whether a Sale Event of the Corporation has occurred shall be made by a majority of the Continuing Directors of the Corporation (as defined in the Restated Articles of Incorporation of the Corporation) and shall be conclusive and binding.
“Sale Price” means the value as determined by the Administrator of the consideration payable, or otherwise to be received by shareholders, per share of Stock pursuant to a Sale Event.
“Section 409A” means Section 409A of the Code and the regulations and other guidance promulgated thereunder.
“Service Relationship” means any relationship as an employee, director or Consultant of the Corporation or any Affiliate (e.g., a Service Relationship shall be deemed to continue without interruption in the event an individual’s status changes from full-time employee to part-time employee, Consultant or Non-Employee Director).
“Stock” means the Common Stock, par value $0.0625 per share, of the Corporation, subject to adjustments pursuant to Section 3.
“Stock Appreciation Right” means an Award entitling the grantee to receive shares of Stock (or cash, to the extent explicitly provided for in the applicable Award Certificate) having a value equal to the excess of the Fair Market Value of the Stock on the date of exercise over the exercise price of the Stock Appreciation Right multiplied by the number of shares of Stock with respect to which the Stock Appreciation Right shall have been exercised.
“Subsidiary” means any corporation or other entity (other than the Corporation) in which the Corporation has at least a 50 percent interest, either directly or indirectly.
“Ten Percent Owner” means an employee who owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than 10 percent of the combined voting power of all classes of stock of the Corporation or any parent or subsidiary corporation.
“Unrestricted Stock Award” means an Award of shares of Stock free of any restrictions.
SECTION 2: ADMINISTRATION OF PLAN; ADMINISTRATOR AUTHORITY TO SELECT GRANTEES AND DETERMINE AWARDS
a.Administration of Plan. The Plan shall be administered by either the Board or the Committee (in either case, the “Administrator”), provided that the amount, timing and terms of the grants of Awards to Non-Employee Directors and executive officers shall be determined by the Committee.
b.Powers of Administrator. The Administrator shall have the power and authority to grant Awards consistent with the terms of the Plan, including the power and authority:
i.to select the individuals to whom Awards may from time to time be granted;
ii.to determine the time or times of grant, and the extent, if any, of Incentive Stock Options, Non-Qualified Stock Options, Stock Appreciation Rights, Restricted Stock Awards, Restricted Stock Units, Unrestricted Stock Awards, Cash-Based Awards, and Dividend

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Equivalent Rights, or any combination of the foregoing, granted to any one or more grantees;
iii.to determine the number of shares of Stock to be covered by any Award;
iv.to determine and modify from time to time the terms and conditions, including restrictions, not inconsistent with the terms of the Plan, of any Award, which terms and conditions may differ among individual Awards and grantees, and to approve the forms of Award Certificates;
v.to accelerate at any time the exercisability or vesting of all or any portion of any Award;
vi.subject to the provisions of Section 5(c), to extend at any time the period in which Stock Options may be exercised;
vii.to determine at any time whether, to what extent, and under what circumstances distribution or the receipt of Stock and other amounts payable with respect to an Award shall be deferred either automatically or at the election of the grantee and whether and to what extent the Corporation shall pay or credit amounts constituting interest (at rates determined by the Administrator) or dividends or deemed dividends on such deferrals; and
viii.at any time to adopt, alter and repeal such rules, guidelines and practices for administration of the Plan and for its own acts and proceedings as it shall deem advisable; to interpret the terms and provisions of the Plan and any Award (including related written instruments); to make all determinations it deems advisable for the administration of the Plan; to decide all disputes arising in connection with the Plan; and to otherwise supervise the administration of the Plan.
All decisions and interpretations of the Administrator shall be binding on all persons, including the Corporation and Plan grantees.
c.Delegation of Authority to Grant Awards. Subject to applicable law, the Administrator, in its discretion, may delegate to a committee consisting of one or more officers of the Corporation (including the Chief Executive Officer of the Corporation) all or part of the Administrator’s authority and duties with respect to the granting of Awards to individuals who are (i) not subject to the reporting and other provisions of Section 16 of the Exchange Act and (ii) not members of the delegated committee. Any such delegation by the Administrator shall include a limitation as to the amount of Stock underlying Awards that may be granted during the period of the delegation and shall contain guidelines as to the determination of the exercise price and the vesting criteria. The Administrator may revoke or amend the terms of a delegation at any time but such action shall not invalidate any prior actions of the Administrator’s delegate or delegates that were consistent with the terms of the Plan.
d.Award Certificate. Awards under the Plan shall be evidenced by Award Certificates that set forth the terms, conditions and limitations for each Award which may include, without limitation, the term of an Award and the provisions applicable in the event employment or service terminates.
e.Indemnification. Neither the Board nor the Administrator, nor any member of either or any delegate thereof, shall be liable for any act, omission, interpretation, construction or determination made in good faith in connection with the Plan, and the members of the Board and the Administrator (and any delegate thereof) shall be entitled in all cases to indemnification and reimbursement by the Corporation in respect of any claim, loss, damage or expense (including, without limitation, reasonable attorneys’ fees) arising or resulting therefrom to the fullest extent permitted by law and/or under the Corporation’s articles or bylaws or any directors’ and officers’ liability insurance coverage which may be in effect from time to time and/or any indemnification agreement between such individual and the Corporation.
f.Minimum Vesting Period. The vesting period for each Award granted under the Plan (other than cash-based Awards) must be at least equal to the Minimum Vesting Period; provided, that the following Awards shall not be subject to the Minimum Vesting Period: any (i) substitute Awards

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granted in connection with awards that are assumed, converted or substituted pursuant to a merger, acquisition or similar transaction entered into by the Corporation or any of its Affiliates, (ii) Shares delivered in lieu of fully vested cash Awards, (iii) Awards to Non-Employee Directors that vest on earlier of the one-year anniversary of the date of grant and the next annual meeting of stockholders that is at least 50 weeks after the immediately preceding year’s annual meeting, and (iv) any additional Awards the Committee may grant, up to a maximum of 5 percent of the available share reserve authorized for issuance under the Plan pursuant to Section 3(a) (subject to adjustment under Section 3(b)); and, provided, further, that the foregoing restriction does not apply to the Committee’s discretion to provide for accelerated exercisability or vesting of any Award as set forth in Section 2(b)(v) above.
SECTION 3: STOCK ISSUABLE UNDER THE PLAN; MERGERS; SUBSTITUTION
a.Stock Issuable. The maximum number of shares of Stock reserved and available for issuance under the Plan shall be 600,000 shares, subject to adjustment as provided in this Section 3. For purposes of this limitation, the shares of Stock underlying any awards under the Plan and under the Corporation’s 2013 Stock Option and Incentive Plan (the “Prior Plan”) that are forfeited, canceled or otherwise terminated (other than by exercise) shall be added back to the shares of Stock available for issuance under the Plan and, to the extent permitted under Section 422 of the Code and the regulations promulgated thereunder, the shares of Stock that may be issued as Incentive Stock Options. Shares of Stock shall not be deemed to have been issued pursuant to the Plan (and shall again be available for issuance under the Plan) with respect to any portion of an Award (or, after the Effective Date, an award under the Prior Plan) that is settled in cash (other than in the case of Options or Stock Appreciation Rights, in which case shares of Stock having a Fair Market Value equal to the cash delivered shall be deemed issued pursuant to the Plan). Upon the exercise of a Stock Appreciation Right (or, after the Effective Date, exercise of a Stock Appreciation Right that was granted under the Prior Plan), the gross number of shares for which the Stock Appreciation Right is exercised shall be deemed issued and shall not again be available for issuance under the Plan. Any Shares that are withheld by the Company or tendered by a grantee (by either actual delivery or attestation) on or after the Effective Date (i) to pay the exercise price of an Option granted under the Plan or the Prior Plan or (ii) to satisfy tax withholding obligations associated with an Option or Stock Appreciation Right granted under the Plan or the Prior Plan, shall not become available again for grant under the Plan. Any Shares that were purchased by the Company on the open market on or after the Effective Date with the proceeds from the exercise of an Option granted under the Plan or the Prior Plan shall not become available for grant under the Plan. In the event that after the Effective Date, withholding tax liabilities arising in connection with an Award (other than an Option or Stock Appreciation Right) under this Plan or the Prior Plan are satisfied by the tendering of shares of Stock (either actually or by attestation) or by the withholding of shares by the Corporation, then in each such case (other than in the case of such shares tendered or withheld in connection with the exercise of Options or Stock Appreciation Rights) the shares of Stock so tendered or withheld shall be added to the shares available for grant under the Plan on a one-for-one basis. Subject to such overall limitations, shares of Stock may be issued up to such maximum number pursuant to any type or types of Award; provided, however, that no more than 600,000 shares of the Stock may be issued in the form of Incentive Stock Options. The shares available for issuance under the Plan may be authorized but unissued shares of Stock or shares of Stock reacquired by the Corporation. After the Effective Date of the Plan, no further awards shall be granted under the Corporation’s 2013 Stock Option and Incentive Plan.
b.Changes in Stock. Subject to Section 3(c) hereof, if, as a result of any reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other similar change in the Corporation’s capital stock, the outstanding shares of Stock are increased or decreased or are exchanged for a different number or kind of shares or other securities of the Corporation, or additional shares or new or different shares or other securities of the Corporation or other non-cash assets are distributed with respect to such shares of Stock or other securities, or, if, as a result of any merger or consolidation, sale of all or substantially all of the assets of the Corporation, the outstanding shares of Stock are converted into or exchanged for securities of the

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Corporation or any successor entity (or a parent or subsidiary thereof), the Administrator shall make an appropriate or proportionate adjustment in (i) the maximum number of shares reserved for issuance under the Plan, including the maximum number of shares that may be issued in the form of Incentive Stock Options, (ii) the number and kind of shares or other securities subject to any then outstanding Awards under the Plan, (iii) the repurchase price, if any, per share subject to each outstanding Restricted Stock Award, and (iv) the exercise price for each share subject to any then outstanding Stock Options and Stock Appreciation Rights under the Plan, without changing the aggregate exercise price (i.e., the exercise price multiplied by the number of shares subject to Stock Options and Stock Appreciation Rights) as to which such Stock Options and Stock Appreciation Rights remain exercisable. The Administrator shall also make equitable or proportionate adjustments in the number of shares subject to outstanding Awards and the exercise price and the terms of outstanding Awards to take into consideration cash dividends paid other than in the ordinary course or any other extraordinary corporate event. The adjustment by the Administrator shall be final, binding and conclusive. No fractional shares of Stock shall be issued under the Plan resulting from any such adjustment, but the Administrator in its discretion may make a cash payment in lieu of fractional shares.
c.Mergers and Other Transactions. In the case of and subject to the consummation of a Sale Event, the parties thereto may cause the assumption or continuation of Awards theretofore granted by the successor entity, or the substitution of such Awards with new Awards of the successor entity or parent thereof, with appropriate adjustment as to the number and kind of shares and, if appropriate, the per share exercise prices, as such parties shall agree. To the extent the parties to such Sale Event do not provide for the assumption, continuation or substitution of Awards, upon the effective time of the Sale Event, the Plan and all outstanding Awards granted hereunder shall terminate. In such case, except as may be otherwise provided in the relevant Award Certificate, all Options and Stock Appreciation Rights with time-based vesting conditions or restrictions that are not vested and/or exercisable immediately prior to the effective time of the Sale Event shall become fully vested and exercisable as of the effective time of the Sale Event, all other Awards with time-based vesting, conditions or restrictions shall become fully vested and nonforfeitable as of the effective time of the Sale Event, and all Awards with conditions and restrictions relating to the attainment of performance goals shall become earned and vested and the performance-based criteria shall be deemed achieved or fulfilled at the greater of (x) the actual performance achieved, or (y) the target level of performance applicable to the Award, but prorated based on the elapsed proportion of the performance period as of the Sale Event. In the event of such termination, (i) the Corporation shall have the option (in its sole discretion) to make or provide for a payment, in cash or in kind, to the grantees holding Options and Stock Appreciation Rights, in exchange for the cancellation thereof, in an amount equal to the difference between (A) the Sale Price multiplied by the number of shares of Stock subject to outstanding Options and Stock Appreciation Rights (to the extent then exercisable at prices not in excess of the Sale Price) and (B) the aggregate exercise price of all such outstanding Options and Stock Appreciation Rights (provided that, in the case of an Option or Stock Appreciation Right with an exercise price equal to or greater than the Sale Price, such Option or Stock Appreciation Right shall be cancelled for no consideration); or (ii) each grantee shall be permitted, within a specified period of time prior to the consummation of the Sale Event as determined by the Administrator, to exercise all outstanding Options and Stock Appreciation Rights (to the extent then exercisable) held by such grantee. The Corporation shall also have the option (in its sole discretion) to make or provide for a payment, in cash or in kind, to the grantees holding other Awards in an amount equal to the Sale Price multiplied by the number of vested shares of Stock under such Awards.
d.Substitute Awards. The Administrator may grant Awards under the Plan in substitution for stock and stock-based awards held by employees, directors or other key persons of another corporation in connection with the merger or consolidation of the employing corporation with the Corporation or an Affiliate, or the acquisition by the Corporation or an Affiliate of property or stock of the employing corporation. Notwithstanding anything herein to the contrary, the Administrator may direct that the substitute awards be granted on such terms and conditions as the Administrator considers

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appropriate under the circumstances. Any substitute Awards granted under the Plan shall not count against the share limitation set forth in Section 3(a).
e.Maximum Awards to Non-Employee Directors. Notwithstanding anything to the contrary in this Plan, the value of all Awards awarded under this Plan and all other cash compensation paid by the Corporation to any Non-Employee Director in any calendar year shall not exceed $400,000. For the purpose of this limitation, the value of any Award shall be its grant date fair value, as determined in accordance with ASC 718 or successor provision but excluding the impact of estimated forfeitures related to service-based vesting provisions.
SECTION 4: ELIGIBILITY
Grantees under the Plan will be such full or part-time officers or employees, Non-Employee Directors or Consultants of the Corporation and its Affiliates as are selected from time to time by the Administrator in its sole discretion; provided that Awards may not be granted to employees, Non-Employee Directors or Consultants who are providing services only to any “parent” of the Corporation, as such term is defined in Rule 405 of the Act, unless (i) the stock underlying the Awards is treated as “service recipient stock” under Section 409A or (ii) the Corporation has determined that such Awards are exempt from or otherwise comply with Section 409A.
SECTION 5: STOCK OPTIONS
a.Award of Stock Options. The Administrator may grant Stock Options under the Plan. Any Stock Option granted under the Plan shall be in such form as the Administrator may from time to time approve.
Stock Options granted under the Plan may be either Incentive Stock Options or Non-Qualified Stock Options. Incentive Stock Options may be granted only to employees of the Corporation or any Subsidiary that is a “subsidiary corporation” within the meaning of Section 424(f) of the Code. To the extent that any Option does not qualify as an Incentive Stock Option, it shall be deemed a Non-Qualified Stock Option.
Stock Options granted pursuant to this Section 5 shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Administrator shall deem desirable. If the Administrator so determines, Stock Options may be granted in lieu of cash compensation at the optionee’s election, subject to such terms and conditions as the Administrator may establish.
b.Exercise Price. The exercise price per share for the Stock covered by a Stock Option granted pursuant to this Section 5 shall be determined by the Administrator at the time of grant but shall not be less than 100 percent of the Fair Market Value on the date of grant. In the case of an Incentive Stock Option that is granted to a Ten Percent Owner, the exercise price of such Incentive Stock Option shall be not less than 110 percent of the Fair Market Value on the grant date. Notwithstanding the foregoing, Stock Options may be granted with an exercise price per share that is less than 100 percent of the Fair Market Value on the date of grant (i) pursuant to a transaction described in, and in a manner consistent with, Section 424(a) of the Code, (ii) to individuals who are not subject to U.S. income tax on the date of grant or (iii) if the Stock Option is otherwise compliant with Section 409A.
c.Option Term. The term of each Stock Option shall be fixed by the Administrator, but no Stock Option shall be exercisable more than ten years after the date the Stock Option is granted. In the case of an Incentive Stock Option that is granted to a Ten Percent Owner, the term of such Stock Option shall be no more than five years from the date of grant.
d.Exercisability; Rights of a Shareholder. Stock Options shall become exercisable at such time or times, whether or not in installments, as shall be determined by the Administrator at or after the grant date. The Administrator may at any time accelerate the exercisability of all or any portion of any Stock Option. An optionee shall have the rights of a shareholder only as to shares acquired upon the exercise of a Stock Option and not as to unexercised Stock Options.

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e.Method of Exercise. Stock Options may be exercised in whole or in part, by giving written or electronic notice of exercise to the Corporation, specifying the number of shares to be purchased. Payment of the purchase price may be made by one or more of the following methods except to the extent otherwise provided in the Award Certificate:
i.In cash, by certified or bank check or other instrument acceptable to the Administrator;
ii.Through the delivery (or attestation to the ownership following such procedures as the Corporation may prescribe) of shares of Stock that are not then subject to restrictions under any Corporation plan. Such surrendered shares shall be valued at Fair Market Value on the exercise date;
iii.By the optionee delivering to the Corporation a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Corporation cash or a check payable and acceptable to the Corporation for the purchase price; provided that in the event the optionee chooses to pay the purchase price as so provided, the optionee and the broker shall comply with such procedures and enter into such agreements of indemnity and other agreements as the Corporation shall prescribe as a condition of such payment procedure; or
iv.With respect to Stock Options that are not Incentive Stock Options, by a “net exercise” arrangement pursuant to which the Corporation will reduce the number of shares of Stock issuable upon exercise by the largest whole number of shares with a Fair Market Value that does not exceed the aggregate exercise price.
Payment instruments will be received subject to collection. The transfer to the optionee on the records of the Corporation or of the transfer agent of the shares of Stock to be purchased pursuant to the exercise of a Stock Option will be contingent upon receipt from the optionee (or a purchaser acting in his stead in accordance with the provisions of the Stock Option) by the Corporation of the full purchase price for such shares and the fulfillment of any other requirements contained in the Award Certificate or applicable provisions of laws (including the satisfaction of any withholding taxes that the Corporation is obligated to withhold with respect to the optionee). In the event an optionee chooses to pay the purchase price by previously-owned shares of Stock through the attestation method, the number of shares of Stock transferred to the optionee upon the exercise of the Stock Option shall be net of the number of attested shares. In the event that the Corporation establishes, for itself or using the services of a third party, an automated system for the exercise of Stock Options, such as a system using an internet website or interactive voice response, then the paperless exercise of Stock Options may be permitted through the use of such an automated system.
f.Annual Limit on Incentive Stock Options. To the extent required for “incentive stock option” treatment under Section 422 of the Code, the aggregate Fair Market Value (determined as of the time of grant) of the shares of Stock with respect to which Incentive Stock Options granted under this Plan and any other plan of the Corporation or its parent and subsidiary corporations become exercisable for the first time by an optionee during any calendar year shall not exceed $100,000. To the extent that any Stock Option exceeds this limit, it shall constitute a Non-Qualified Stock Option.
SECTION 6: STOCK APPRECIATION RIGHTS
a.Award of Stock Appreciation Rights. The Administrator may grant Stock Appreciation Rights under the Plan. A Stock Appreciation Right is an Award entitling the grantee to receive shares of Stock (or cash, to the extent explicitly provided for in the applicable Award Certificate) having a value equal to the excess of the Fair Market Value of a share of Stock on the date of exercise over the exercise price of the Stock Appreciation Right multiplied by the number of shares of Stock with respect to which the Stock Appreciation Right shall have been exercised.
b.Exercise Price of Stock Appreciation Rights. The exercise price of a Stock Appreciation Right shall not be less than 100 percent of the Fair Market Value of the Stock on the date of grant.

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Notwithstanding the foregoing, Stock Appreciation Rights may be granted with an exercise price per share that is less than 100 percent of the Fair Market Value on the date of grant (i) pursuant to a transaction described in, and in a manner consistent with, Section 424(a) of the Code, (ii) to individuals who are not subject to U.S. income tax on the date of grant or (iii) if the Stock Appreciation Right is otherwise compliant with Section 409A
c.Grant and Exercise of Stock Appreciation Rights. Stock Appreciation Rights may be granted by the Administrator independently of any Stock Option granted pursuant to Section 5 of the Plan.
d.Terms and Conditions of Stock Appreciation Rights. Stock Appreciation Rights shall be subject to such terms and conditions as shall be determined on the date of grant by the Administrator. The term of a Stock Appreciation Right may not exceed ten years. The terms and conditions of each such Award shall be determined by the Administrator, and such terms and conditions may differ among individual Awards and grantees.
SECTION 7: RESTRICTED STOCK AWARDS
a.Nature of Restricted Stock Awards. The Administrator may grant Restricted Stock Awards under the Plan. A Restricted Stock Award is any Award of Restricted Shares subject to such restrictions and conditions as the Administrator may determine at the time of grant. Conditions may be based on continuing employment (or other Service Relationship) and/or achievement of pre-established performance goals and objectives.
b.Rights as a Shareholder. Upon the grant of the Restricted Stock Award and payment of any applicable purchase price, a grantee shall have the rights of a shareholder with respect to the voting of the Restricted Shares and receipt of dividends; provided that any dividends paid by the Corporation with respect to any unvested Restricted Shares shall accrue and shall not be paid to the grantee unless and until such Restricted Shares vest and if any such Restricted Shares are forfeited, the grantee shall have no rights to any such accrued dividends. Unless the Administrator shall otherwise determine, (i) uncertificated Restricted Shares shall be accompanied by a notation on the records of the Corporation or the transfer agent to the effect that they are subject to forfeiture until such Restricted Shares are vested as provided in Section 7(d) below, and (ii) certificated Restricted Shares shall remain in the possession of the Corporation until such Restricted Shares are vested as provided in Section 7(d) below, and the grantee shall be required, as a condition of the grant, to deliver to the Corporation such instruments of transfer as the Administrator may prescribe.
c.Restrictions. Restricted Shares may not be sold, assigned, transferred, pledged or otherwise encumbered or disposed of except as specifically provided herein or in the Restricted Stock Award Certificate. Except as may otherwise be provided by the Administrator either in the Award Certificate or, subject to Section 16 below, in writing after the Award is issued, if a grantee’s employment (or other Service Relationship) with the Corporation and its Subsidiaries terminates for any reason, any Restricted Shares that have not vested at the time of termination shall automatically and without any requirement of notice to such grantee from or other action by or on behalf of, the Corporation be deemed to have been reacquired by the Corporation at its original purchase price (if any) from such grantee or such grantee’s legal representative simultaneously with such termination of employment (or other Service Relationship), and thereafter shall cease to represent any ownership of the Corporation by the grantee or rights of the grantee as a shareholder. Following such deemed reacquisition of Restricted Shares that are represented by physical certificates, a grantee shall surrender such certificates to the Corporation upon request without consideration.
d.Vesting of Restricted Shares. The Administrator at the time of grant shall specify the date or dates and/or the attainment of pre-established performance goals, objectives and other conditions on which the non-transferability of the Restricted Shares and the Corporation’s right of repurchase or forfeiture shall lapse. Subsequent to such date or dates and/or the attainment of such pre-established performance goals, objectives and other conditions, the shares on which all restrictions have lapsed shall no longer be Restricted Shares and shall be deemed “vested.”

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SECTION 8: RESTRICTED STOCK UNITS
a.Nature of Restricted Stock Units. The Administrator may grant Restricted Stock Units under the Plan. A Restricted Stock Unit is an Award of stock units that may be settled in shares of Stock (or cash, to the extent explicitly provided for in the Award Certificate) upon the satisfaction of such restrictions and conditions at the time of grant. Conditions may be based on continuing employment (or other Service Relationship) and/or achievement of pre-established performance goals and objectives. The terms and conditions of each such Award shall be determined by the Administrator, and such terms and conditions may differ among individual Awards and grantees. Except in the case of Restricted Stock Units with a deferred settlement date that complies with Section 409A, at the end of the vesting period, the Restricted Stock Units, to the extent vested, shall be settled in the form of shares of Stock. Restricted Stock Units with deferred settlement dates are subject to Section 409A and shall contain such additional terms and conditions as the Administrator shall determine in its sole discretion in order to comply with the requirements of Section 409A.
b.Election to Receive Restricted Stock Units in Lieu of Compensation. The Administrator may, in its sole discretion, permit a grantee to elect to receive a portion of future cash compensation otherwise due to such grantee in the form of an award of Restricted Stock Units. Any such election shall be made in writing and shall be delivered to the Corporation no later than the date specified by the Administrator and in accordance with Section 409A and such other rules and procedures established by the Administrator. Any such future cash compensation that the grantee elects to defer shall be converted to a fixed number of Restricted Stock Units based on the Fair Market Value of Stock on the date the compensation would otherwise have been paid to the grantee if such payment had not been deferred as provided herein. The Administrator shall have the sole right to determine whether and under what circumstances to permit such elections and to impose such limitations and other terms and conditions thereon as the Administrator deems appropriate. Any Restricted Stock Units that are elected to be received in lieu of cash compensation shall be fully vested, unless otherwise provided in the Award Certificate.
c.Rights as a Shareholder. A grantee shall have the rights as a shareholder only as to shares of Stock acquired by the grantee upon settlement of the Restricted Stock Units by the issuance of shares of Stock upon the satisfaction of the applicable restrictions and conditions set forth at the time of grant; provided, however, that the grantee may be credited with Dividend Equivalent Rights with respect to the stock units underlying his Restricted Stock Units, subject to the provisions of Section 11 and such terms and conditions as the Administrator may determine.
d.Termination. Except as may otherwise be provided by the Administrator either in the Award Certificate or, subject to Section 16 below, in writing after the Award is issued, a grantee’s right in all Restricted Stock Units that have not vested shall automatically terminate upon the grantee’s termination of employment (or cessation of Service Relationship) with the Corporation and its Subsidiaries for any reason.
SECTION 9: UNRESTRICTED STOCK AWARDS
Grant or Sale of Unrestricted Stock. The Administrator may grant (or sell at par value or such higher purchase price determined by the Administrator) an Unrestricted Stock Award under the Plan. An Unrestricted Stock Award is an Award pursuant to which the grantee may receive shares of Stock free of any restrictions under the Plan. Unrestricted Stock Awards may be granted in respect of past services or other valid consideration, or in lieu of cash compensation due to such grantee.
SECTION 10: CASH-BASED AWARDS
Grant of Cash-Based Awards. The Administrator may grant Cash-Based Awards under the Plan. A Cash-Based Award is an Award that entitles the grantee to a payment in cash upon the attainment of specified performance goals. The Administrator shall determine the maximum duration of the Cash-Based Award, the amount of cash to which the Cash-Based Award pertains, the conditions upon which the Cash-Based Award shall become vested or payable, and such other provisions as the Administrator shall determine. Each Cash-Based Award shall specify a cash-denominated payment amount, formula or

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payment ranges as determined by the Administrator. Payment, if any, with respect to a Cash-Based Award shall be made in accordance with the terms of the Award and may be made in cash.
SECTION 11: DIVIDEND EQUIVALENT RIGHTS
a.Dividend Equivalent Rights. The Administrator may grant Dividend Equivalent Rights under the Plan. A Dividend Equivalent Right is an Award entitling the grantee to receive credits based on cash dividends that would have been paid on the shares of Stock specified in the Dividend Equivalent Right (or other Award to which it relates) if such shares had been issued to the grantee. A Dividend Equivalent Right may be granted hereunder to any grantee as a component of an award of Restricted Stock Units or as a freestanding award. The terms and conditions of Dividend Equivalent Rights shall be specified in the Award Certificate. Dividend equivalents credited to the holder of a Dividend Equivalent Right may accrue or may be deemed to be reinvested in additional shares of Stock, which may thereafter accrue additional equivalents. Any such reinvestment shall be at Fair Market Value on the date of reinvestment or such other price as may then apply under a dividend reinvestment plan sponsored by the Corporation, if any. Dividend Equivalent Rights may be settled in cash or shares of Stock or a combination thereof, in a single installment or installments, but only upon vesting of the Dividend Equivalent Right (or other Award to which it relates). A Dividend Equivalent Right granted as a component of an Award of Restricted Stock Units shall provide that such Dividend Equivalent Right shall be settled only upon vesting of such other Award, and that such Dividend Equivalent Right shall expire or be forfeited or annulled under the same conditions as such other Award. In no event shall a Dividend Equivalent Right be granted as a component of a Stock Option or Stock Appreciation Right.
b.Termination. Except as may otherwise be provided by the Administrator either in the Award Certificate or, subject to Section 16 below, in writing after the Award is issued, a grantee’s rights in all Dividend Equivalent Rights shall automatically terminate upon the grantee’s termination of employment (or cessation of Service Relationship) with the Corporation and its Subsidiaries for any reason.
c.No Dividends or Dividend Equivalent Rights on Unvested Awards. Notwithstanding anything herein to the contrary, in no event shall any dividends or Dividend Equivalent Rights be paid with respect to an Award while an Award is unvested (provided that, for the avoidance of doubt, such dividends or Dividend Equivalent Rights may accrue with respect to an unvested Award but shall only be paid upon the vesting of the related Award.
SECTION 12: TRANSFERABILITY OF AWARDS
a.Transferability. Except as provided in Section 12(b) below, during a grantee’s lifetime, his or her Awards shall be exercisable only by the grantee, or by the grantee’s legal representative or guardian in the event of the grantee’s incapacity. No Awards shall be sold, assigned, transferred or otherwise encumbered or disposed of by a grantee other than by will or by the laws of descent and distribution or pursuant to a domestic relations order. No Awards shall be subject, in whole or in part, to attachment, execution, or levy of any kind, and any purported transfer in violation hereof shall be null and void.
b.Administrator Action. Notwithstanding Section 12(a), the Administrator, in its discretion, may provide either in the Award Certificate regarding a given Award or by subsequent written approval that the grantee (who is an employee or director) may transfer his or her Non-Qualified Stock Options to his or her immediate family members, to trusts for the benefit of such family members, or to partnerships in which such family members are the only partners, provided that the transferee agrees in writing with the Corporation to be bound by all of the terms and conditions of this Plan and the applicable Award. In no event may an Award be transferred by a grantee for value.
c.Family Member. For purposes of Section 12(b), “family member” shall mean a grantee’s child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any person sharing the grantee’s household (other than a tenant of

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the grantee), a trust in which these persons (or the grantee) have more than 50 percent of the beneficial interest, a foundation in which these persons (or the grantee) control the management of assets, and any other entity in which these persons (or the grantee) own more than 50 percent of the voting interests.
d.Designation of Beneficiary. To the extent permitted by the Corporation, each grantee to whom an Award has been made under the Plan may designate a beneficiary or beneficiaries to exercise any Award or receive any payment under any Award payable on or after the grantee’s death. Any such designation shall be on a form provided for that purpose by the Administrator and shall not be effective until received by the Administrator. If no beneficiary has been designated by a deceased grantee, or if the designated beneficiaries have predeceased the grantee, the beneficiary shall be the grantee’s estate.
SECTION 13: TAX WITHHOLDING
a.Payment by Grantee. Each grantee shall, no later than the date as of which the value of an Award or of any Stock or other amounts received thereunder first becomes includable in the gross income of the grantee for Federal income tax purposes, pay to the Corporation, or make arrangements satisfactory to the Administrator regarding payment of, any Federal, state, or local taxes of any kind required by law to be withheld by the Corporation with respect to such income. The Corporation and its Subsidiaries shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the grantee. The Corporation’s obligation to deliver evidence of book entry (or stock certificates) to any grantee is subject to and conditioned on tax withholding obligations being satisfied by the grantee.
b.Payment in Stock. The Administrator may require the Corporation’s tax withholding obligation to be satisfied, in whole or in part, by the Corporation withholding from shares of Stock to be issued pursuant to any Award a number of shares with an aggregate Fair Market Value (as of the date the withholding is effected) that would satisfy the withholding amount due; provided, however, that the amount withheld does not exceed the maximum statutory tax rate or such lesser amount as is necessary to avoid liability accounting treatment. For purposes of share withholding, the Fair Market Value of withheld shares shall be determined in the same manner as the value of Stock includible in income of the grantees. The Administrator may also require the Corporation’s tax withholding obligation to be satisfied, in whole or in part, by an arrangement whereby a certain number of shares of Stock issued pursuant to any Award are immediately sold and proceeds from such sale are remitted to the Corporation in an amount that would satisfy the withholding amount due.
SECTION 14: SECTION 409A AWARDS
Awards are intended to be exempt from Section 409A to the greatest extent possible and to otherwise comply with Section 409A. The Plan and all Awards shall be interpreted in accordance with such intent. To the extent that any Award is determined to constitute “nonqualified deferred compensation” within the meaning of Section 409A (a “409A Award”), the Award shall be subject to such additional rules and requirements as specified by the Administrator from time to time in order to comply with Section 409A. In this regard, if any amount under a 409A Award is payable upon a “separation from service” (within the meaning of Section 409A) to a grantee who is then considered a “specified employee” (within the meaning of Section 409A), then no such payment shall be made prior to the date that is the earlier of (i) six months and one day after the grantee’s separation from service, or (ii) the grantee’s death, but only to the extent such delay is necessary to prevent such payment from being subject to interest, penalties and/or additional tax imposed pursuant to Section 409A. Further, the settlement of any 409A Award may not be accelerated except to the extent permitted by Section 409A.
SECTION 15: TERMINATION OF SERVICE RELATIONSHIP, TRANSFER, LEAVE OF ABSENCE, ETC.
a.Termination of Service Relationship. If the grantee’s Service Relationship is with an Affiliate and such Affiliate ceases to be an Affiliate, the grantee shall be deemed to have terminated his or her Service Relationship for purposes of the Plan.

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b.For purposes of the Plan, the following events shall not be deemed a termination of a Service Relationship:
i.a transfer to the employment of the Corporation from an Affiliate or from the Corporation to an Affiliate, or from one Affiliate to another; or
ii.an approved leave of absence for military service or sickness, or for any other purpose approved by the Corporation, if the employee’s right to re-employment is guaranteed either by a statute or by contract or under the policy pursuant to which the leave of absence was granted or if the Administrator otherwise so provides in writing.
SECTION 16: AMENDMENTS AND TERMINATION
The Board may, at any time, amend or discontinue the Plan and the Administrator may, at any time, amend or cancel any outstanding Award for the purpose of satisfying changes in law or for any other lawful purpose, but no such action shall materially and adversely affect rights under any outstanding Award without the holder’s consent. Except as provided in Section 3(b) or 3(c), without prior shareholder approval, in no event may the Administrator (a) exercise its discretion to reduce the exercise price of outstanding Stock Options or Stock Appreciation Rights, (b) cancel a Stock Option or Stock Appreciation Right at a time when the exercise price per share exceeds the Fair Market Value of one share of Stock in exchange for cash or another Award, or (c) take any other action with respect to a Stock Option or Stock Appreciation Right that would be treated as a repricing under the rules and regulations of the principal U.S. national securities exchange on which the Stock is listed. To the extent required under the rules of any securities exchange or market system on which the Stock is listed, to the extent determined by the Administrator to be required by the Code to ensure that Incentive Stock Options granted under the Plan are qualified under Section 422 of the Code, Plan amendments shall be subject to approval by Corporation shareholders. Nothing in this Section 16 shall limit the Administrator’s authority to take any action permitted pursuant to Section 3(b) or 3(c).
SECTION 17: STATUS OF PLAN
With respect to the portion of any Award that has not been exercised and any payments in cash, Stock or other consideration not received by a grantee, a grantee shall have no rights greater than those of a general creditor of the Corporation unless the Administrator shall otherwise expressly determine in connection with any Award or Awards. In its sole discretion, the Administrator may authorize the creation of trusts or other arrangements to meet the Corporation’s obligations to deliver Stock or make payments with respect to Awards hereunder, provided that the existence of such trusts or other arrangements is consistent with the foregoing sentence.
SECTION 18: GENERAL PROVISIONS
a.No Distribution. The Administrator may require each person acquiring Stock pursuant to an Award to represent to and agree with the Corporation in writing that such person is acquiring the shares without a view to distribution thereof.
b.Issuance of Stock. To the extent certificated, stock certificates to grantees under this Plan shall be deemed delivered for all purposes when the Corporation or a stock transfer agent of the Corporation shall have mailed such certificates in the United States mail, addressed to the grantee, at the grantee’s last known address on file with the Corporation. Uncertificated Stock shall be deemed delivered for all purposes when the Corporation or a Stock transfer agent of the Corporation shall have given to the grantee by electronic mail (with proof of receipt) or by United States mail, addressed to the grantee, at the grantee’s last known address on file with the Corporation, notice of issuance and recorded the issuance in its records (which may include electronic “book entry” records). Notwithstanding anything herein to the contrary, the Corporation shall not be required to issue or deliver any evidence of book entry or certificates evidencing shares of Stock pursuant to the exercise or settlement of any Award, unless and until the Administrator has determined, with advice of counsel (to the extent the Administrator deems such advice necessary or advisable), that the issuance and delivery is in compliance with all applicable laws, regulations of governmental authorities and, if applicable, the requirements of any exchange on which the shares

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of Stock are listed, quoted or traded. Any Stock issued pursuant to the Plan shall be subject to any stop-transfer orders and other restrictions as the Administrator deems necessary or advisable to comply with federal, state or foreign jurisdiction, securities or other laws, rules and quotation system on which the Stock is listed, quoted or traded. The Administrator may place legends on any Stock certificate or notations on any book entry to reference restrictions applicable to the Stock. In addition to the terms and conditions provided herein, the Administrator may require that an individual make such reasonable covenants, agreements, and representations as the Administrator, in its discretion, deems necessary or advisable in order to comply with any such laws, regulations, or requirements. The Administrator shall have the right to require any individual to comply with any timing or other restrictions with respect to the settlement or exercise of any Award, including a window-period limitation, as may be imposed in the discretion of the Administrator.
c.Shareholder Rights. Until Stock is deemed delivered in accordance with Section 18(b), no right to vote or receive dividends or any other rights of a shareholder will exist with respect to shares of Stock to be issued in connection with an Award, notwithstanding the exercise of a Stock Option or any other action by the grantee with respect to an Award.
d.Other Compensation Arrangements; No Employment Rights. Nothing contained in this Plan shall prevent the Board from adopting other or additional compensation arrangements, including trusts, and such arrangements may be either generally applicable or applicable only in specific cases. The adoption of this Plan and the grant of Awards do not confer upon any employee any right to continued employment with the Corporation or any Subsidiary.
e.Trading Policy Restrictions. Option exercises and other Awards under the Plan shall be subject to the Corporation’s insider trading policies and procedures, as in effect from time to time.
f.Clawback Policy. Awards under the Plan shall be subject to the Corporation’s Incentive Compensation Clawback and Forfeiture Policy, or such other clawback policy of the Corporation as may be in effect from time to time.
SECTION 19: EFFECTIVE DATE OF PLAN
This Plan shall become effective upon shareholder approval in accordance with applicable state law, the Corporation’s bylaws and articles of incorporation, and applicable stock exchange rules. No grants of Stock Options and other Awards may be made hereunder after the tenth anniversary of the Effective Date and no grants of Incentive Stock Options may be made hereunder after the tenth anniversary of the date the Plan is approved by the Board.
SECTION 20: GOVERNING LAW
This Plan and all Awards and actions taken thereunder shall be governed by, and construed in accordance with, the laws of the State of Rhode Island, applied without regard to conflict of law principles.

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WASHINGTON TRUST BANCORP, INC.

23 BROAD STREET
WESTERLY, RI 02891

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information until 11:59 p.m. ET on April 25, 2022. Have your proxy card available when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/WASH2022**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

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Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

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If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and be sure to click "Sign up for E-delivery".

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D67267-P67923

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

WASHINGTON TRUST BANCORP, INC.

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. The election of five directors, nominated by the Board of Directors, each to serve for a three-year term and until their successors are duly elected and qualified:	▢	▢	▢

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Steven J. Crandall
02) Joseph P. Gencarella, CPA
03) Edward O. Handy III
04) Kathleen E. McKeough
05) John T. Ruggieri

The Board of Directors recommends you vote FOR proposals 2, 3 and 4.

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Form 10-K and Proxy Statement are available at www.proxyvote.com.

D67268-P67923

WASHINGTON TRUST BANCORP, INC.
Annual Meeting of Shareholders
April 26, 2022 11:00 a.m. ET
This proxy is solicited by the Board of Directors

The shareholder(s) hereby appoint(s) Edward O. Handy III and Kathleen E. McKeough or either of them, as proxies, each with the power to appoint his/her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of WASHINGTON TRUST BANCORP, INC. that the shareholder(s) is/are entitled to vote at the Annual Meeting of Shareholders to be held at 11:00 a.m. ET on April 26, 2022, virtually at www.virtualshareholdermeeting.com/WASH2022, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side